                                                              Exhibit 99.(b)(i)

                 U.S.$300,000,000 SENIOR FLOATING RATE NOTES DUE 2002


                               NOTE PURCHASE AGREEMENT

                                        among

                               SUPERCANAL HOLDING S.A.,

                                         and

                             VARIOUS SUBSIDIARIES THAT ARE
                             OR MAY BECOME PARTY HERETO,
                                     as Issuers,

                                         and

                           VARIOUS FINANCIAL INSTITUTIONS,
                                    as Purchasers,

                         ING BARING (U.S.) SECURITIES, INC.,
                                     as Arranger,

                        ING BARING (U.S.) CAPITAL CORPORATION,
                       as Administrative and Collateral Agent,

                                         and

                                THE BANK OF NEW YORK,
                                     as Registrar



                          __________________________________


                            Dated as of November 12, 1997

                          __________________________________

                                  TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Section 1.    Definitions and Principles of Construction . . . . . . . . .   1

     1.1           Defined Terms . . . . . . . . . . . . . . . . . . . . .   1
     1.2           Principles of Construction. . . . . . . . . . . . . . .  18

Section 2.    Sale and Purchase of Notes.. . . . . . . . . . . . . . . . .  19

     2.1           Authorization; Form of Notes; Evidence of Obligations .  19
     2.2           Commitment; Notice of Funding
     2.3           Closings. . . . . . . . . . . . . . . . . . . . . . . .  20
     2.4           Amount of Each Funding. . . . . . . . . . . . . . . . .  22
     2.5           Interest. . . . . . . . . . . . . . . . . . . . . . . .  23
     2.6           Increased Costs, Illegality, etc. . . . . . . . . . . .  24
     2.7           Compensation. . . . . . . . . . . . . . . . . . . . . .  25


Section 3.    Commitment Fee; Additional Fees; Reduction of Total
                Commitment . . . . . . . . . . . . . . . . . . . . . . . .  26

     3.1           Commitment Fee. . . . . . . . . . . . . . . . . . . . .  26
     3.2           Additional Fees . . . . . . . . . . . . . . . . . . . .  26
     3.3           Reduction of Total Commitment . . . . . . . . . . . . .  26
     3.4           Voluntary Termination of Unutilized Total Commitment. .  26

Section 4.    Prepayments; Scheduled Repayments; Payments. . . . . . . . .  27

     4.1           Voluntary Prepayments . . . . . . . . . . . . . . . . .  27
     4.2           Scheduled Repayments. . . . . . . . . . . . . . . . . .  27
     4.3           Mandatory Prepayments . . . . . . . . . . . . . . . . .  28
     4.4           Method and Place of Payment . . . . . . . . . . . . . .  29
     4.5           Net Payments. . . . . . . . . . . . . . . . . . . . . .  29

Section 5.    Conditions Precedent . . . . . . . . . . . . . . . . . . . .  30

     5.1           Conditions Precedent to the Initial Funding . . . . . .  30
     5.2           Conditions Precedent to Subsequent Fundings . . . . . .  35
     5.3           Conditions Precedent Relating to Acquisitions . . . . .  36
     5.4           Satisfaction of Conditions; Representation. . . . . . .  40

Section 6.    Representations, Warranties and Agreements . . . . . . . . .  40

     6.1           Legal Status. . . . . . . . . . . . . . . . . . . . . .  40
     6.2           Power and Authority . . . . . . . . . . . . . . . . . .  41
     6.3           No Immunity . . . . . . . . . . . . . . . . . . . . . .  41
     6.4           No Violation. . . . . . . . . . . . . . . . . . . . . .  41
     6.5           Governmental Approvals. . . . . . . . . . . . . . . . .  41

                                         (i)

     6.6           Litigation. . . . . . . . . . . . . . . . . . . . . . .  42
     6.7           Financial Statements; Projections; No Material Adverse
                     Change. . . . . . . . . . . . . . . . . . . . . . . .  42
     6.8           Existing Indebtedness . . . . . . . . . . . . . . . . .  43
     6.9           Use of Proceeds . . . . . . . . . . . . . . . . . . . .  43
     6.10          Properties. . . . . . . . . . . . . . . . . . . . . . .  43
     6.11          License . . . . . . . . . . . . . . . . . . . . . . . .  44
     6.12          Patents, Licenses, Franchises and Formulas. . . . . . .  44
     6.13          True and Complete Disclosure. . . . . . . . . . . . . .  44
     6.14          Tax Returns and Payments. . . . . . . . . . . . . . . .  44
     6.15          Employee Benefit Plans. . . . . . . . . . . . . . . . .  44
     6.16          Capitalization. . . . . . . . . . . . . . . . . . . . .  45
     6.17          Subsidiaries and Acquisition Subsidiaries . . . . . . .  45
     6.18          Compliance with Statutes, etc.. . . . . . . . . . . . .  46
     6.19          Labor Relations . . . . . . . . . . . . . . . . . . . .  46
     6.20          Pledge Agreements . . . . . . . . . . . . . . . . . . .  46
     6.21          Guaranty Trust Agreements . . . . . . . . . . . . . . .  47
     6.22          Establishment of Liens. . . . . . . . . . . . . . . . .  47
     6.23          Availability and Transfer of Foreign Currency . . . . .  47
     6.24          Fees and Enforcement. . . . . . . . . . . . . . . . . .  47
     6.25          Withholding and Value-Added Taxes . . . . . . . . . . .  48
     6.26          The Acquisitions. . . . . . . . . . . . . . . . . . . .  48
     6.27          Investment Company Act. . . . . . . . . . . . . . . . .  49
     6.28          Public Utility Holding Company Act. . . . . . . . . . .  49
     6.29          Securities Laws Representations . . . . . . . . . . . .  49

Section 7.    Affirmative Covenants. . . . . . . . . . . . . . . . . . . .  49

     7.1           Information Covenants . . . . . . . . . . . . . . . . .  49
     7.2           Books, Records and Inspections; Accounting Matters;
                     Provision of Certain Financial Statements . . . . . .  52
     7.3           Compliance with Statutes, etc.. . . . . . . . . . . . .  52
     7.4           Performance of Obligations. . . . . . . . . . . . . . .  52
     7.5           Taxes . . . . . . . . . . . . . . . . . . . . . . . . .  52
     7.6           Corporate Franchises. . . . . . . . . . . . . . . . . .  52
     7.7           Compliance with License . . . . . . . . . . . . . . . .  53
     7.8           Further Assurances. . . . . . . . . . . . . . . . . . .  53
     7.9           Maintenance of Property; Insurance. . . . . . . . . . .  54
     7.10          Fiscal Years. . . . . . . . . . . . . . . . . . . . . .  54
     7.11          COMFER Approvals. . . . . . . . . . . . . . . . . . . .  54
     7.12          Notices under Guaranty Trust Agreements . . . . . . . .  55
     7.13          Additional Pledge Agreements. . . . . . . . . . . . . .  55
     7.14          Pledge of Stock of Offeror. . . . . . . . . . . . . . .  55
     7.15          Amendments to Bylaws. . . . . . . . . . . . . . . . . .  56
     7.16          Registration of Ownership . . . . . . . . . . . . . . .  56
     7.17          Transfer of Domicile of Limited Liability Companies . .  57

                                         (ii)

     7.18          Registration of SRL Pledge Agreements . . . . . . . . .  57
     7.19          Transfer and Acquisition of Limited Liability
                     Companies . . . . . . . . . . . . . . . . . . . . . .  57
     7.20          Interest Rate Protection. . . . . . . . . . . . . . . .  58
     7.21          Payment Instructions. . . . . . . . . . . . . . . . . .  58
     7.22          Financial Statements. . . . . . . . . . . . . . . . . .  58
     7.23          Clearance Through DTC . . . . . . . . . . . . . . . . .  58
     7.24          Interest Reserve Account. . . . . . . . . . . . . . . .  59

Section 8.    Negative Covenants . . . . . . . . . . . . . . . . . . . . .  59

     8.1           Liens . . . . . . . . . . . . . . . . . . . . . . . . .  59
     8.2           Dividends . . . . . . . . . . . . . . . . . . . . . . .  60
     8.3           Indebtedness. . . . . . . . . . . . . . . . . . . . . .  61
     8.4           Capital Expenditures. . . . . . . . . . . . . . . . . .  62
     8.5           Advances, Investments and Loans . . . . . . . . . . . .  63
     8.6           Consolidations, Mergers, Sales of Assets. . . . . . . .  64
     8.7           Indebtedness-Subscriber Ratio . . . . . . . . . . . . .  65
     8.8           Senior Indebtedness-Subscriber Ratio. . . . . . . . . .  65
     8.9           Indebtedness-Annualized EBITDA Ratio. . . . . . . . . .  66
     8.10          Senior Indebtedness-Annualized EBITDA Ratio . . . . . .  66
     8.11          Fixed Charge Coverage Ratio . . . . . . . . . . . . . .  66
     8.12          Interest Coverage Ratio . . . . . . . . . . . . . . . .  67
     8.13          Pro Forma Debt Service Coverage Ratio . . . . . . . . .  67
     8.14          Issuance of Stock . . . . . . . . . . . . . . . . . . .  67
     8.15          Limitations on Voluntary Payments and Bonuses and
                     Modifications of Indebtedness; Modifications and
                     Certain Agreements; etc.. . . . . . . . . . . . . . .  67
     8.16          No Other Business . . . . . . . . . . . . . . . . . . .  68
     8.17          Transactions with Affiliates. . . . . . . . . . . . . .  68
     8.18          Limitation on Restrictions on Subsidiary Dividends
                     and Other Distributions . . . . . . . . . . . . . . .  68

Section 9.    Events of Default. . . . . . . . . . . . . . . . . . . . . .  69

     9.1           Payments. . . . . . . . . . . . . . . . . . . . . . . .  69
     9.2           Representations, etc. . . . . . . . . . . . . . . . . .  69
     9.3           Covenants . . . . . . . . . . . . . . . . . . . . . . .  69
     9.4           Default Under Other Agreements. . . . . . . . . . . . .  69
     9.5           Bankruptcy, etc.. . . . . . . . . . . . . . . . . . . .  69
     9.6           Security Documents. . . . . . . . . . . . . . . . . . .  70
     9.7           Judgments . . . . . . . . . . . . . . . . . . . . . . .  70
     9.8           Cancellation of Payment Obligation. . . . . . . . . . .  70
     9.9           Abandonment of Business . . . . . . . . . . . . . . . .  70
     9.10          Governmental Action . . . . . . . . . . . . . . . . . .  70
     9.11          Licenses. . . . . . . . . . . . . . . . . . . . . . . .  71
     9.12          COMFER Approvals. . . . . . . . . . . . . . . . . . . .  71
     9.13          Adverse Change. . . . . . . . . . . . . . . . . . . . .  71

                                        (iii)

     9.14          Change in Control . . . . . . . . . . . . . . . . . . .  71

Section 10.   The Administrative Agent and the Collateral Agent. . . . . .  72

     10.1          Appointment of the Administrative Agent . . . . . . . .  72
     10.2          Appointment of the Collateral Agent . . . . . . . . . .  73
     10.3          Administration of the Collateral. . . . . . . . . . . .  73
     10.4          Application of Proceeds . . . . . . . . . . . . . . . .  73
     10.5          Nature of Duties. . . . . . . . . . . . . . . . . . . .  74
     10.6          No Reliance on the Administrative Agent and the
                     Collateral Agent. . . . . . . . . . . . . . . . . . .  74
     10.7          Request For Instructions By, and Direction of, the
                     Administrative Agent and the Collateral Agent . . . .  75
     10.8          Reliance by the Administrative Agent and the
                     Collateral Agent. . . . . . . . . . . . . . . . . . .  75
     10.9          Indemnification . . . . . . . . . . . . . . . . . . . .  75
     10.10         Capacity as Purchasers. . . . . . . . . . . . . . . . .  76
     10.11         Holders . . . . . . . . . . . . . . . . . . . . . . . .  76
     10.12         Assignment; Resignation . . . . . . . . . . . . . . . .  76

Section 11.   Restructuring of the Issuers . . . . . . . . . . . . . . . .  77

     11.1          Restructuring Transactions. . . . . . . . . . . . . . .  77
     11.2          Conditions. . . . . . . . . . . . . . . . . . . . . . .  77
     11.3          Certain Modifications to Purchase Documents . . . . . .  78
     11.4          Further Assurances. . . . . . . . . . . . . . . . . . .  79

Section 12.   Certain Acquisitions and Related Matters . . . . . . . . . .  79

     12.1          International Acquisitions. . . . . . . . . . . . . . .  79
     12.2          The TDH Acquisition . . . . . . . . . . . . . . . . . .  82

Section 13.   Representations and Agreements of the Purchasers . . . . . .  82

     13.1          Securities Act. . . . . . . . . . . . . . . . . . . . .  83
     13.2          Commitment to Accept Negotiable Obligations . . . . . .  83

Section 14.   Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .  84

     14.1          Payment of Expenses, etc. . . . . . . . . . . . . . . .  84
     14.2          Right of Setoff . . . . . . . . . . . . . . . . . . . .  85
     14.3          Notices . . . . . . . . . . . . . . . . . . . . . . . .  85
     14.4          Benefit of Agreement. . . . . . . . . . . . . . . . . .  86
     14.5          Registration of Notes; Transfer and Exchange;
                     Transfer Restrictions . . . . . . . . . . . . . . . .  86
     14.6          Joinder . . . . . . . . . . . . . . . . . . . . . . . .  92
     14.7          Payments Pro Rata . . . . . . . . . . . . . . . . . . .  92
     14.8          Calculations; Exclusion of Certain Persons;
                     Computations. . . . . . . . . . . . . . . . . . . . .  92
     14.9          Governing Law; Submission to Jurisdiction; Venue. . . .  93
     14.10         Obligation to Make Payments in Dollars. . . . . . . . .  94
     14.11         Counterparts. . . . . . . . . . . . . . . . . . . . . .  95

                                         (iv)

     14.12         Effectiveness . . . . . . . . . . . . . . . . . . . . .  95
     14.13         Headings Descriptive. . . . . . . . . . . . . . . . . .  95
     14.14         Amendment or Waiver . . . . . . . . . . . . . . . . . .  95
     14.15         Obligations Joint and Several . . . . . . . . . . . . .  95
     14.16         Authorization . . . . . . . . . . . . . . . . . . . . .  95
     14.17         Survival. . . . . . . . . . . . . . . . . . . . . . . .  95
     14.18         Domicile of Advances. . . . . . . . . . . . . . . . . .  95
     14.19         Confidentiality . . . . . . . . . . . . . . . . . . . .  96
     14.20         Base Rate Advances During Interim Period. . . . . . . .  96
     14.21         Waiver of Security, Performance Bond, etc . . . . . . .  96
     14.22         Interest Reserve Account Payments, Security
                     Interest, etc . . . . . . . . . . . . . . . . . . . .  97
     14.23         WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . .  98

Exhibit A     Note
Exhibit B     Notice of Funding
Exhibit C     Officer's Certificate
Exhibit D-1   Rogers & Wells Opinion
Exhibit D-2   Marval O'Farrell Opinion
Exhibit D-3   Estudio Vila Opinion
Exhibit E-1   SA Pledge Agreement
Exhibit E-2   SRL Pledge Agreement
Exhibit F     Guaranty Trust Agreement
Exhibit G     Joinder
Exhibit H     Compliance Certificate
Exhibit I     Financial Statements Certificate
Exhibit J     Accredited Investor's Letter



Schedule I    Schedule of Commitments
Schedule II   Funding Offices
Schedule III  COMFER Exceptions
Schedule IV   Litigation
Schedule V    Existing Indebtedness
Schedule VI   Supercanal Holding Shareholders/Options, etc.
Schedule VII  Subsidiaries
Schedule VIII Liens
Schedule IX   Permitted Stock Issuances

                                         (v)

         NOTE PURCHASE AGREEMENT, dated as of November 12, 1997, among SUPERCANAL HOLDING S.A. ("Supercanal Holding") and SUPERCANAL S.A. ("Supercanal"), each a corporation (sociedad anonima) organized and existing under the laws of the Republic of Argentina, MIRROR HOLDING S.R.L., a limited liability company (sociedad de responsabilidad limitada) organized and existing under the laws of the Republic of Argentina ("SRL Holding"), each of the other Persons which have executed this Agreement below as an Issuer and each other Person which hereafter becomes party hereto as an Issuer in accordance with the provisions hereof (Supercanal Holding, Supercanal, SRL Holding and each other Person identified above, each an "Issuer" and collectively, the "Issuers"), and the financial institutions listed in Schedule I hereto (each, a "Purchaser" and collectively, the "Purchasers"), ING BARING (U.S.) SECURITIES, INC., as arranger (the "Arranger"), ING BARING (U.S.) CAPITAL CORPORATION, as administrative agent (in such capacity, the "Administrative Agent"), and collateral agent (in such capacity, the "Collateral Agent"), and THE BANK OF NEW YORK, as registrar (in such capacity, the "Registrar").


                                 W I T N E S S E T H:

         WHEREAS, the Issuers have duly authorized and have determined to create and issue, from time to time, up to U.S.$300,000,000 aggregate principal amount of their Senior Floating Rate Notes due 2002, upon the terms and conditions herein set forth;

         WHEREAS, the Purchasers desire to purchase the Notes from time to time upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto hereby agree as follows:

         Section 1.     Definitions and Principles of Construction.

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined, except as otherwise provided):

         "Acquired Issuer" shall mean the Issuers the Stock of which was acquired by Supercanal Holding, SRL Holding or the Purchasing Agents with proceeds of loans under the Syndicated Facilities.

         "Acquisition" shall mean the acquisition by an Issuer of the Stock or assets of any Acquisition Subsidiary for a purchase price not greater than the Acquisition Price.

         "Acquisition Documents" shall mean, as to any Approved Acquisition, the purchase agreement in respect thereof and all other documents and instruments relating to or effecting such Approved Acquisition (other than the Purchase Documents).

         "Acquisition Price" shall mean the purchase price as shall have been disclosed to and approved by the Required Purchasers in connection with any Approved Acquisition.

         "Acquisition Subsidiary" shall mean any Person approved by the Required Purchasers.

          "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement.

         "Advance" shall have the meaning provided in Section 2.2(b).

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of
Section 8.17, an Affiliate of the Issuers shall include any Person that directly or indirectly owns more than 5% of any Issuer and any officer or director of any Issuer or any such Person (and the spouse, parent, brother, sister or children of any such officer, director or other Person). A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting Stock, by contract or otherwise.

         "Agreement" shall mean this Note Purchase Agreement, as modified, supplemented or amended from time to time.

         "Annualized Consolidated EBITDA" shall mean:

         (a) as at the end of any calendar quarter ended on or prior to March 31, 1998, the Consolidated EBITDA of Supercanal Holding for the calendar quarter then ended, multiplied by four; and

         (b) as at the end of any calendar quarter ended on or after June 30, 1998, the Consolidated EBITDA of Supercanal Holding for the period of two consecutive calendar quarters then ended, multiplied by two.

         "Applicable Acquisition" shall mean the Acquisition of any Applicable Acquisition Subsidiary in any Approved Acquisition.

         "Applicable Acquisition Documents" shall mean, as to any Applicable Acquisition, the Acquisition Documents relating thereto.

         "Applicable Acquisition Subsidiary" shall mean, as to any Funding
Date, any Acquisition Subsidiary which was acquired by an Issuer in any Approved Acquisition, and for which all or part of the Acquisition Price and/or Permitted Transaction Expenses in connection therewith will be paid with proceeds of an Advance on such Funding Date.

         "Applicable Indebtedness Amount" shall mean U.S.$510,000,000.

         "Applicable Margin" shall mean 4.50%; provided, however, that from and after the date on which the Issuers shall have satisfied in full all principal, interest and other amounts due under the Bridge Purchase Documents, the Applicable Margin shall be increased or decreased as of the first day of each Interest Period to the percentage set forth below corresponding to the Indebtedness-Annualized EBITDA Ratio in effect as of such date:


Indebtedness-Annualized EBITDA
                    Ratio                                 Percentage
                    -----                                 ----------

        GREATER THAN OR EQUAL TO 7.0                         4.50%

 GREATER THAN OR EQUAL TO 6.0 but LESS THAN 7.0              4.00%

 GREATER THAN OR EQUAL TO 5.5 but LESS THAN 6.0              3.50%

 GREATER THAN OR EQUAL TO 5.0 but LESS THAN 5.5              3.00%

 GREATER THAN OR EQUAL TO 4.5 but LESS THAN 5.0              2.50%

 GREATER THAN OR EQUAL TO 4.0 but LESS THAN 4.5              2.00%

 GREATER THAN OR EQUAL TO 3.5 but LESS THAN 4.0              1.75%

               LESS THAN 3.5                                 1.50%

The calculation of the Indebtedness-Annualized EBITDA Ratio in effect on the first day of each Interest Period shall be based upon the financial statements provided to the Administrative Agent pursuant to Section 7.1(i) and the related certificate required pursuant to Section 7.1(v). If the Issuers have not submitted to the Administrative Agent such financial statements and certificate as and when required pursuant to Section 7.1, the Applicable Margin shall be the highest percentage indicated until the Interest Determination Date next succeeding the delivery of financial statements and certificates by the Issuers to the Administrative Agent as required under Section 7.1. If the interest borne by any Advances is determined by reference to the Base Rate pursuant to
Section 2.6(a), the term Applicable Margin shall mean with respect to such Advances during such Interest Period the Applicable Margin as calculated above, less 1.00%.

         "Approved Acquisition" shall mean, as of any Funding Date, an Acquisition for which all or part of the Acquisition Price and/or Permitted Transaction Expenses in connection therewith will be paid with proceeds of an Advance made on such Funding Date and in connection with which the conditions to such Funding specified in Section 5.3 were satisfied on or prior to such Funding Date.

         "Argentina" shall mean the Republic of Argentina.

         "Argentine GAAP" shall mean generally accepted accounting principles in Argentina, consistently applied during a relevant period.

         "Assignment and Acceptance" shall mean (i) as to any transfer of a Note at any time on or prior to the earlier to occur of (x) the Availability Expiry Date, and (y) the date on which the Total Commitment is funded hereunder, an assignment and acceptance substantially in the form of Annex A to the Notes, and (ii) as to any transfer of a Note thereafter, an assignment and acceptance substantially in the form of Annex B to the Notes.

         "Availability Expiry Date" shall mean the date 120 days after Effective Date; provided, however, that solely for purposes of (i) 7.23, (ii) any Advances requested under Section 12.1(b), and (iii) 14.5(d), the Availability Expiry Date shall mean the date 180 days after the Effective Date.

         "Bankruptcy Code" shall have the meaning provided in Section 9.5.

         "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day, and (ii) the sum of 1% plus the Federal Funds Rate for such day.

         "Bridge Acquisitions" shall mean all "Acquisitions" as defined under the Bridge Note Purchase Agreement.

         "Bridge Advances" shall mean all "Advances" as defined under the Bridge Note Purchase Agreement.

         "Bridge Collateral Agent" shall mean the Collateral Agent under, and as defined in, the Bridge Note Purchase Agreement.

         "Bridge Guaranty Trust Agreements" shall mean the Guaranty Trust Agreements executed and delivered pursuant to, and as defined in, the Bridge Note Purchase Agreement.

         "Bridge Note Purchase Agreement" shall mean that certain Bridge Note Purchase Agreement, dated as of the date hereof, between the Issuers, various financial institutions, ING Baring (U.S.) Securities, Inc., as arranger, ING Baring (U.S.) Capital Corporation, as administrative agent and collateral agent, and The Bank of New York, as registrar.

         "Bridge Notes" shall mean the "Notes" as defined under the Bridge Note Purchase Agreement.

         "Bridge Obligations" shall mean the "Obligations" as defined under the Bridge Note Purchase Agreement. For purposes hereof, the Bridge Obligations shall be deemed to be "outstanding" at all times prior to the Availability Expiry Date (as defined in the Bridge Note

Purchase Agreement) and for so long as any Bridge Advances or other Bridge Obligations remain unpaid.

         "Bridge Purchase Documents" shall mean the "Purchase Documents" as defined in the Bridge Note Purchase Agreement.

         "Bridge Purchasers" shall mean the Purchasers under, and as defined in, the Bridge Note Purchase Agreement.

         "Bridge SA Pledge Agreements" shall mean the SA Pledge Agreements executed and delivered pursuant to, and as defined in, the Bridge Note Purchase Agreement.

         "Bridge SRL Pledge Agreements" shall mean the SRL Pledge Agreements executed and delivered pursuant to, and as defined in, the Bridge Note Purchase Agreement.

         "Broadcasting Law" shall mean Argentine Law No. 22,285, passed on September 15, 1980, as amended.

         "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, Curacao or Buenos Aires a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Advances, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.

         "Capital Expenditures" shall have the meaning provided in Section 8.4.

         "Cash Equivalents" shall mean, as to any Person, (i) dollar-denominated securities issued or directly and fully guaranteed or insured by (x) the United States or any Governmental Authority thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, or
(y) Argentina or any Governmental Authority thereof (provided that the full faith and credit of Argentina is pledged in support thereof) having maturities of not more than 30 days from the date of acquisition, (ii) Dollar-denominated time deposits or certificates of deposit of any commercial bank, or principal banking subsidiary of a bank holding company, in any such case incorporated in the United States of recognized standing and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, or "A2" or the equivalent thereof from Moody's Investors Service, Inc., (iii) Dollar-denominated repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in (x) the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, or at least P-1 or the equivalent thereof by Moody's Investor Service, Inc. or (y) Argentina rated for external indebtedness at least investment grade by Duff & Phelps, and in each case of clause (x) and (y), maturing not more than six months after the date of acquisition by the Issuer, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

         "Collateral" shall mean and include all of the collateral pledged or assigned in guaranty trust under the Security Documents.

         "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

         "COMFER" shall mean the Comite Federal de Radiofusion, the Argentine Governmental Authority responsible for administering the Broadcasting Law.

         "COMFER Approval" shall mean the approval of COMFER to the transfer and acquisition of Stock or assets of a Person which holds a License.

         "Commitment" shall mean for each Purchaser, the amount set forth opposite such Purchaser's name in Schedule I directly below the column entitled "Commitment", as the same may be reduced pursuant to Section 3.3 and 9, and as the same may be adjusted pursuant to Section 14.5 and/or any Assignment and Acceptance executed and delivered pursuant to the provisions thereof.

         "Commitment Fee" shall have the meaning provided in Section 3.1.

         "Consolidated EBIT" shall mean, as to any Person and for any period, the consolidated net income of such Person and its Subsidiaries for such period, before interest expense and provision for income taxes and without giving effect to any extraordinary gains and gains from sales of assets (other than sales of inventory in the ordinary course of business).

         "Consolidated EBITDA" shall mean, as to any Person and for any period, the Consolidated EBIT of such Person and its Subsidiaries for such period, adjusted by (i) adding thereto (x) the amount of all amortization and depreciation that were deducted in arriving at such Consolidated EBIT for such period, (y) all non-recurring financing costs and expenses incurred by any of the Issuers, including in connection with the Purchase Documents, the Proposed IPO or the Proposed High Yield Debt Offering, and (z) all non-recurring costs and expenses incurred by any of the Issuers in connection with any severance or employment termination expenses arising in connection with any reorganization of an Issuer immediately following the acquisition thereof, and (ii) subtracting therefrom the amount of all non-cash gains that were added in arriving at such Consolidated EBIT for such period, and (iii) making a pro forma adjustment approved by the Administrative Agent for any Acquisition effected during such period, including any identified cost savings which would have been achieved by such Acquisition Subsidiary during such period if it had been an Affiliate of Supercanal Holding at the beginning of such period.

         "Consolidated Fixed Charges" shall mean, as to any Person and for any period, the sum of (i) the total consolidated Interest Expense of such Person and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof), (ii) imputed consolidated interest expense on capitalized lease obligations of such Person and its Subsidiaries for such period, (iii) the scheduled principal amount of all amortization payments on all Indebtedness of such Person and its Subsidiaries for such period (as determined on the first day of the respective period), (iv) the total amount of all income taxes of such Person and its Subsidiaries for such period, on a consolidated basis, and (v) the total amount of Capital Expenditures of such Person and its Subsidiaries for such period, on a consolidated basis (other than Capital Expenditures financed with proceeds of Indebtedness).

         "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (subject to any limitation therein) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Credit Parties" shall mean each of the Issuers and any Subsidiaries of any of the foregoing.

         "Default" shall mean any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

         "Dollar Denominated Securities" shall mean dollar denominated Bonos Externos of Argentina or any other public or private equity or debt securities actively traded on any national securities exchange in the United States or the National Market System of the National Association of Securities Dealers Automated Quotation System.

         "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

         "Effective Date" shall have the meaning provided in Section 14.12.

         "Event of Default" shall have the meaning provided in Section 9.

         "Excess Cash Flow" shall mean, for any period, an amount equal to the difference, if such difference is positive, between (i) the Consolidated EBITDA of Supercanal Holding for such period, and (ii) the sum of (w) the aggregate amount of payments of principal and interest by Supercanal Holding and/or its Subsidiaries during such period in respect of any of their respective Indebtedness, (x) the aggregate amount of all Capital Expenditures made by Supercanal Holding and its Subsidiaries during such period (other than Capital Expenditures financed with the proceeds of Indebtedness), (y) the aggregate amount of all income taxes paid or required to be paid in respect of such period by Supercanal Holding and its Subsidiaries in cash, and (z) the net change in the working capital of Supercanal Holding and its Subsidiaries during such period.

         "Excluded Subsidiary" shall have the meaning provided in Section
14.8(b).

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not published for any day which is a Business Day, the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

         "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.

         "Final Maturity Date" shall mean the date five years after the Effective Date.

         "Fixed Charge Coverage Ratio" shall mean, as to any Person and for any period, the ratio of (i) the Consolidated EBITDA of such Person for such period (calculated without making the pro forma adjustment specified in clause (iii) of the definition of Consolidated EBITDA), to (ii) the Consolidated Fixed Charges of such Person for such period.

         "Funding" shall mean a funding of Advances to the Issuers on a Funding Date.

         "Funding Date" shall mean the date occurring on or after the Effective Date on which a Funding hereunder occurs.

         "Funding Office" shall mean, with respect to each Purchaser, the office of such Purchaser specified as its "Funding Office" opposite its name on
Schedule II or such other office, Subsidiary or Affiliate of such Purchaser as such Purchaser may from time to time specify as such to the Issuer and the Administrative Agent.

         "Governmental Approval" shall mean any authorization, approval, consent, license, concession, ruling, permit, tariff, rate, certification, order, validation, exemption, waiver, variance, or registration, filing or recording with, any Governmental Authority.

         "Governmental Authority" shall mean any ministry, administrative department, agency, commission, bureau, board, regulatory authority, registry, instrumentality, corporation or other governmental body, entity, judicial or administrative body or court (including, without limitation, banking and taxing authorities), of, or owned or controlled by, as the case may be, Argentina, the United States or any other jurisdiction or any political subdivision of any of the foregoing.

         "Guaranty Trust Agreement" shall have the meaning provided in Section 5.1(g).

         "Guaranty Trustee" shall mean Red Rose Investment N.V., or any successor entity designated by the Administrative Agent and approved by the Issuers, such approval not to be unreasonably withheld, conditioned or delayed.

         "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person (x) evidenced by any notes, bonds, debentures or similar instruments made or issued by such Person, (y) for borrowed money or (z) for the deferred purchase price of property or services (other than current trade accounts payable incurred in the ordinary course of business), (ii) the face amount of all letters of credit issued for the account of such Person, (iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized in accordance with Argentine GAAP under leases under which such Person is the lessee and (v) all Contingent Obligations of such Person.

         "Indebtedness-Annualized EBITDA Ratio" shall mean, as at the end of any calendar quarter, the ratio of (i) the total consolidated Indebtedness of Supercanal Holding and its Subsidiaries as at the end of such quarter (less the aggregate amount of (x) any cash or Cash Equivalents of Supercanal Holding and/or its Subsidiaries as at the end of such quarter in excess of U.S.$500,000, and (y) any cash or Cash Equivalents held for the benefit of Supercanal Holding and/or its Subsidiaries as at the end of such quarter (other than amounts held in the Interest Reserve Account) and pledged to the Collateral Agent for the benefit of the Purchasers pursuant to documentation satisfactory in all respects to the Collateral Agent) to (ii) the Annualized Consolidated EBITDA of Supercanal Holding for such calendar quarter.

         "Indebtedness-Subscriber Ratio" shall mean, as to any Person and for any period, the ratio of (i) the total consolidated Indebtedness of such Person and its Subsidiaries as at the end of such period (less the aggregate amount of (x) any cash or Cash Equivalents of such Person and/or its Subsidiaries as at the end of such period in excess of U.S.$500,000, and (y) any cash or Cash Equivalents held for the benefit of such Person and/or its Subsidiaries as at the end of such period (other than amounts held in the Interest Reserve Account) and pledged to the Collateral Agent for the benefit of the Purchasers pursuant to documentation satisfactory in all respects to the Collateral Agent) to (ii) the total number of Net Subscribers of such Person and its Subsidiaries as at the end of such period.

         "ING London" shall have the meaning provided in Section 2.2(e).

         "Initial Funding Date" shall mean the first Funding Date hereunder on which the Purchasers shall have made Advances.

         "Interest Coverage Ratio" shall mean, as to any Person and for any period, the ratio of (i) Consolidated EBITDA of such Person (calculated without making the pro forma adjustment specified in clause (iii) of the definition of Consolidated EBITDA) to (ii) the Interest Expense of such Person.

         "Interest Determination Date" shall mean, with respect to any Advance, the second Business Day prior to the commencement of any Interest Period relating to such Advance.

         "Interest Expense" shall mean, as to any Person and for any period, the total interest expense of such Person and its Subsidiaries with respect to all outstanding Indebtedness of such Person and its Subsidiaries (less interest income from cash or Cash Equivalents of such Person and its Subsidiaries during such period).

         "Interest Period" shall mean (i) as to any Funding occurring prior to December 8, 1997, an initial period commencing on the date of such Funding and ending on December 8, 1997, (ii) as to any Funding occurring on or after December 9, 1997 and before March 8, 1998, an initial period commencing on the date of such Funding and ending on March 8, 1998, (iii) as to any Funding occurring on or after March 9, 1998 and before June 8, 1998, an initial period commencing on the date of such Funding and ending on June 8, 1998, and (iv) as to each Funding, each subsequent period commencing on the last day of the next preceding Interest Period and ending three months thereafter; provided that, each of the foregoing provisions relating to Interest Periods is subject to the following:

         (x) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

         (y) any Interest Period that would otherwise extend beyond the Final Maturity Date shall end on the Final Maturity Date; and

         (z) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "Interest Reserve Account" shall have the meaning provided in
Section 7.24.

         "International Acquisition" shall have the meaning provided in
Section 12.1.

         "International Acquisition Subsidiary" shall mean (i) any Person the Stock of which was acquired by one or more Issuers or a Purchasing Agent in an International

Acquisition, (ii) any Person organized outside of Argentina which acquired the assets of any other Person in any International Acquisition, and (iii) Supercanal Bolivia.

         "Issuer" and "Issuers" shall have the meaning provided in the first paragraph of this Agreement. The term Issuer shall include any Acquisition Subsidiary acquired in an Approved Acquisition from and after the time of the execution and delivery of the applicable Joinder Agreement and any other Person which becomes party hereto pursuant to any agreement or other instrument executed and delivered for such purpose.

         "Joinder Agreements" shall have the meaning provided in Section
5.3(d).

         "Latlink" shall mean Latlink Argentina, Inc., a corporation organized and existing under the laws of Delaware.

         "Law" shall mean any constitution, treaty or convention, statute, law, code, act, ordinance, decree, order, injunction, rule, regulation or resolution. For purposes of Sections 2.6 and 4.5, the term Law shall also include any guideline, interpretation, direction, policy, restriction or request (whether or not in any such case having the force of law), or judicial, administrative or arbitral decision.

         "LIBOR" shall mean, with respect to each Interest Period for the Advances, (i) the rate which appears on the Telerate Page 3750 (rounded upward to the next whole multiple of 1/16th of 1%) for deposits in Dollars comparable to the outstanding principal amount of the Advances with maturities comparable to such Interest Period (provided that, if such Telerate Page is not available or if no such rate is quoted for the relevant Interest Period, then LIBOR shall mean the average of the rates which appear on the Reuters Screen LIBO Page; and, if such LIBO Page is not available or if no such rate is quoted for the relevant Interest Period, then LIBOR shall mean the average of the offered quotation to two or more reference banks selected by the Administrative Agent for Dollar deposits of amounts comparable to the outstanding principal amount of the Advance for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Advance (in each such case rounded upward to the next whole multiple of 1/16th of 1%)), determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements, if any (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on the date two Business Days prior to the commencement of such Interest Period to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "License" shall mean a cable television broadcasting license issued by COMFER pursuant to the Broadcasting Law.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

         "Material Adverse Effect" shall mean, with respect to any Person, (a) any material adverse effect on the condition (financial or otherwise), business, operations, assets, revenues, properties or prospects of such Person and, unless the context indicates otherwise, such Person's Subsidiaries, taken as a whole, and/or (b) any material adverse effect on the ability of such Person to perform any of its obligations under any Purchase Document to which it is a party.

         "Multicanal" shall mean Multicanal S.A., a corporation (sociedad anonima) organized and existing under the laws of Argentina.

         "Net Proceeds" shall mean (i) the gross cash proceeds received by any of the Issuers, the Purchasing Agents or the Offeror in connection with any of the transactions referred to, as the case may be, in Sections 4.3(a), (b) or
(c), less (ii)(v) all related underwriting, broker, dealer, sales or placement agent fees and commissions, and all out-of-pocket expenses paid by the Issuers in connection therewith, including, without limitation, fees and expenses with respect to legal, accounting, investment banking, brokerage, financial advisory and other professional services and printing, telecommunications and duplicating expenses, (w) all amounts required to be paid to ING Bank N.V., Argentina Branch, pursuant to that certain letter agreement dated July 28, 1997, between ING (U.S.) Capital Corporation, ING Bank N.V., Argentina Branch, and the Issuers under the Syndicated Facilities (provided, that amounts payable pursuant to such letter agreement shall only be deducted if the provisions thereof require payment in connection with the transaction for which Net Proceeds are being determined), (x) all taxes, assessments, registration or filing fees or similar charges payable by the Issuers as a consequence of any such transaction, (y) the amount of such gross cash proceeds required to be used to pay interest or other amounts on any Indebtedness to the Purchasers which is required to be repaid, and (z) the amount of such proceeds, if any, required to be used to make any mandatory prepayments pursuant to Section 4.3(a) of the Bridge Note Purchase Agreement plus interest and other amounts, if any.

         "Net Subscribers" shall mean, with respect to any Issuer, the product of (x) the number of Subscribers of such Issuer on the date of determination, and (y) the direct or indirect percentage ownership of Supercanal Holding, SRL Holding or their respective Purchasing Agents of the outstanding Stock of such Issuer, on a fully diluted basis.

         "Noon Buying Rate" shall mean the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

         "Note" shall have the meaning provided in Section 2.1.

         "Notice of Funding" shall have the meaning provided in Section
2.2(b).

         "Notice Office" shall mean the office of the Administrative Agent located at 135 East 57th Street, New York, New York 10022, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

         "Obligations" shall mean all present and future obligations, liabilities and other amounts owing to the Administrative Agent, the Collateral Agent or any Purchaser pursuant to the terms of this Agreement or any other Purchase Document. For purposes of Section 4.3, the term "Obligations" shall include only Obligations then due and payable.

         "Offeror" shall mean Supercanal Holding or any other holding company organized in connection with any public or private offering in the international and/or Argentine capital markets, of capital stock or debt securities of Supercanal Holding or any of the other Issuers (or any direct or indirect holding company of Supercanal Holding or any of the Issuers) or the Offeror, including, without limitation, as contemplated in Section 11.1 or in that certain mandate letter dated January 23, 1997, between the Arranger and Supercanal Holding.

         "Payment Office" shall mean the office of the Administrative Agent located at 135 East 57th Street, New York, New York 10022, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

         "Permitted Funding Amount" shall have the meaning provided in
Section 2.4.

         "Permitted Liens" shall have the meaning provided in Section 8.1.

         "Permitted Transaction Expenses" shall mean any transaction fees and expenses in connection with the transactions contemplated hereby or any Approved Acquisition, to the extent disclosed to and approved by the Administrative Agent.

         "Person" shall mean any individual, partnership, limited partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Peso" shall mean the lawful currency of Argentina.

         "Prime Rate" shall mean the rate of interest publicly announced by ING (U.S.) Capital Corporation in New York City from time to time as its Prime Rate.

         "Pro Forma Debt Service Coverage Ratio" shall mean, as at the last day of any calendar quarter, the ratio of the Annualized Consolidated EBITDA of Supercanal Holding as at such day to the Pro Forma Debt Service of Supercanal Holding as at such day.

         "Pro Forma Debt Service" shall mean, on any date of determination, the sum of (i) all required scheduled principal payments on the consolidated Indebtedness of Supercanal Holding and its Subsidiaries for the 12-month period following the date of determination, and (ii) the total projected consolidated Interest Expense of Supercanal Holding and its Subsidiaries for the 12-month period following the date of determination; provided, that for the 12-month period in which the final Repayment Date occurs, Pro Forma Debt Service shall not include the principal amount of the final Scheduled Repayment.

         "Process Agent" shall mean National Registered Agents, Inc., presently located at 440 Ninth Avenue, New York, New York 10001.

         "Proposed High Yield Debt Offering" shall mean the proposed high yield bond issue by Supercanal Holding in the international capital markets upon the terms and conditions set forth in that certain commitment letter dated September 10, 1997, between ING Baring (U.S.) Securities, Inc. and Supercanal Holding.

         "Proposed IPO" shall mean the proposed initial public offering by Supercanal Holding in the international capital markets of Stock of one or more of the Issuers, which will result in Net Proceeds to the Issuers of not less than U.S.$100,000,000, and for which the Arranger will be Global Coordinator, as contemplated in that certain mandate letter dated January 23, 1997, between the Arranger and Supercanal Holding.

         "Purchase Documents" shall mean and include (i) this Agreement, (ii) the Notes, (iii) the Security Documents, (iv) the Joinder Agreements, (v) the Transferor Powers of Attorney, and (vi) all other documents and instruments executed and delivered in connection with any of the foregoing.

         "Purchaser" shall have the meaning provided in the first paragraph of this Agreement, subject to Section 14.5 hereof.

         "Purchase Money Financing" shall mean any purchase money
Indebtedness incurred by any of the Issuers or the Purchasing Agents from the sellers or any other third party in connection with the acquisition of the Stock or assets of any Issuer.

         "Purchasing Agent" shall mean any or all of Daniel Eduardo Vila, Alfredo Luis Vila Santander, Alberto Vila and any other Person which was appointed by any Issuer to acquire and/or hold and own for and on behalf of an Issuer the Stock of any Person.

         "QIB" shall have the meaning provided in Section 13.1(b).

         "Receivables" shall mean all of the right, title and interest of an Issuer in and to all amounts, or portions thereof, owed or to be owed by any subscriber of cable television services to such Issuer for cable television services provided by the Issuer pursuant to a License.

         "Registrar" shall mean The Bank of New York.

         "Registrar Office" shall mean the office of the Registrar located at 101 Barclay Street, Floor 12E, New York, New York 10286, or such other office as the Registrar may thereafter designate in writing as such to the other parties hereto.

         "Repayment Date" shall have the meaning provided in Section 4.2(a).

         "Required Purchasers" shall mean the Purchasers holding more than 50% of the then aggregate unpaid principal amount of the Advances or, if no such principal amount is then outstanding, Purchasers holding more than 50% of the Total Commitment; provided, however, that in connection with any matter relating to the approval of any Acquisition or any matter directly related thereto for which the Acquisition Price is greater than U.S.$25,000,000 (or the equivalent), the term Required Purchasers shall mean the Purchasers holding more than 66 2/3 % of the then aggregate unpaid principal amount of the Advances or, if no such principal amount is then outstanding, the Purchasers holding more than 66 2/3 % of the Total Commitment; provided further, that in connection with any matter relating to the approval of an Acquisition or any matter in connection therewith for which (i) the Acquisition Price is equal to or less than U.S.$10,000,000 (or the equivalent), and (ii) the Acquisition Price, when added to the Acquisition Price for all other Acquisitions and the Acquisition Price (as defined under the Bridge Note Purchase Agreement) for all the Bridge Acquisitions (other than, in each such case, International Acquisitions) theretofore effected after the Effective Date which have been approved by the Administrative Agent is less than U.S.$25,000,000 (or the equivalent), the term Required Purchasers shall mean the Administrative Agent.

         "Resale Restriction Termination Date" shall have the meaning provided in Section 13.1(b).

         "Restructuring Transaction" shall have the meaning provided in
Section 11.1.

         "SA Pledge Agreements" shall have the meaning provided in Section 5.1(f)(i).

         "Scheduled Repayment" shall have the meaning provided in Section
4.2(a).

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Security Documents" shall mean and include (i) the SA Pledge Agreements, (ii) the SRL Pledge Agreements, (iii) the Guaranty Trust Agreements, (iv) the Bridge SA Pledge Agreements, (v) the Bridge SRL Pledge Agreements, (vi) and the Bridge Guaranty Trust Agreements, and (iv) all other agreements and/or instruments executed and delivered to secure the Notes.

         "Senior Indebtedness-Annualized EBITDA Ratio" shall mean, as at the end of any calendar quarter, the ratio of (i) the total consolidated Indebtedness of Supercanal Holding and its Subsidiaries under this Agreement and the other Purchase Documents as at the end of such quarter (less the aggregate amount of (x) any cash or Cash Equivalents of Supercanal Holding and/or its Subsidiaries as at the end of such quarter in excess of U.S.$500,000, and (y) any cash or Cash Equivalents held for the benefit of Supercanal Holding and/or its Subsidiaries as at the end of such quarter (other than amounts held in the Interest Reserve Account) and pledged to the Collateral Agent for the benefit of the Purchasers pursuant to documentation satisfactory in all respects to the Collateral Agent) to (ii) the Annualized Consolidated EBITDA of Supercanal Holding for such calendar quarter.

         "Senior Indebtedness-Subscriber Ratio" shall mean, as to any Person and for any period, the ratio of (i) the total consolidated Indebtedness of such Person and its Subsidiaries under this Agreement and the other Purchase Documents as at the end of such period (less the aggregate amount of (x) any cash or Cash Equivalents of such Person and/or its Subsidiaries as at the end of such period in excess of U.S.$500,000, and (y) any cash or Cash Equivalents held for the benefit of such Person and/or its Subsidiaries as at the end of such period (other than amounts held in the Interest Reserve Account) and pledged to the Collateral Agent for the benefit of the Purchasers pursuant to documentation satisfactory in all respects to the Collateral Agent) to (ii) the total number of Net Subscribers of such Person and its Subsidiaries as at the end of such period.

         "Shareholders' Agreement" shall mean the Acuerdo de Accionistas dated July 25, 1996, between Multicanal, Latlink and the Vilas, as amended, modified or supplemented through the Effective Date.

         "SRL Issuers" shall mean the Issuers (other than SRL Holding) organized as limited liability companies (sociedades de responsabilidad limitada).

         "SRL Holding" shall have the meaning provided in the first paragraph of this Agreement.

         "SRL Pledge Agreements" shall have the meaning provided in Section 5.1(f)(ii).

         "Stock" shall mean any and all shares, interests, participations or other equivalents, including, without limitation, cuotas (however designated, whether voting or non-voting, ordinary or preferential) in equity of any Person, whether now outstanding or issued after the date hereof.

         "Subscriber" shall mean a Person which has entered into an agreement with (i) an Issuer for the provision by the Issuer or any of its Subsidiaries to such Person of multi-channel television service in the area covered by a License, or (ii) any Subsidiary of an Issuer for the provision by such Subsidiary or any of its Subsidiaries to such Person of multi-channel television service in the area covered by a License; provided that in each of the cases referred to in clauses (i) and (ii) above, (x) such Person has paid at least one monthly service charge for such service, (y) no amount owed by such Person to the Issuer or Subsidiary is more than 90 days past due, and
(z) the agreement between the Issuer and such Person or any such other Subsidiary has not been terminated and is in full force and effect.

         "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and/or a Purchasing Agent of such Person, (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time, (iii) in the case of Supercanal

Holding, (x) all of the Issuers (including all Acquisition Subsidiaries), and
(y) SRL Holding and any corporation or limited liability company more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by SRL Holding and/or one or more Subsidiaries of SRL Holding and/or a Purchasing Agent of SRL Holding. For the avoidance of doubt, SRL Holding is defined as a Subsidiary of Supercanal Holding under this Agreement and the other Purchase Documents for convenience of reference and the operation of the provisions hereof and thereof. The use of such definition shall not mean, and shall not be construed to mean, that Supercanal Holding owns any Stock of SRL Holding or any other limited liability company (sociedad de responsabilidad limitada).

         "Subsidiary Indebtedness" shall mean any Indebtedness of any of the Issuers (other than Supercanal and Supercanal Holding) for borrowed money (other than Indebtedness under the Syndicated Facilities) incurred prior to the Effective Date.

         "Supercanal" shall have the meaning provided in the first paragraph of this Agreement.

         "Supercanal Bolivia" shall have the meaning provided in Section
7.13(b).

         "Supercanal Holding" shall have the meaning provided in the first paragraph of this Agreement.

         "Syndicated Facilities" shall mean (i) that certain U.S.$90,000,000 acquisition and working capital facility provided pursuant to that certain Amended and Restated Credit Agreement dated as of August 9, 1996 (as amended, modified or supplemented from time to time), between and among Supercanal Holding, Supercanal and certain of their Subsidiaries, as borrowers, various financial institutions party thereto, as lenders, ING Baring (U.S.) Securities, Inc., as arranger, and ING (U.S.) Capital Corporation, as administrative and collateral agent, and (ii) that certain U.S.$113,000,000 acquisition facility provided pursuant to that certain Credit Agreement dated as of April 16, 1997 (as amended, modified or supplemented from time to time), between and among Supercanal Holding, Supercanal and certain of their Subsidiaries, as borrowers, various financial institutions party thereto, as lenders, ING Baring (U.S.) Securities, Inc., as arranger, and ING (U.S.) Capital Corporation, as administrative and collateral agent.

         "Taxes" shall have the meaning provided in Section 4.5.

         "Tescorp Acquisition" shall mean the acquisition by Tescorp Delaware of all of the outstanding Stock of Tescorp Texas pursuant to the Tescorp Purchase Agreement.

         "Tescorp Carryover Reduction Amount" shall have the meaning provided in Section 3.3(a).

         "Tescorp Delaware" shall mean Tescorp Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Supercanal Holding.

         "Tescorp Purchase Agreement" shall mean that certain Stock Purchase and Merger Agreement dated September 16, 1997, between Tescorp Acquisition Corporation and Tescorp, Inc., as amended from time to time.

         "Tescorp Texas" shall mean Tescorp, Inc., a Texas corporation.

         "TDH" shall mean Television Directa al Hogar S.A., an Argentina corporation.

         "TIC" shall have the meaning provided in Section 5.1(f)(iii).

         "Total Assets" shall mean, as to any Person, all of the assets of such Person and its Subsidiaries.

         "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Purchasers.

         "Transferor Power of Attorney" shall have the meaning provided in
Section 5.3(j).

         "United States" and "U.S." shall each mean the United States of America.

         "Unutilized Commitment" shall mean, at any time, the positive difference of (i) the Total Commitment, less (ii) the aggregate principal amount of all Advances made prior to such time.

         "Unutilized Total Commitment" shall mean the sum of the Unutilized Commitments of each of the Purchasers.

         "U.S. GAAP" shall mean generally accepted accounting principles in the United States, consistently applied during a relevant period.

         "Vilas" shall mean Daniel Eduardo Vila and Alfredo Luis Vila
Santander.

         "Warrant" shall have the meaning provided in the Bridge Note Purchase Agreement.

         "Warrant Agreement" shall have the meaning provided in the Bridge Note Purchase Agreement.

         1.2  Principles of Construction.

         (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) All accounting terms not specifically defined herein shall be construed in accordance with Argentine GAAP in conformity with those used in the preparation of the financial statements described in Section 6.7.

         (c) A statement made herein to the knowledge of the Issuers means that such statement is made to the knowledge or belief of the executive officers and directors of Supercanal Holding and Supercanal, after due and diligent inquiry as to the matter that is the subject of such statement.

         (d) Notwithstanding anything contained herein to the contrary, the parties agree that all of the representations, covenants and defaults contained herein which cannot be made or performed solely because of Laws applicable to Supercanal Bolivia or other relevant circumstances relating to the organization of, and conduct of business by, Supercanal Bolivia outside of Argentina, shall be deemed to be modified in the manner and to the extent necessary to take into account and be consistent with such Laws and circumstances; provided, that nothing shall be deemed to modify the provisions of Section 8.5 hereof.

         Section 2.     Sale and Purchase of Notes.

         2.1  Authorization; Form of Notes; Evidence of Obligations.  (a)
The Issuers have duly authorized the issue and sale of their Senior Floating Rate Promissory Notes in the aggregate principal amount of U.S.$300,000,000, to mature on the Final Maturity Date, and to bear interest on the outstanding principal thereof as provided herein.

         (b) The Senior Floating Rate Notes shall be in registered form only and substantially in the form of Exhibit A hereto (such notes, including any note delivered following transfer or exchange or pursuant to any other provision of this Agreement, hereinafter individually a "Note" and, collectively, the "Notes").

         2.2  Commitment; Notice of Funding.

         (a) The Issuers hereby agree to issue and sell to each Purchaser, and each Purchaser severally agrees, subject to and upon the terms and conditions set forth herein, to purchase from the Issuers, during the period commencing on the Initial Funding Date and ending on the Availability Expiry Date, Notes in an aggregate principal amount not to exceed the Commitment of such Purchaser.

         (b) The funding by each Purchaser of its Commitment shall be made in installments (each, an "Advance" and collectively, the "Advances") in such principal amounts and at such times as the Issuers may designate in a written notice with respect thereto delivered to the Administrative Agent at its Notice Office at least three Business Days' prior to the issue and sale thereof, provided that such notice shall be deemed to have been given on a certain day only if given before 12:00 noon (New York time) on such day.
Each such notice (each a "Notice of Funding") shall be irrevocable and shall be given by the Issuers in the form of Exhibit B, appropriately completed to specify (i) the aggregate principal amount of the Advances to be made pursuant to such Funding, (ii) the date of such Funding (which shall be a Business Day),

(iii) whether the proceeds of the Advances will be used to repay the Syndicated Facilities, Purchase Money Financing or Subsidiary Indebtedness, to make Capital Expenditures, for working capital purposes, or to pay or reimburse Permitted Transaction Expenses or the Acquisition Price of an Approved Transaction, and (iv) the following additional information:

         (i) if proceeds of the Advances will be used to make or reimburse Capital Expenditures, a description in reasonable detail of the nature and amount of each such Capital Expenditure;

         (ii) if proceeds of the Advance are to be applied for working capital, a description in reasonable detail of: (x) the purposes for which the proceeds will be used, (y) the amounts to be expended for each such purpose, and (z) if proceeds will be used to acquire any assets, a description of each asset to be acquired;

         (iii) if proceeds of the Advances will be used to pay or reimburse Permitted Transaction Expenses, a description in reasonable detail of: (x) the amount of each such Permitted Transaction Expense, (y) the purpose for which each such Permitted Transaction Expense will be or was incurred, and (z) the party to whom such Permitted Transaction Expense will be or was paid; and

         (iv) if proceeds of the Advances will be used to pay or reimburse the Acquisition Price in an Approved Acquisition, (x) the amount of such Acquisition Price, and (y) the party to whom such Permitted Transaction Expense will be or was paid.

Each Notice of Funding will be accompanied by agreements, invoices or other supporting documentation reflecting or evidencing the amounts which will be paid or reimbursed with proceeds of the Advances.

         (c) The Advances will be made by the Purchasers only on the terms and conditions specified hereunder, and once repaid, in full or in part, shall not be remade by the Purchasers in full or in part.

         (d) The Administrative Agent shall promptly (but in no event later than two Business Days prior to the applicable Funding Date) give each Purchaser notice of such proposed Funding, of such Purchaser's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Funding.

         (e) Notwithstanding anything contained herein to the contrary, if any Purchaser shall fail to purchase Notes and make available its pro rata portion of the aggregate amount of the Advances as required pursuant to
Section 2.3(d), ING Bank N.V., London Branch ("ING London"), shall make an Advance, in addition to any other Advances required to be made by ING London hereunder, in an amount equal to the unfunded amount. In such event, (i) the Issuers shall execute and deliver to ING London, and the Registrar shall register in the name of

ING London, an additional Note with respect to such Advance of the unfunded amount, and (ii) the Administrative Agent shall inform the Registrar of the failure of such Purchaser to purchase Notes and make available its pro rata portion of the Advances.

         2.3  Closings.

         (a) The closing of the initial purchase and sale of the Notes shall be held at 12:00 Noon (New York time) on the Initial Funding Date, at the offices of White & Case, 1155 Avenue of the Americas, New York, New York, or at such other time and location as the parties may agree. Delivery of the Notes to the Purchasers hereunder shall be made on the Initial Funding Date against payment by the Purchasers as provided herein. On each Funding Date subsequent to the Initial Funding Date, each Purchaser shall, subject to the terms and conditions set forth herein, make the Advance required to be made by such Purchaser on such date as provided herein.

         (b) The Notes to be delivered to each Purchaser on the Initial Funding Date shall be appropriately completed to (i) be dated the Initial Funding Date, (ii) be in a stated principal amount equal to the Commitment of such Purchaser, (iii) mature on the Final Maturity Date, (iv) bear interest as provided in Section 2.5, and (v) be entitled to the benefits of this Agreement and the other Purchase Documents. The Notes will be registered in the name of the Purchaser thereof (or its nominee's name).

         (c) At the time of each Funding and at the time of the making of any payment of principal, interest or other amounts in respect of the Notes or this Agreement, each Purchaser will note in its internal records the amount of the indebtedness of the Issuers to such Purchaser as a result thereof. Such internal records shall constitute prima facie evidence of the existence and amounts of the Advances and other Obligations therein noted; provided, however, that the failure of any Purchaser to make such notations, or any error therein, shall not in any manner affect the obligations of the Issuers to repay or pay the Advances made by such Purchaser hereunder and under the Notes in accordance with the terms of this Agreement and the Notes.

         (d) Subject to the terms and conditions hereof, no later than 12:00 Noon (New York time) on each Funding Date, each Purchaser will make available its pro rata portion of the aggregate amount of the Advances to be made on such date, in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will transfer the aggregate of the amounts so made available by the Purchasers, net of fees and costs payable to the Purchasers, to or to the order of the relevant Issuer or Issuers pursuant to wire instructions provided to the Administrative Agent not later than three Business Days prior to the Funding Date.

         (e) Unless the Administrative Agent shall have been notified by any Purchaser prior to the date of a Funding that such Purchaser does not intend to make available to the Administrative Agent such Purchaser's portion of the Advances to be made on such date, the Administrative Agent may assume that such Purchaser has made or will make such amount available to the Administrative Agent on such date and the Administrative Agent may (but shall have no obligation to), in reliance upon such assumption, make available to the relevant Issuer or

Issuers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Purchaser, the Administrative Agent shall be entitled to recover such corresponding amount from such Purchaser on demand. If such Purchaser does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the relevant Issuer or Issuers and the relevant Issuer or Issuers shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Purchaser or the Issuers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the relevant Issuer or Issuers until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if such amount is recovered from such Purchaser, the cost to the Administrative Agent of acquiring overnight federal funds at the then applicable rate, and (ii) if such amount is recovered from the Issuers, the then applicable rate of interest as provided herein. Nothing in this Section
2.3 shall be deemed to relieve any Purchaser from its obligation to fund its Commitment hereunder or to prejudice any rights which the relevant Issuer or Issuers may have against any Purchaser as a result of any failure by such Purchaser to make an Advance hereunder.

         2.4 Amount of Each Funding. (a) The aggregate principal amount of Advances made on any Funding Date shall be not less than U.S.$5,000,000, and, subject to Section 2.4(b) below, shall not be more than the Permitted Funding Amount. For purposes hereof, the term "Permitted Funding Amount" shall mean:

              (i) in respect of Advances the proceeds of which will be applied to repay the Syndicated Facilities, U.S.$203,000,000;

              (ii) in respect of Advances the proceeds of which will be applied to repay Purchase Money Financing, U.S.$39,021,546;

              (iii) in respect of Advances the proceeds of which will be applied to repay Subsidiary Indebtedness, U.S.$2,292,390;

              (iv) in respect of Advances the proceeds of which will be applied to make permitted Capital Expenditures, the difference between
    (x) U.S.$15,000,000, and (y) the aggregate amount of all prior Advances the proceeds of which were applied to make permitted Capital Expenditures;

              (v) in respect of Advances the proceeds of which will be applied for working capital purposes, the difference between (x) U.S.$15,000,000, and (y) the aggregate amount of all prior Advances the proceeds of which were applied for working capital purposes;

              (vi) in respect of Advances the proceeds of which will be applied to (x) pay Permitted Transaction Expenses, the amount of such Permitted Transaction Expenses to the extent then due and payable, or (y) reimburse the Issuers for any portion of any Permitted Transaction Expenses previously paid by the Issuers, the amount of such

    Permitted Transaction Expenses to the extent such amounts were paid with funds of the Issuers other than the proceeds of Advances or advances under the Bridge Note Purchase Agreement and were not theretofore reimbursed; provided, however, that the aggregate amount of all Advances the proceeds of which are to be applied to pay or reimburse the Acquisition Price and Permitted Transaction Expenses in connection with any Approved Acquisition of Stock of a Person organized or doing business outside of Argentina or of assets located outside of Argentina (other than the Tescorp Acquisition) shall not exceed U.S.$10,000,000 (or the equivalent);

              (vii) in respect of Advances the proceeds of which will be applied to (x) pay the Acquisition Price for any Approved Acquisition, the amount of the unpaid amounts in respect thereof, to the extent then due and payable, or (y) reimburse the Issuers for any portion of the Acquisition Price for any Approved Acquisition previously paid by the Issuers, the amount of the Acquisition Price so paid to the extent such amounts were paid with funds of the Issuers other than the proceeds of Advances or advances under the Bridge Note Purchase Agreement and were not theretofore reimbursed; provided, however, that the aggregate amount of all Advances the proceeds of which are to be applied to pay or reimburse the Acquisition Price and Permitted Transaction Expenses in connection with any Approved Acquisition of Stock of a Person organized or doing business outside of Argentina or of assets located outside of Argentina (other than the Tescorp Acquisition) shall not exceed U.S.$10,000,000 (or the equivalent).

         (b) Notwithstanding anything contained herein to the contrary, the aggregate principal amount of the Advances and the Bridge Advances for each of the items specified in Section 2.4(a)(i) through (vii) above shall not exceed the corresponding amounts specified above.

         (c) Subject to Section 2.2(e), all Advances shall be made by the Purchasers pro rata on the basis of their Commitments. It is understood that no Purchaser shall be responsible for any default by any other Purchaser of its obligation to make an Advance except to the extent set forth in Section 2.2(e), and that each Purchaser shall be obligated to make the Advances provided to be made by it thereunder regardless of the failure of any other Purchaser to make its Advance hereunder.

         2.5 Interest. (a) The Issuers agree to pay interest in respect of the unpaid principal amount of each Advance from the date the amount of such Advance is made available to the Issuers as provided herein until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus LIBOR for such Interest Period.

         (b) During any period in which an Event of Default has occurred and is continuing (whether or not the Advances are accelerated), as the result of a default by the Issuers in the payment when due of any amount required to be paid hereunder, the outstanding principal amount of each Advance and, to the extent permitted by law, overdue interest in respect of the outstanding principal amount of each Advance and any other overdue amount payable by the

Issuers hereunder or under any other Purchase Document shall bear interest at a rate per annum equal to the product of (i) LIBOR in effect from time to time plus the Applicable Margin, and (ii) 1.5, in each such case with such interest to be payable on demand. During any period in which an Event of Default has occurred and is continuing (but the Advances have not been accelerated), as the result of a default by the Issuers in the due performance or observance of any term, covenant or agreement contained in Section 8, the outstanding principal amount of each Advance and, to the extent permitted by law, overdue interest in respect of the outstanding principal amount of each Advance and any other overdue amount payable by the Issuers hereunder or under any other Purchase Document shall bear interest at a rate per annum equal to the sum of (i) LIBOR in effect from time to time, plus (ii) the Applicable Margin, plus (ii) 2%, in each such case with such interest to be payable on demand.

         (c) Accrued (and theretofore unpaid) interest shall be payable in respect of the outstanding principal amount of each Advance on the last day of each Interest Period applicable thereto, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (d) On each Interest Determination Date, the Administrative Agent shall determine LIBOR for the Interest Period applicable to the Advances and shall promptly notify the Issuers and the Purchasers thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

         2.6  Increased Costs, Illegality, etc.

         (a) In the event that any Purchaser shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

              (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the London interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR; or
              (ii) at any time, that such Purchaser shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Advance because of (x) any change since the Effective Date in any applicable Law or in the interpretation or administration thereof and including the introduction of any new Law, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Purchaser of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Purchaser pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable Funding Office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements and/or
    (y) other circumstances since the Effective Date affecting such Purchaser or the London interbank Eurodollar market or the position of such Purchaser in such market; or

              (iii) at any time, that the making or continuance of any Advance has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Purchaser in good faith with any governmental request (whether or not having force of law) or
    (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the London interbank Eurodollar market;

then, and in any such event, such Purchaser (or the Administrative Agent, in the case of clause (i) above) shall promptly give telephonic notice (confirmed in writing) to the Issuers and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Purchasers). Thereafter
(x) in the case of clause (i) above, the interest rate during the applicable Interest Period shall be the Base Rate in effect on the applicable Interest Determination Date plus the Applicable Margin, (y) in the case of clause (ii) above, the Issuers shall pay to such Purchaser, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Purchaser in its sole discretion shall determine) as shall be required to compensate such Purchaser for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Purchaser, showing the basis for the calculation thereof, submitted to the Issuers by such Purchaser shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Issuers shall take one of the actions specified in Section 2.6(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Advance is affected by the circumstances described in Section 2.6(a) (iii), the Issuers shall either (x) if the affected Advance is then being made initially, cancel the respective Advance (subject, however, to Section 2.7), or (y) if the affected Advance is then outstanding, upon at least five Business Days' written notice to the Administrative Agent, repay the Advance of the affected Purchaser, provided that, if more than one Purchaser is affected at any time, then all affected Purchasers must be treated the same pursuant to this Section 2.6(b).

         (c) If any Purchaser determines at any time that the introduction or implementation of, or any change in, any applicable Law after the Effective Date, concerning capital adequacy, or any change in interpretation or administration thereof after the Effective Date by any Governmental Authority, will have the effect of increasing the amount of capital required or expected to be maintained by such Purchaser based on the existence of such Purchaser's Commitment hereunder or its obligations hereunder, then the Issuers shall pay to such Purchaser, within 15 Business Days of its written demand therefor, such additional amounts as shall be required to compensate such Purchaser for the increased cost to such Purchaser as a result of such increase of capital. In determining such additional amounts, each Purchaser will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Purchaser's determination of compensation owing under this
Section 2.6 shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Purchaser, upon determining that any additional amounts will be payable pursuant to this Section 2.6, will give prompt written notice thereof to the Issuers, which notice shall show the basis for calculation of such additional amounts, and the failure to give any such notice shall not release the Issuers' obligations to pay additional amounts pursuant to this Section 2.6.

         (d) At any time that any Advance is affected by the circumstances described in Sections 2.6(a)(ii) or 2.6(c), the Issuers shall have the right (subject, however, to Section 2.7), upon at least five Business Days' written notice to the Administrative Agent, to prepay the Advance of the affected Purchaser, provided that, if more than one Purchaser is affected at any time, then all affected Purchasers must be treated the same pursuant to this Section 2.6(d).

         2.7 Compensation. The Issuers shall compensate each Purchaser, upon its written request (which request shall set forth the basis for requesting such compensation and shall, absent manifest error, be final and conclusive and binding on all the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Purchaser to fund its Advances) which such Purchaser may sustain: (i) if for any reason (other than a default by such Purchaser or the Administrative Agent) any Funding of Advances does not occur on the date specified therefor in a Notice of Funding (whether or not withdrawn by the Issuer); (ii) if any repayment (including any prepayment made pursuant to
Section 4) of its Advances occurs on a date which is not the last day of an Interest Period with respect thereto, or (iii) as a consequence of (x) any other default by the Issuers to repay the Advances when required by the terms of this Agreement or the Notes or (y) any actions taken pursuant to Sections 2.6(b) or
(d).

         Section 3. Commitment Fee; Additional Fees; Reduction of Total Commitment.

         3.1 Commitment Fee. The Issuers agree to pay to the Administrative Agent for distribution to the Purchasers a commitment commission (the "Commitment Fee") for the period from the Effective Date until the earlier of
(i) the date that the Purchasers shall have made Advances in an aggregate principal amount equal to the Total Commitment, or (ii) the Availability Expiry Date (or, in either such case, such earlier date as the Total Commitment shall have been terminated), computed at a rate equal to 1% per annum on the daily average Unutilized Commitment. The Commitment Fee shall be due and payable in arrears on (x) the last Business Day of each calendar quarter, beginning on December 31, 1997, and (y) upon the earlier of (A) the Availability Expiry Date, and (B) such earlier date as the Total Commitment shall be terminated.

         3.2 Additional Fees. The Issuers agree to pay to the Administrative Agent, for its own account the fees that have been agreed to in that certain letter dated the date hereof between Supercanal Holding and the Administrative Agent.

         3.3  Reduction of Total Commitment.

         (a) If Tescorp Delaware shall not have consummated the acquisition of the Purchased Common Stock pursuant to, and as defined in, the Tescorp Purchase Agreement on or before December 31, 1997, the Total Commitment shall be reduced by an amount, if any, equal to the Tescorp Carryover Reduction Amount. For purposes hereof, the "Tescorp Carryover Reduction Amount" shall mean the difference, if any, between (i) U.S.$100,000,000, and (ii) the amount of the commitment reduction effected pursuant to Section 3.3(a) of the Bridge Note Purchase Agreement, to the extent such reduction reduces the Unutilized Total
Commitment (as defined in the Bridge Note Purchase Agreement).

         (b) Each increase or reduction of the Total Commitment pursuant to this Section 3.3 shall apply proportionately to the Commitment of each Purchaser.

         3.4 Voluntary Termination of Unutilized Total Commitment. Upon at least five Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent will promptly transmit to each of the Purchasers), the Issuers shall have the right, without premium or penalty, to terminate the Unutilized Total Commitment in whole or in part, in integral multiples of U.S.$5,000,000, provided that any such termination shall apply proportionately to reduce the Commitment of each Purchaser.

         Section 4. Prepayments; Scheduled Repayments; Payments.

         4.1 Voluntary Prepayments. The Issuers shall have the right to prepay the Advances, without premium or penalty, in whole or in part at any time and from time to time after the Initial Funding Date on the following terms and conditions: (i) the Issuers shall give the Administrative Agent at the Notice Office at least five Business Days' prior written notice of its intent to prepay the Notes and the amount of such prepayment (which notice the Administrative Agent will promptly transmit to each of the Purchasers); (ii) each prepayment in respect of any Advances shall be in an aggregate principal amount of at least U.S.$5,000,000; (iii) prepayments of an Advance may only be made pursuant to this Section 4.1 on the last day of an Interest Period applicable thereto, unless the Issuers pay all amounts owing under Section 2.7 as a result of repaying such Advance on a day other than the last day of the Interest Period applicable thereto; (iv) each prepayment in respect of any Advances shall be applied pro rata among such Advances in the inverse order of maturity; and (v) the Issuers shall have provided reasonable assurances to the Administrative Agent that the prepayment does not violate any applicable Laws of Argentina.

         4.2 Scheduled Repayments. (a) On the dates set forth below, the Issuers shall repay the principal amount of the Advances, to the extent then outstanding, as is set forth opposite such date (each such repayment, a "Scheduled Repayment" and each such date, a "Repayment Date"), as follows:

         Repayment Date                Amount
         -----------------             -----------------
         January 31, 2000              U.S.$  15,000,000
         April 30, 2000                U.S.$  15,000,000
         July 31, 2000                 U.S.$  15,000,000
         October 31, 2000              U.S.$  15,000,000
         January 31, 2001              U.S.$  15,000,000
         April 30, 2001                U.S.$  15,000,000

         July 31, 2001                 U.S.$  15,000,000
         October 31, 2002              U.S.$  15,000,000
         January 31, 2002              U.S.$  15,000,000
         April 30, 2002                U.S.$  15,000,000
         July 31, 2002                 U.S.$  15,000,000
         Final Maturity Date           U.S.$135,000,000


         (b) If the Total Commitment is reduced pursuant to Section 3.3, or if less than all of the Advances are funded, the Scheduled Repayments set forth above shall be reduced by the amount of such reduction or amount not borrowed pro rata based upon the then remaining Scheduled Repayments after giving effect to prior reductions thereto.

         4.3  Mandatory Prepayments.

         (a)  In addition to any other mandatory prepayments pursuant to this
Section 4.3, if at any time after the Initial Funding Date any of the Issuers, any Purchasing Agents or the Offeror receives or is entitled to receive any Net Proceeds from any public or private sale by any such Person of debt or equity securities (other than in connection with the Proposed IPO) of any Issuer or the Offeror, including, without limitation, in connection with the Proposed High Yield Debt Offering, then the Issuers shall promptly make, or cause to be made, a mandatory prepayment of the Advances and the other Obligations in an amount equal to the lower of (i) 100% of such Net Proceeds, and (ii) the outstanding amount of the Advances and other Obligations; provided, however, that the Issuers shall not be required to make any such prepayment in connection with any sale of Stock of any Issuer which results in Net Proceeds to the Issuers of less than U.S.$100,000 (or the equivalent thereof) in the aggregate.

         (b)  In addition to any other mandatory prepayments pursuant to this
Section 4.3, if at any time after the Initial Funding Date any of the Issuers, any Purchasing Agents or the Offeror receives or is entitled to receive any Net Proceeds from the Proposed IPO, then the Issuers shall promptly make, or cause to be made, a mandatory prepayment of the Advances and the other Obligations in an amount equal to the lower of (i) the amount of the Net Proceeds, (ii) the sum of (x) U.S.$100,000,000, and (y) 50% of the difference between the amount of the Net Proceeds and U.S.$100,000,000, and (iii) the outstanding amount of the Advances and other Obligations.

         (c)  In addition to any other mandatory prepayments pursuant to this
Section 4.3, if at any time after the Initial Funding Date any of the Issuers receives or is entitled to receive any Net Proceeds in excess of U.S.$1,000,000 (or the equivalent thereof) from the sale of any assets in any single or related series of transactions other than in the ordinary course of business (including any sale of Stock of any Issuer or any other Person), then the Issuers shall promptly make a mandatory prepayment of the Advances and the other Obligations in an amount equal to the lower of (i) 100% of such Net Proceeds (and not merely the excess), and (ii) the outstanding amount of the Advances and other Obligations; provided, however, that if any such sale is made by a Subsidiary of Supercanal Holding other than a wholly-owned Subsidiary, the mandatory prepayment shall be in an amount equal to the Net Proceeds of such sale multiplied by the percentage ownership interest (direct or indirect) of Supercanal
Holding in such Subsidiary.

         (d)  In addition to any other mandatory prepayments pursuant to this
Section 4.3, on April 30, 1999 and on April 30 of each year thereafter, the Issuers shall make a mandatory prepayment of the Advances and the other Obligations in an amount equal to the lower of (i) 100% of the Excess Cash Flow for the immediately preceding calendar year, and (ii) the outstanding amount of the Advances and other Obligations; provided, however, that if all principal, interest and all other amounts due under the Bridge Note Purchase Agreement shall have been fully paid on or before the first anniversary of the Effective Date, the obligation of the Issuers to make a mandatory prepayment under this
Section 4.3(d) shall commence on April 30, 2000 and continue on each April 30 thereafter and the amount of any such mandatory prepayment shall be reduced to an amount equal to the lower of (x) 50% of the Excess Cash Flow for the immediately preceding calendar year, and (y) the outstanding amount of the Advances and other Obligations.

         (e) Each prepayment pursuant to this Section 4.3 shall be applied pro rata among the Advances to the repayment of the principal thereof in the inverse order of maturity.

         4.4  Method and Place of Payment.

         (a) Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Purchaser or Purchasers entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office; provided, however, that if the Issuers are not able to so tender Dollars as a result of the adoption of a Law, the taking of action by a Governmental Authority or the occurrence of any other circumstance which in any such case prohibits or prevents the payment of Dollars, the Issuers shall, during the continuance of such prohibition or restriction, make payments hereunder and under the Notes by delivering to the Administrative Agent, for the benefit of the Purchasers, at its own expense, an amount of Dollar Denominated Securities which, when sold by the Administrative Agent in the markets in which such securities are customarily traded, will result in net proceeds to the Administrative Agent sufficient to satisfy in full the payments due hereunder and under the Notes in respect of the Obligations. The Administrative Agent shall sell any such Dollar Denominated Securities promptly, but in no event later than 30 days after delivery thereof, unless the Issuers shall otherwise so direct in writing. Any such delivery of Dollar Denominated Securities shall only be deemed to constitute payment of the applicable Obligation upon receipt by the Administrative Agent of the full amount of Dollars due in respect thereof.

         (b) Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

         (c) Any payment of principal or interest hereunder or under any Note in respect of any Advance shall be made by the Issuer which received the proceeds of such Advance. Contemporaneously with any such payment, the Issuers shall provide the Administrative Agent with evidence satisfactory to the Administrative Agent of compliance with this Section 4.4(c).

         4.5 Net Payments. All payments made by the Issuers hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, value-added taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of a Purchaser pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or Funding Office of such Purchaser is located and any jurisdiction which would have legal power to tax the net income of a Purchaser if such Purchaser had not made any Advance to the Issuers) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). The Issuers shall also reimburse each Purchaser, upon the written request of such Purchaser, for all other taxes imposed on or measured by the net income of such Purchaser pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or Funding Office of such Purchaser is located as such Purchaser shall determine are payable by such Purchaser in respect of amounts paid to or on behalf of such Purchaser pursuant to the preceding sentence. If any Taxes are so levied or imposed, the Issuers agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Issuers will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable Law certified copies of tax receipts evidencing such payment by the Issuers (provided, that if any such receipts cannot be obtained within 45 days, the Issuers will furnish such receipts as soon as reasonably practicable). Argentine value-added tax or any tax imposed in replacement thereof will be invoiced directly to the Issuers by each Purchaser which is an Argentine financial institution or whose Funding Office is located in Argentina, and the Issuer will pay such tax directly to such Purchaser upon receipt of any such invoice. The Issuers will indemnify and hold harmless each Purchaser, and reimburse such Purchaser upon its written request, for the amount of any Taxes or other taxes described above which are levied or imposed on and paid by such Purchaser.

         Section 5. Conditions Precedent.

         5.1 Conditions Precedent to the Initial Funding. The obligation of each Purchaser to make the Advances on the Initial Funding Date is subject, at the time of such Funding, to the satisfaction or waiver of the following conditions:

         (a) Execution of Agreement; Notes. The Effective Date shall have occurred and there shall have been delivered to the Administrative Agent for the account of each

Purchaser the appropriate Notes executed by the Issuers in the amount, with the maturity and as otherwise provided herein.

         (b) No Default; Representations and Warranties. At the time of the Funding (and after giving effect thereto) (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Purchase Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the Funding.

         (c) Notice of Funding; Amount of Funding. The Administrative Agent shall have received a Notice of Funding with respect to the Advances to be made on such date meeting the requirements of Section 2.2(b). Each Advance requested in such Notice of Funding shall not exceed the Permitted Funding Amount with respect to such Advance, and the sum of (i) aggregate amount of the Advances requested in such Notice of Funding, and (ii) the aggregate amount of all Advances outstanding under the Notes, shall not exceed the product of (x) 5.25, and (y) the Annualized Consolidated EBITDA of Supercanal Holding as at the end of the calendar quarter then nearest ended. For purposes hereof, the Annualized Consolidated EBITDA of Supercanal shall be determined by reference to the financial statements delivered to the Administrative Agent pursuant to Section 7.1(i) hereof (or, if no such financial statements have been delivered pursuant to such Section, by reference to the financial statements delivered pursuant to the credit documents for the Syndicated Facilities or such other financial statements as shall be acceptable to the Administrative Agent).

         (d)  Officer's Certificates; Proceedings.

              (i) The Administrative Agent shall have received a certificate from (A) Supercanal Bolivia, (B) Sucanal S.R.L., and (C) each of the Issuers which has adopted any amendments to its estatutos sociales or other organization documents since the date it became a Subsidiary of Supercanal Holding (other than amendments adopted pursuant to the credit documents for the Syndicated Facilities), dated the Initial Funding Date, signed by the President or any Vice President of such Issuers, substantially in the form of Exhibit C hereto, with appropriate insertions, together with copies of the estatutos sociales, as amended, and resolutions referred to in such certificate.

              (ii) All corporate and legal proceedings and all Purchase Documents shall be satisfactory in form and substance to the Administrative Agent and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings and Governmental Approvals, if any, which the Administrative Agent may reasonably have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities.

              (iii) The Administrative Agent shall have received from Supercanal Holding a copy of the Shareholders' Agreement, together with all amendments thereto through and including the Initial Funding Date, certified as true and correct by the President of Supercanal Holding.

         (e) Opinions of Counsel. The Administrative Agent shall have received opinions addressed to the Administrative Agent, the Collateral Agent and each of the Purchasers, dated the Initial Funding Date, and in form and substance satisfactory to the Administrative Agent, from (i) Rogers & Wells, special U.S. counsel to the Issuers, substantially in the form of Exhibit D-1 hereto and as to such other matters as the Administrative Agent shall reasonably request, (ii) Marval, O'Farrell & Mairal, special Argentine counsel to the Issuers, substantially in the form of Exhibit D-2 hereto and as to such other matters as the Administrative Agent shall reasonably request, (iii) Estudio Vila, Argentine counsel to the Issuers, substantially in the form of Exhibit D-3 and as to such other matters as the Administrative Agent shall reasonably request, (iv) Dr. Comesana, special counsel to the Issuers (or other similarly qualified expert reasonably satisfactory to the Administrative Agent), as to such matters as the Administrative Agent shall reasonably request, and (v) such other counsel as the Administrative Agent shall reasonably require, as to such matters as the Administrative Agent shall reasonably require.

         (f)  Pledge Agreements.

              (i) Each Issuer which holds Stock of another Issuer (other than Supercanal Bolivia), if such other Issuer is a corporation (sociedad anonima), shall have duly authorized, executed and delivered a pledge agreement substantially in the form of Exhibit E-1 (as amended, modified or supplemented from time to time, an "SA Pledge Agreement" and together with all other SA Pledge Agreements executed and delivered pursuant hereto, the "SA Pledge Agreements"), pursuant to which such Issuer shall have granted to (A) the Collateral Agent, for the benefit of the Purchasers, a first priority Lien on all of the Stock of each such other Issuer owned by such Issuer, and (B) the Bridge Collateral Agent for the benefit of the Bridge Purchasers, a second priority Lien on all of such Stock of each such other Issuer, free and clear of all Liens (and shall have (i) delivered to the Collateral Agent all such Stock with the relevant annotation of the existence and perfection of the Liens created by such SA Pledge Agreement,
    (ii) given notice to the Issuer which issued such Stock of the grant of such Liens as required by Argentine Law, and (iii) caused the Issuer which issued such Stock to have duly registered such Liens in the names of the Collateral Agent and the Bridge Collateral Agent in such Issuer's share registry).

              (ii) SRL Holding and each Issuer and Purchasing Agent which acquired Stock of another Issuer, if such other Issuer is a limited liability company (sociedad de responsabilidad limitada), shall have duly authorized, executed and delivered a pledge agreement substantially in the form of Exhibit E-2 (as amended, modified or supplemented from time to time, an "SRL Pledge Agreement" and together with all other SRL Pledge Agreements executed and delivered pursuant hereto, the "SRL Pledge Agreements"), pursuant to which SRL Holding, and each such Issuer or Purchasing Agent shall have granted to (A) the Collateral Agent, for the benefit of the Purchasers, a first priority Lien on all of the Stock of such other Issuer owned or acquired by SRL Holding, such Issuer or Purchasing Agent, and (B) the Bridge Collateral Agent, for the benefit of the Bridge Purchasers, a second priority Lien on all of such Stock, free and clear of all Liens.

              (iii) Supercanal Holding shall have duly authorized, executed and delivered an SA Pledge Agreement pursuant to which it shall have granted to (A) the Collateral Agent, for the benefit of the Purchasers, a first priority Lien on 49% of the Stock of Tele Imagen Codificada S.A. ("TIC"), and (B) the Bridge Collateral Agent for the benefit of the Bridge Purchasers, a second priority Lien on all of such Stock, free and clear of all Liens (and shall have (i) delivered to the Collateral Agent all such Stock with the relevant annotation of the existence and perfection of the Liens created by such SA Pledge Agreement, (ii) given notice to TIC of the grant of such Liens as required by Argentine Law, and (iii) caused TIC to have duly registered such Liens in the names of the Collateral Agent and the Bridge Collateral Agent in TIC's share registry).

              (iv) The Administrative Agent shall have received evidence of the completion of all recordings and filings of, or with respect to, the SA Pledge Agreements, and the SRL Pledge Agreements as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security and other interests intended to be created by each such agreement, except for the filing of the SRL Pledge Agreements with the applicable registro publico which is required in order to perfect the security interest granted thereby.

         (g) Guaranty Trust Agreements. Each Issuer (other than Supercanal Holding, SRL Holding, Inversora Atelco Comodoro S.A. and Inversora Antena Comunitaria Trelew S.A.) and TIC shall have duly authorized, executed and delivered a guaranty trust agreement (cesion fiduciaria) substantially in the form of Exhibit F (as amended, modified or supplemented from time to time, a "Guaranty Trust Agreement" and together with all other Guaranty Trust Agreements executed and delivered pursuant hereto, the "Guaranty Trust Agreements"), pursuant to which such Issuer shall have assigned to the Guaranty Trustee in guaranty trust for the benefit of the Purchasers and the Bridge Purchasers all of its present and future Receivables, free and clear of all Liens, other than Liens created pursuant to the Purchase Documents and the Bridge Purchase Documents; provided, that (i) the Guaranty Trust Agreements executed and delivered by Cable Televisora Color Pehuenche S.R.L. and Cable Televisora Color S.R.L. shall only provide for the assignment in guaranty trust of 65% of the Receivables of each such company, and (ii) the Guaranty Trust Agreement executed and delivered by TIC shall only provide for the assignment in guaranty trust of 13% of the Receivables of such company.

         (h) Due Diligence. The Administrative Agent and the Required Purchasers shall have (i) completed a due diligence investigation of the Issuers and such other matters related to or in connection with the transactions contemplated hereby, in scope, and with results, satisfactory to the Administrative Agent and the Required Purchasers in all respects, (ii) been given such access to the management, records, books of account, contracts, concessions, management agreements with respect to the business, regulatory framework and environment and property of the Issuers, and (iii) received such financial, business and other information regarding the Issuers and such other matters related to or in connection with the transactions contemplated hereby as the Administrative Agent and/or the Required Purchasers shall have requested.

         (i) Projections. On or prior to the Initial Funding Date, the Administrative Agent shall have received true and correct copies of the projections referred to in Section 6.7, which projections shall be in form and substance satisfactory to the Administrative Agent and the Required Purchasers.

         (j) Transferor's COMFER Approval; Power of Attorney. The Administrative Agent shall have received assurances satisfactory to it that, except as set forth on Schedule III, the transferors from which the Issuers or the Purchasing Agents acquired the Stock of the Acquired Issuers either
(i) had all COMFER Approvals required in connection with the acquisition and ownership of such Stock by such transferors, or (ii) had received, prior to the transfer of such Stock to the Issuers or the Purchasing Agents, an irrevocable power of attorney pursuant to which the predecessor in interest of the transferors had granted to such transferors the right to direct or cause the direction of the management and policies of the Acquired Issuers and to transfer or otherwise pledge the Stock of the Acquired Issuers.

         (k) Consent Letter. The Administrative Agent shall have received a letter from the Process Agent, in form and substance satisfactory to the Administrative Agent in all respects, indicating its consent to its appointment by each Issuer as its agent to receive service of process in connection with the transactions contemplated by the Purchase Documents.

         (l) Governmental Approvals. The Administrative Agent shall have received assurances satisfactory to it that all Governmental Approvals (except for the filing of the SRL Pledge Agreements with the applicable registro publico which is required in order to perfect the security interest granted thereby) required (i) in connection with the execution, delivery and performance of the Purchase Documents, and (ii) to ensure the legality, validity, binding effect and enforceability of any and all such Purchase Documents, have been received by the Issuers.

         (m) Compliance. The Administrative Agent shall have received assurances satisfactory to it that the transactions contemplated in the Purchase Documents are in compliance in all respects with all applicable Laws.

         (n) Litigation. Other than as set forth on Schedule IV hereto, no litigation, action, suit, investigation, claim or proceeding shall be pending or, to the knowledge of the Issuers, threatened with respect to this Agreement or any other Purchase Document, the transactions contemplated hereby or which could reasonably be expected to have a Material Adverse Effect on any of the Issuers.

         (o) Payments. All Fees and other amounts required to be paid or deposited on or prior to the Initial Funding Date under this Agreement and the other Purchase Documents shall have been paid or deposited.

         (p) Market Conditions, etc. There shall not exist or be anticipated to occur any disruption or other circumstances in United States, Argentine or international capital markets or other financial, political or economic conditions, or currency exchange rates or exchange controls applicable to the Dollar or the Peso as would, in the sole judgment of the Administrative Agent, make it impracticable for any Purchaser to successfully sell its Notes.

         (q) COMFER Applications. The Administrative Agent shall have received assurances satisfactory to it that the predecessors in interest of each Acquired Issuer and each direct and indirect predecessor in interest of such predecessors shall have prepared, executed and filed all required documents and instruments necessary to obtain the COMFER Approval required in connection with the acquisition and ownership by any such transferor of its interest in the Acquired Issuer.

         (r) No Material Adverse Change. The Issuers shall have delivered to the Administrative Agent a certificate signed by the President of Supercanal Holding to the effect that since June 30, 1997, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Supercanal Holding or any of its Subsidiaries.

         (s) Power of Attorney for Review of COMFER Records. Each of the Issuers shall have executed and delivered to the Administrative Agent an irrevocable power of attorney, in form and substance satisfactory to the Administrative Agent, pursuant to which each such Person shall have granted to the Administrative Agent and its Affiliates and authorized representatives the authority to review the records of COMFER relating to it.

         (t) Funding of Bridge Advances; Refinancing of Certain Indebtedness. The Issuers shall have requested, and the Bridge Purchasers shall have funded, Bridge Advances in an aggregate principal amount not less than the Total Commitment (as defined under the Bridge Note Purchase Agreement) and all such Bridge Advances shall have been applied to the payment of the Syndicated Facilities and/or the Subsidiary Indebtedness. To the extent such Bridge Advances are not sufficient to repay in full such Indebtedness, the Issuers shall have requested Advances on the Initial Funding Date in an aggregate principal amount equal to the unpaid amount of such Indebtedness.

         (u) Additional Conditions Relating to Acquisitions. If the Advances to be made on the Initial Funding Date relate to the payment or reimbursement of the Acquisition Price of any Acquisition Subsidiary or the payment or reimbursement of any Permitted Transaction Expenses arising in connection with any Acquisition, the Issuers shall have satisfied the additional conditions precedent set forth in Section 5.3.

         5.2 Conditions Precedent to Subsequent Fundings. The obligation of each Purchaser to make Advances on each Funding Date after the Initial Funding Date is subject, at the time of such Funding, to the satisfaction or waiver of the following conditions:

         (a) No Default; Representations and Warranties. At the time of the Funding (and after giving effect thereto) (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Purchase Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the Funding.

         (b) Notice of Funding; Amount of Funding. The Administrative Agent shall have received a Notice of Funding with respect to the Advances to be made on such date meeting the requirements of Section 2.2(b). Each Advance requested in such Notice of Funding shall not exceed the Permitted Funding Amount with respect to such Advance, and the sum of (i) the aggregate amount of the Advances requested in such Notice of Funding, and (ii) the aggregate amount of all Advances outstanding hereunder, shall not exceed the product of (x) 5.25, and (y) the Annualized Consolidated EBITDA of Supercanal Holding as at the end of the calendar quarter then nearest ended. For purposes hereof, the Annualized Consolidated EBITDA of Supercanal shall be determined by reference to the financial statements delivered to the Administrative Agent pursuant to
Section 7.1(i) hereof (or, if no such financial statements have been delivered pursuant to such Section, by reference to the financial statements delivered pursuant to the credit documents for the Syndicated Facilities or such other financial statements as shall be acceptable to the Administrative Agent).

         (c) Litigation. Other than as set forth on Schedule IV hereto, no litigation, action, suit, investigation, claim or proceeding shall be pending or, to the knowledge of the Issuers, threatened with respect to this Agreement or any other Purchase Document, the transactions contemplated hereby or which could reasonably be expected to have a Material Adverse Effect on any Issuer.

         (d) Payments. All Fees and other amounts required to be paid or deposited on or prior to the Funding Date under this Agreement and the other Purchase Documents shall have been paid or deposited.

         (e) Market Conditions, etc. There shall not exist or be anticipated to occur any disruption or other circumstances in the United States, Argentine or international capital markets or other financial, political or economic conditions, or currency exchange rates or exchange controls applicable to the Dollar or the Peso as would, in the sole judgment of the Administrative Agent, make it impracticable for any Purchaser to successfully sell its Notes.

         (f) Additional Conditions Relating to Acquisitions. If the Advances to be made on the Funding Date relate to the payment or reimbursement of the Acquisition Price of any Acquisition Subsidiary or the payment or reimbursement of any Permitted Transaction Expenses arising in connection with any Acquisition, the Issuers shall have satisfied the additional conditions precedent set forth in Section 5.3.

         5.3 Conditions Precedent Relating to Acquisitions. The obligation of each Purchaser to make Advances on each Funding Date, to the extent that the proceeds of Advances to be made on such date will be applied to the payment or reimbursement of the Acquisition Price of any Acquisition Subsidiary or the payment or reimbursement of any Permitted Transaction Expenses arising in connection with any Acquisition (other than the Tescorp Acquisition, except to the extent provided in Section 12.1(b)), is subject, at the time of such Funding, to the satisfaction or waiver of the following additional conditions:

         (a) Officer's Certificates; Proceedings. The Administrative Agent shall have received a certificate from each Applicable Acquisition Subsidiary, dated the Funding Date, signed by the President or any Vice President of each Applicable Acquisition Subsidiary, substantially in the form of Exhibit C hereto with appropriate insertions, together with copies of the estatutos sociales and the resolutions referred to in such certificate.

         (b)  Pledge Agreements.
              (i) If any Applicable Acquisition Subsidiary is a corporation (sociedad anonima), the acquiring Issuer shall have duly authorized, executed and delivered an SA Pledge Agreement, pursuant to which such Issuer shall have granted (A) to the Collateral Agent, for the benefit of the Purchasers, a first priority Lien on all of the Stock of such Applicable Acquisition Subsidiary acquired by the Acquiring Issuer, and
    (B) if any Bridge Obligations are outstanding, to the Bridge Collateral Agent, for the benefit of the Bridge Purchasers, a second priority Lien on all of such Stock of such Applicable Acquisition Subsidiary, free and clear of all Liens (and shall have (i) delivered to the Collateral Agent all such Stock with the relevant annotation of the existence and perfection of the Liens created by such SA Pledge Agreement, (ii) given notice to the Applicable Acquisition Subsidiary of the grant of such Liens as required by Argentine Law, and (iii) caused the Applicable Acquisition Subsidiary to have duly registered such Liens in the names of the Collateral Agent and the Bridge Collateral Agent in the Applicable Acquisition Subsidiary's share registry).

              (ii) If any Applicable Acquisition Subsidiary is a limited liability company (sociedad de responsabilidad limitada), the acquiring Issuer shall have duly authorized, executed and delivered an SRL Pledge Agreement, pursuant to which the Issuer shall have granted to (A) the Collateral Agent, for the benefit of the Purchasers, a first priority Lien on all of the Stock of such Applicable Acquisition Subsidiary acquired by the acquiring Issuer, and (B) if any Bridge Obligations are outstanding, the Bridge Collateral Agent, for the benefit of the Bridge Purchasers, a second priority Lien on all of the Stock of each such Applicable Acquisition Subsidiary, free and clear of all Liens.

              (iii) The Administrative Agent shall have received evidence of the completion of all recordings and filings of, or with respect to, the SA Pledge Agreements and the SRL Pledge Agreements as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security and other interest intended to be created by each such agreement, except for the filing of the SRL Pledge Agreements with the applicable registro publico which is required in order to perfect the security interest granted thereby.

         (c) Guaranty Trust Agreement. Each Applicable Acquisition Subsidiary shall have duly authorized, executed and delivered a Guaranty Trust Agreement, pursuant to which such Applicable Acquisition Subsidiary shall have assigned to the Guaranty Trustee in guaranty trust for the benefit of the Purchasers and, to the extent any Bridge Obligations are outstanding, the Bridge Purchasers all of such Applicable Acquisition Subsidiary's present and future Receivables, free and clear of all Liens.

         (d) Joinder Agreement. Each Applicable Acquisition Subsidiary shall have duly authorized, executed and delivered a Joinder Agreement substantially in the form of Exhibit

G hereto (as amended, modified or supplemented from time to time, a "Joinder Agreement") pursuant to which such Applicable Acquisition Subsidiary shall have joined in this Agreement and the Notes and, to the extent any Bridge Obligations are outstanding, in the Bridge Note Purchase Agreement and the Bridge Notes as a party hereto and thereto and become an Issuer hereunder and under the Notes and under the Bridge Note Purchase Agreement and the Bridge Notes.

         (e) Opinions of Counsel. The Administrative Agent shall have received from counsel to the Issuers (who shall be reasonably satisfactory to the Administrative Agent) an opinion or opinions addressed to the Administrative Agent, the Collateral Agent and each of the Purchasers and dated the date of the Funding as to such matters as the Administrative Agent may reasonably request.

         (f) Due Diligence. The Administrative Agent and the Required Purchasers shall have (i) completed a due diligence investigation of the Applicable Acquisition Subsidiary and such other matters related to or in connection with the Acquisition thereof, in scope, and with results, satisfactory to the Administrative Agent and the Required Purchasers in all respects, (ii) been given such access to the management, records, books of account, contracts, concessions, management agreements with respect to the business, regulatory framework and environment and property of the Issuers, and (iii) received such other financial, business and other information regarding the Applicable Acquisition Subsidiary and the Acquisition thereof as the Administrative Agent and/or the Required Purchasers shall have requested.

         (g) Acquisition Audit Report; Projections; Compliance Certificate. The Administrative Agent shall have received the following documents not later than the date three Business Days prior to the applicable Funding Date:
(x) the special audit report of Coopers & Lybrand (or other auditors of international standing acceptable to the Administrative Agent), prepared in accordance with agreed upon procedures and dated not earlier than the date 10 days prior to the date of the Funding, of the Subscribers, Indebtedness and contingent liabilities of each Applicable Acquisition Subsidiary, and the results of such audit shall be to the satisfaction of the Administrative Agent and the Required Purchasers, (y) as to each Applicable Acquisition Subsidiary for which the Acquisition Price or exchange value exceeds U.S.$5,000,000, consolidated financial projections for Supercanal Holding and its Subsidiaries for the five-year period after the Funding Date, prepared by Supercanal Holding on a pro forma basis to reflect the Consolidated EBITDA and Indebtedness of each Applicable Acquisition Subsidiary during such period, and (z) a certificate from Supercanal Holding substantially in the form of Exhibit H hereto, dated the date three Business Days prior to the Funding Date, signed by the President or any Vice President of Supercanal Holding, setting forth the calculations required to establish pro forma compliance by Supercanal Holding with the provisions of Sections 8.7 through
8.13 hereof, after giving effect to the Acquisition of each Applicable Acquisition Subsidiary. The conditions set forth in clauses (y) and (z) shall not be applicable in connection with the Acquisition of Telecable S.A.

         (h) Transferor's COMFER Approval; Power of Attorney. The Administrative Agent shall have received assurances satisfactory to it in all respects that, the transferors from which the Issuers will acquire the Stock of each Applicable Acquisition Subsidiary, either (i) has all COMFER Approvals required in connection with the acquisition and ownership of such Stock by such transferors, or (ii) have been granted an irrevocable power of attorney, in form and substance satisfactory to the Administrative Agent, pursuant to which the predecessor in interest of the transferors shall have granted to such transferors the right to direct or cause the direction of the management and policies of the Applicable Acquisition Subsidiary and to transfer or otherwise pledge the Stock of such Acquisition Subsidiary. This condition shall not be applicable in connection with the Acquisition of Telecable S.A.

         (i) The Acquisition. On or prior to the date three Business Days prior to the Funding Date there shall have been delivered to the Administrative Agent and the Required Purchasers a true and correct copy of all of the Applicable Acquisition Documents, certified as true and correct by the President or any Vice President of Supercanal Holding, and all such Applicable Acquisition Documents shall be in full force and effect and in form and substance satisfactory to the Administrative Agent and the Required Purchasers, including with respect to the establishment by the Issuers of procedures and reserves for the Indebtedness and contingent liabilities of each Applicable Acquisition Subsidiary. On or prior to the Funding Date (i) each of the conditions precedent as set forth in the Applicable Acquisition Documents shall have been satisfied and not waived (or with respect to any non-material conditions, waived by the applicable party); (ii) the Administrative Agent shall have received assurances satisfactory to it in all respects that (x) each Applicable Acquisition shall have been consummated in compliance with the Applicable Acquisition Documents and all applicable Laws and (y) all necessary Governmental Approvals and third-party approvals in connection with each Applicable Acquisition other than the COMFER Approval shall have been obtained and remain in effect, and (iii) all applicable waiting periods shall have expired without any action being taken by any Governmental Authority which restrains, prevents or imposes, in the judgment of the Administrative Agent, materially adverse conditions upon the consummation of each Applicable Acquisition.

         (j) Transferor Power of Attorney. The transferors of the Stock of each Applicable Acquisition Subsidiary shall have granted to the Issuers an irrevocable power of attorney, in form and substance satisfactory to the Administrative Agent (a "Transferor Power of Attorney" and together with all other Transferor Powers of Attorney executed and delivered in connection with any Applicable Acquisition, the "Transferor Powers of Attorney"), pursuant to which the Issuers shall have the exclusive right and power to direct or cause the direction of the management and policies of such Applicable Acquisition Subsidiary, including without limitation, the right and power to vote the Stock of such Applicable Acquisition Subsidiary, to request the applicable COMFER Approval, to execute and deliver the SA Pledge Agreement and the SRL Pledge Agreement, as the case may be, and to take such other actions regarding the business or assets of such Applicable Acquisition Subsidiary as
the Issuers shall deem necessary or desirable.    This condition shall not be
applicable in connection with the Acquisition of Telecable S.A.

         (k) Consent Letter. The Administrative Agent shall have received a letter from the Process Agent, in form and substance satisfactory to the Administrative Agent in all respects, indicating its consent to its appointment by each Applicable Acquisition Subsidiary as its agent to receive service of process in connection with the transactions contemplated by the Purchase Documents and the Bridge Purchase Documents. This condition shall not be applicable to the Funding on the Initial Funding Date in connection with the Acquisition of Telecable S.A.

         (l) Governmental Approvals. The Administrative Agent shall have received assurances satisfactory to it that all Governmental Approvals (except for the filing of the SRL Pledge Agreements with the applicable registro publico which is required in order to perfect the security interest granted thereby) required (i) in connection with the execution, delivery and performance of the Purchase Documents and (ii) to ensure the legality, validity, binding effect and enforceability of any and all such Purchase Documents, have been received by the Issuers.

         (m) COMFER Applications. The Administrative Agent shall have received assurances satisfactory to it that the transferors in each Applicable Acquisition and each direct and indirect predecessor in interest of such transferors shall have prepared, executed and filed all required documents and instruments necessary to obtain the COMFER Approval required in connection with the acquisition and ownership by any such transferor or predecessor of its interest in the Applicable Acquisition Subsidiary.

         (n) Power of Attorney for Review of COMFER Records. Each Acquisition Subsidiary shall have executed and delivered to the Administrative Agent an irrevocable power of attorney, in form and substance satisfactory to the Administrative Agent, pursuant to which each such Acquisition Subsidiary shall have granted to the Administrative Agent and its Affiliates and authorized representatives the authority to review the records of COMFER relating to it.

         5.4  Satisfaction of Conditions; Representation.

         (a) The obligations of each Purchaser to make Advances on each Funding Date are subject to the satisfaction of the foregoing conditions applicable to such Funding to the satisfaction of the Administrative Agent; provided, however, that the conditions specified in Sections 5.1(h), 5.1(i), 5.3(f), 5.3(g) and the first sentence of 5.3(i) shall be to the satisfaction of the Required Purchasers.

         (b) The acceptance of the proceeds of each Advance shall constitute a representation and warranty by each of the Issuers to the Administrative Agent and each of the Purchasers that all the conditions specified in this
Section 5 were satisfied as of the Funding Date for such Advance (unless otherwise waived by the Administrative Agent or the Purchasers, as the case may be). All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Purchasers and, except for the Notes, in sufficient counterparts for each of the Purchasers.

         Section 6. Representations, Warranties and Agreements. In order to induce the Purchasers to enter into this Agreement and to purchase the Notes and make the Advances, each of the Issuers makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Advances, with the occurrence of each Funding being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct on and as of the date of the Funding (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

         6.1  Legal Status.

         (a) Each of the Credit Parties organized and existing under the Laws of Argentina is either a duly incorporated and validly existing corporation (sociedad anonima) or limited liability company (sociedad de responsabilidad limitada) under the laws of Argentina. Each of the Credit Parties organized and existing under the Laws of a jurisdiction outside of Argentina is a duly organized and validly existing corporation (and, if applicable, in good standing) under the laws of such jurisdiction.

         (b) Each of the Credit Parties (i) has the power and authority to own its property and assets and to transact the business in which it is engaged and to do all things necessary or appropriate in respect of its business and (ii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualification, except for (x) failures to be so qualified which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on it or any of its Subsidiaries, (y) COMFER Approvals which are required to be obtained by the Credit Parties or the Purchasing Agents in connection with the acquisition by such Persons of the Stock of the Acquired Issuers and the Acquisition Subsidiaries, and (z) registration with the applicable Governmental Authorities, including, without limitation, the applicable registros publicos, of the ownership by the Issuers or their Purchasing Agents of Stock of any Acquired Issuers or Acquisition Subsidiaries.

         6.2 Power and Authority. Each of the Credit Parties and the Purchasing Agents has the power and authority to execute, deliver and perform the terms and provisions of each of the Purchase Documents to which it or he is party and has taken all corporate or other action necessary to authorize the execution, delivery and performance by it of each such Purchase Documents as have been executed and delivered as of each date this representation and warranty is made. Each of the Credit Parties and the Purchasing Agents has duly executed and delivered each of the Purchase Documents to which it is party, and each such Purchase Document constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equity principles. Except as reflected in the certificates delivered by the Issuers pursuant to Section 5.1(d), none of the bylaws or other organization documents of any of the Acquired Issuers has been amended, except to the extent such amendments were adopted pursuant to the credit documents for the Syndicated Facilities.

         6.3 No Immunity. None of the Credit Parties or the Purchasing Agents nor any of its or his property has any immunity from the jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction, including the laws of Argentina, except to the extent provided in Section 63 of the Broadcasting Law.

         6.4 No Violation. Neither the execution, delivery or performance by any Credit Party or Purchasing Agent of the Purchase Documents to which it or he is a party, nor compliance by it or him with the terms and provisions thereof, nor the use of the proceeds of the Advances as contemplated herein
(i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality binding on any such Credit Party or Purchasing Agent, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default in respect of, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens created pursuant to the Security Documents) upon, any of the property or assets of any Credit Party or Purchasing Agent or pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which any Credit Party or Purchasing Agent is a party or by which any such Credit Party's or Purchasing Agent's properties or assets is bound or to which any such Credit Party may be subject or (iii) will violate any provision of the estatutos sociales, articles of incorporation, bylaws or other organizational documents of any Credit Party.

         6.5  Governmental Approvals.

         (a) No Governmental Approval (except (x) as has been obtained or made and is in full force and effect, and (y) the filing of any SRL Pledge Agreement with the applicable Governmental Authority, including, without limitation, the applicable registro publico (which is necessary in order to perfect the security interest granted thereby)), is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Issuer or Purchasing Agent of any Purchase Document or (ii) the legality, validity, binding effect or enforceability against any Issuer or Purchasing Agent of any such Purchase Document.

         (b) Except as set forth on Schedule III hereto, the transferors from which the Issuers or Purchasing Agents acquired the Stock of the Acquired Issuers either (i) had all COMFER Approvals required in connection with the acquisition and ownership of such Stock by such transferors, or (ii) had been granted, prior to the transfer of such Stock to the Issuers or the Purchasing Agents, an irrevocable power of attorney pursuant to which the predecessor in interest of the transferors had granted to such transferors the right to direct or cause the direction of the management and policies of the Acquired Issuers and to transfer or otherwise pledge the Stock of the Acquired Issuers.

         (c) To the best knowledge of the Issuers, there is no reason to believe that each COMFER Approval required but not yet received in connection with the acquisition by the Issuers or Purchasing Agents of the Stock of any Acquired Issuer or any Acquisition Subsidiary would not be granted by COMFER in the ordinary course.

         6.6 Litigation. There is no litigation, action, suit, investigation, claim or proceeding pending or, to the knowledge of the Issuers, threatened with respect to this Agreement or any other Purchase Document or the transactions contemplated hereby. Other than as set forth on
Schedule IV hereto, there is no litigation, action, suit, investigation, claim or proceeding pending or threatened which could reasonably be expected to have a Material Adverse Effect on any Credit Party.

         6.7  Financial Statements; Projections; No Material Adverse Change.

         (a) The consolidated balance sheet of Supercanal Holding and its Subsidiaries as at June 30, 1997, and the related statement of income and retained earnings and changes in financial position of Supercanal Holding and its Subsidiaries for the six-month period then ended heretofore furnished to the Administrative Agent were prepared in accordance with Argentine GAAP and fairly present the financial condition and results of operations of Supercanal Holding and its Subsidiaries as at and for the period covered thereby.

         (b) The financial projections for the Issuers prepared by Supercanal Holding for the five-year period after the Initial Funding Date heretofore furnished to the Administrative Agent were prepared on the basis described therein, and are based on good faith estimates and assumptions believed by management of Supercanal Holding to be reasonable and attainable as of the date thereof, and there are no statements or conclusions in any of the projections which are based upon or include information known to Supercanal Holding to be misleading or which fail to take into account material information regarding the matters reported therein.

         (c) The consolidated financial projections for Supercanal Holding and its Subsidiaries furnished to the Administrative Agent in connection with any Funding pursuant to Section 5.3(g) were prepared on the basis described therein, and are based on good faith estimates and assumptions believed by management of Supercanal Holding to be reasonable and attainable as of the date thereof, and there are no statements or conclusions in any of the projections which are based upon or include information known to Supercanal Holding to be misleading or which fail to take into account material information regarding the matters reported therein.

         (d) Since the date of the latest audited financial statements of the Issuers provided to the Administrative Agent pursuant to the credit documents for the Syndicated Facilities or pursuant to Section 7.1 hereof, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Supercanal Holding or any of its Subsidiaries.

         6.8  Existing Indebtedness.

         (a) Schedule V sets forth a true and complete list of all Indebtedness of each of the Credit Parties as of the Effective Date other than Contingent Obligations, in each case indicating the aggregate principal amount thereof, accrued interest in respect thereof and the obligee of such Indebtedness.

         (b) As of the Effective Date, the aggregate amount of all Purchase Money Financing is U.S.$39,021,546, and the aggregate amount of all Subsidiary Indebtedness is U.S.$2,292,390.

         (c) Tescorp Delaware does not have any Indebtedness other than Indebtedness arising under the Tescorp Purchase Agreement. Neither Inversora Atelco Comodoro S.A. nor Inversora Antena Comunitaria Trelew S.A. has any Indebtedness.

         6.9 Use of Proceeds. All proceeds of the Advances shall be used by the Issuers to (i) repay the Syndicated Facilities, the Purchase Money Indebtedness and the Subsidiary Indebtedness, (ii) to make permitted Capital Expenditures, (iii) for working capital purposes, (iv) to pay or reimburse the Issuers for Permitted Transaction Expenses, (v) to pay or reimburse the Issuers for the Acquisition Price in connection with Approved Acquisitions, and (vi) to pay or reimburse amounts contemplated in Section 12 hereof. Advances made on the Initial Funding Date shall be used to repay the Syndicated Facilities, the Purchase Money Indebtedness and the Subsidiary Indebtedness. No part of the proceeds of any Advance will be used by the Issuers to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of the Advances nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System.

         6.10 Properties. Each of the Credit Parties has good and marketable title to all properties owned by it, free and clear of all Liens other than Liens permitted under Section 8.1, except as such title may be affected by the failure of the Issuers to have obtained COMFER Approvals in connection with the acquisition by Supercanal Holding of the Stock of its Subsidiaries. With respect to any lease or rental agreement for any premises to which any Credit Party is a party, (i) such lease or rental agreement is in full force and effect, (ii) such Credit Party has complied in all material respects with all of the terms of such lease or rental agreement, (iii) there exists no event of default or an event, act or condition (other than defaults or conditions which are not reasonably likely to have a Material Adverse Effect on the Credit Party) which with notice or lapse of time, or both, would constitute an event of default thereunder by the Credit Party or, to the knowledge of the Issuers, the lessor thereunder, and (iv) the Credit Party is in possession of the premises demised under all such leases and rental agreements and is conducting business on such premises.

         6.11 License. The License held by each of the Credit Parties is in full force and effect and each of the Credit Parties is in compliance with the terms and conditions thereof. A true and correct copy of each such License has been provided to the Administrative Agent.

         6.12 Patents, Licenses, Franchises and Formulas. Each of the Credit Parties owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could result in a Material Adverse Effect on such Credit Party.

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

         6.13 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any of the Credit Parties or the Purchasing Agents (including, without limitation, such factual information as contained in the Purchase Documents and the Acquisition Documents), for purposes of or in connection with this Agreement or any transaction contemplated herein or in any Purchase Document is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any of the Credit Parties or the Purchasing Agents to the Administrative Agent, the Collateral Agent or any Purchaser will be, true and accurate in all material respects on the date as of which such information is dated or certified and does not omit any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no material fact or circumstance which could have a Material Adverse Effect on any of the Credit Parties, any Purchasing Agent or any Acquisition Subsidiary which has not been disclosed herein or in such other documents, certificates and statements furnished to the Purchasers for use in connection with the transactions contemplated hereby and there are in existence no documents or agreements which have not been disclosed to the Purchasers which are material in the context of the Purchase Documents or the Acquisitions or which have the effect of varying any of the Purchase Documents or the Acquisition Documents.

         6.14 Tax Returns and Payments. Each of the Credit Parties has filed all tax returns required to be filed by it and has paid all taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established.

         6.15 Employee Benefit Plans. Each of the Credit Parties is in compliance in all material respects with its respective obligations relating to all employee benefit plans established, maintained or contributed to by it, and none of the Credit Parties has outstanding any liabilities with respect to any such employee benefit plans.

         6.16 Capitalization.

         (a) As of the Effective Date, the authorized capital stock of Supercanal Holding consists of 106,385,110 common book-entry shares each with a nominal value of ten cents (0.10 Pesos) per share, of which 106,385,110 shares are issued, outstanding, and fully paid and are owned and registered in the name of the shareholders listed on Schedule VI, and 69,538,657 preferred book entry shares, of which 4,075,154 shares are issued and paid as to 25% and represented by provisional certificates (certificados provisorios) held by the shareholders listed on Schedule VI and the balance of which may be offered to the public in the Proposed IPO. Other than the Warrant Agreement and the Warrants and as otherwise set forth on Schedule VI, Supercanal Holding does not have outstanding
(i) any securities convertible into or exchangeable for its capital stock or
(ii) any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, puts, commitments or claims of any character relating to, its capital stock.

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

         (b) As of the Effective Date, the authorized capital stock of Supercanal consists of 10,000 shares of common stock, 10 Pesos nominal value per share, of which 10,000 shares are issued, outstanding, 9,999 of which are fully paid and are owned and registered in the name of Supercanal Holding and one of which is fully paid and is owned and registered in the name of S.H.O. S.A. Supercanal does not have outstanding (i) any securities convertible into or exchangeable for its capital stock or (ii) any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, puts, commitments or claims of any character relating to, its capital stock.

         (c) As of the Effective Date, the authorized capital stock (capital social) of SRL Holding consists of 12,000 shares (cuotas), nominal value one Peso per share, all of which are issued and outstanding and 25% of which are fully paid. 5,400 shares are owned and registered in the name of Daniel Eduardo Vila Santander, 5,400 shares are owned and registered in the name of Alfredo Luis Vila and 1,200 shares are owned and registered in the name of Alberto Luis Vila. The foregoing persons have entered into agreements to transfer the Stock of SRL Holding owned by them to Supercanal Holding or Supercanal upon the conversion of SRL Holding into a corporation (sociedad anonima). SRL Holding does not have outstanding (i) any securities convertible into or exchangeable for its capital stock or (ii) any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, puts, commitments or claims of any character relating to, its Stock.

         6.17 Subsidiaries and Acquisition Subsidiaries. Schedule VII correctly sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of Supercanal Holding and/or any Purchasing Agent acting for or on behalf of Supercanal Holding or any of the Credit Parties in each class of Stock in each of its Subsidiaries and also identifies the direct owner thereof. Other than as set forth on Schedule VII, none of Supercanal Holding or any of the Credit Parties or any Purchasing Agent acting for or on behalf of any of the foregoing owns any proprietary interest in any other Person as of the Effective Date. The Stock of each Subsidiary described on Schedule VII which was acquired prior to the Effective Date by any Person other than Supercanal Holding, Supercanal or SRL Holding was acquired for or on behalf of Supercanal Holding by a Purchasing Agent with proceeds of loans made under the Syndicated Facilities.

         6.18 Compliance with Statutes, etc. Each of the Credit Parties is in compliance in all material respects with all applicable Laws imposed by all Governmental Authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except (x) such noncompliance as could not have a Material Adverse Effect on such Credit Party, and (y) the legal requirement that the Credit Parties and the Purchasing Agents obtain COMFER Approvals in connection with the acquisition of the Stock of the Acquired Issuers and the Acquisition Subsidiaries.

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

         6.19 Labor Relations. None of the Credit Parties has engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect on it. There is (i) no unfair labor practice complaint pending against any Credit Party or, to the knowledge of the Issuers, threatened against any Credit Party, before any governmental body or any political subdivision thereof with responsibility, authority or jurisdiction for such matters, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or, to the knowledge of the Issuers, threatened against any Credit Party, (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Parties or, to the knowledge of the Issuers, threatened against any Credit Party, (iii) to the knowledge of the Issuers, no union representation question existing with respect to the employees of any Credit Party and, to the knowledge of the Issuers, no union organizing activities with respect to any Credit Party are taking place, in any such case that could have a Material Adverse Effect on it, except as set forth on Schedule IV hereto.

         6.20 Pledge Agreements.

         (a) The provisions of each SA Pledge Agreement are, or upon execution and delivery will be, effective to (i) create in favor of the Collateral Agent for the benefit of the Purchasers, a legal, valid and enforceable fully perfected first priority Lien on and security interest in the Stock referred to therein, and (ii) to the extent that any Bridge Obligations are outstanding, create in favor of the Bridge Collateral Agent for the benefit of the Bridge Purchasers, a legal, valid and enforceable fully perfected second priority Lien on and security interest in the Stock referred to therein, subject in each such case to no other Liens. The provisions of each Bridge SA Pledge Agreement are, or upon execution and delivery will be, effective to (i) create in favor of the Collateral Agent for the benefit of the Purchasers, a legal, valid and enforceable fully perfected first priority Lien on and security interest in the Stock referred to therein, and (ii) to the extent that any Bridge Obligations are outstanding, create in favor of the Bridge Collateral Agent for the benefit of the Bridge Purchasers, a legal, valid and enforceable fully perfected second priority Lien on and security interest in the Stock referred to therein, subject in each such case to no other Liens.

         (b) The provisions of each SRL Pledge Agreement are, or upon execution and delivery and registration with the applicable Governmental Authority, including, without limitation the applicable registro publico, will be, effective to (i) create in favor of the Collateral Agent for the benefit of the Purchasers, a legal, valid and enforceable fully perfected first priority Lien on and security interest in the Stock referred to therein, and (ii) to the extent that any Bridge Obligations are outstanding, create in favor of the Bridge Collateral Agent for the benefit of the Bridge Purchasers a legal, valid and enforceable fully perfected second priority Lien on and security interest in the Stock referred to therein, subject in each such case to no other Liens. The provisions of each Bridge SRL Pledge Agreement are, or upon execution and delivery and registration with the applicable Governmental Authority, including, without limitation the applicable registro publico, will be, effective to (i) create in favor of the Collateral Agent for the benefit of the Purchasers, a legal, valid and enforceable fully perfected first priority Lien on and security interest in the Stock referred to therein, and (ii) to the extent that any Bridge Obligations are outstanding, create in favor of the Bridge Collateral Agent for the benefit of the Bridge

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

Purchasers a legal, valid and enforceable fully perfected second priority Lien on and security interest in the Stock referred to therein, subject in each such case to no other Liens.

         6.21 Guaranty Trust Agreements. The provisions of each Guaranty Trust Agreement and Bridge Guaranty Trust Agreement are, or upon execution and delivery and compliance with the notification requirements set forth therein, will be, effective to (i) constitute the Collateral assigned in guaranty trust an estate separate from that of the Guaranty Trustee and each of the Issuers, and (ii) create in favor of the Guaranty Trustee, for the benefit of the Purchasers and, to the extent that any Bridge Obligations are outstanding, the Bridge Purchasers, a legal, valid and enforceable right as between the parties to receive distributions of the Collateral described therein as provided therein.

         6.22 Establishment of Liens. Neither the establishment of the Liens created by the Security Documents (including, without limitation, the pledge and deposit of the Stock with the Collateral Agent or its designee and the pledge of the Receivables to the Guaranty Trustee) nor the exercise of the rights and remedies contemplated by the Security Documents at any time after the Initial Funding Date (i) contravenes any provision of existing Argentine Law, or Governmental Approval or any order, writ, injunction or decree of any Argentine court or Governmental Authority, or (ii) would result in the termination of any of the Licenses.

         6.23 Availability and Transfer of Foreign Currency. No foreign exchange control approvals or other authorizations by the Argentine government or any Governmental Authority thereof are required to assure the availability of Dollars to enable the Issuers to perform all of their obligations under each Purchase Document to which they are a party in accordance with the terms thereof. There are no restrictions or requirements which limit the availability or transfer of foreign exchange for the purpose of the performance by the Issuers of their respective obligations under this Agreement or any other Purchase Document to which they are a party.

         6.24 Fees and Enforcement. No fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity, or enforceability of this Agreement or any of the other Purchase Documents. This Agreement and each other Purchase Document is in proper legal form under the laws of Argentina, and under the respective governing laws selected in such Purchase Documents, for the enforcement thereof in such jurisdiction without any further action by any Issuer, the Administrative Agent, the Collateral Agent or the Purchasers; provided, that if legal proceedings in respect of the Purchase Documents are brought before Argentine courts, a court fee of three percent of the amount claimed will be imposed on the claimant.

         6.25 Withholding and Value-Added Taxes.

         (a) As of the Effective Date, all payments of interest by the Issuers to Purchasers who make and maintain their Advances from outside of Argentina of interest under this Agreement, the Notes and the other Purchase Documents in respect of the Obligations are subject to withholding of Argentine income tax at an effective rate of 13.2%. The Issuers are not prohibited or restricted by applicable Law from paying the additional amounts required to be

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

paid pursuant to Section 4.5 as will result in receipt by the Purchasers of such amounts as would have been received by them had no such withholding been required.

         (b) As of the Effective Date, all payments of interest by the Issuers to Purchasers domiciled in Argentina of interest under this Agreement, the Notes and the other Purchase Documents in respect of the Obligations are subject to Argentine value-added tax at an effective rate of 21%. The Issuers will pay to the Purchasers all value-added taxes due in respect of interest payments under the Notes.

         (c) Other than as set forth in this Section 6.25, no withholding or other taxes are required to be paid in respect of, or deducted from, any payment required to be made by the Issuers under this Agreement, the Notes or any other Purchase Document.

         6.26 The Acquisitions. Each Applicable Acquisition has been consummated in accordance with the terms and conditions of the Applicable Acquisition Documents and all applicable Laws. All conditions precedent set forth in the Applicable Acquisition Documents have been or will have been satisfied and not waived (or with respect to any non-material conditions, waived by the applicable party) on or prior to consummation of the Applicable Acquisition, and all necessary Governmental Approvals and third-party approvals in connection with each Applicable Acquisition other than the COMFER Approvals and the registration with the applicable Governmental Authorities, including, without limitation, the applicable registros publicos, in connection with the transfer of the Stock in the Acquisitions have been or will have been obtained and are or will be in full force and effect, and all applicable waiting periods have or will have expired at the time of the consummation of such Applicable Acquisitions. All representations and warranties of the Issuers contained in the Applicable Acquisition Documents are true and correct as of the time as of which such representations and warranties were made, except for such misrepresentations or breaches of warranties which could not have a Material Adverse Effect on the Issuers or the Applicable Acquisition Subsidiary. The copies of the Applicable Acquisition Documents delivered or to be delivered to the Administrative Agent in satisfaction of the conditions set forth in Section 5 hereof are or will be true and correct copies of the Applicable Acquisition Documents as in effect at the time of each Funding relating to the payment of any portion of the Acquisition Price in connection therewith.

         6.27 Investment Company Act. None of the Credit Parties is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6.28 Public Utility Holding Company Act. None of the Credit Parties is a "holding company," or a "subsidiary company" of a "holding company," or an "Affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.29 Securities Laws Representations.

         (a) None of the Issuers nor anyone acting on behalf of any of the Issuers has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than

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

the Purchasers and the Bridge Purchasers. None of the Issuers nor anyone acting on behalf of any of the Issuers has taken, or will take, any action which would require the issuance and sale of the Notes to be registered pursuant to Section 5 of the Securities Act, or would limit the availability to the Purchasers of the resale exemptions provided in Rule 144A and Regulation S under the Securities Act.

         (b) Neither the Issuers, nor any of their affiliates (as defined in Rule 144 under the Securities Act), nor any person acting on behalf of any of the foregoing persons has engaged or will engage in any "directed selling efforts" (as defined in Regulation S under the Securities Act) with respect to the Notes.

         (c) Neither the Issuers, nor any of their affiliates (as defined in Rule 144 under the Securities Act), nor any person acting on behalf of any of the foregoing persons has engaged or will engage in any form of "general solicitation" or "general advertising" (within the meaning of Rule 502(c) under the Securities Act) in connection with the sale of the Notes in the United States.

         (d) The Notes meet the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

         (e) There is no "substantial U.S. market interest" (as defined in Rule 902(n) under the Securities Act) in any of the debt securities of the Issuers.

         Section 7. Affirmative Covenants. The Issuers covenant and agree that on and after the Effective Date and until the Notes, together with all accrued interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

         7.1 Information Covenants. Supercanal Holding will furnish or cause to be furnished to each Purchaser:

              (i) Quarterly Financial Statements. As soon as available, but, in any event, within 45 days (or 120 days in the case of the fourth fiscal quarter of 1998 or any subsequent calendar year) after the close of each quarterly accounting period in each fiscal year of Supercanal Holding, a copy of the complete unaudited and consolidated balance sheet of Supercanal Holding and its Subsidiaries for such period, together with the related statements of income and retained earnings and statements of changes in financial position for such quarterly period, certified by the chief executive officer of Supercanal Holding, subject to normal recurring year-end adjustments. The quarterly financial statements for the fourth quarter of 1997 shall be delivered within 45 days after the close of such quarter.

              (ii) Annual Financial Statements. As soon as available, but, in any event, within 120 days after the close of each fiscal year of Supercanal Holding, the consolidated and consolidating balance sheet of Supercanal Holding and its Subsidiaries for such fiscal year, together with the related consolidated and consolidating statements of income and retained earnings and statements of changes in financial position for such fiscal year, certified by independent public accountants of recognized international standing selected by Supercanal Holding, and in each case pursuant to an unqualified opinion of such independent public accountants, subject only to Defaults or Events of Default specified therein.

              (iii) Management Letters. Promptly after Supercanal Holding's receipt thereof, a copy of any "management letter" or other similar communication received by Supercanal Holding from its auditors in relation to its financial, accounting and other systems, management and accounts.

              (iv) Budgets. Promptly after preparation, copies of any consolidated or unconsolidated annual budgets of Supercanal Holding and/or its Subsidiaries (and any modifications thereof or supplements thereto), including budgeted statements of income and sources and uses of cash and balance sheets.

              (v) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.1(i) and (ii), a certificate signed by the chief executive officer of Supercanal Holding substantially in the form of Exhibit I hereto, to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing, and setting forth (x) the calculations required to establish compliance by Supercanal Holding with the provisions of Sections 8.7 through 8.13 at the end of such fiscal quarter or year, as the case may be, and (y) in the case of the certificate delivered at the time of the delivery of the financial statements provided for in Section 7.1(ii), the calculations required to establish compliance by the Issuers with the provisions of Section 8.4, and, from and after January 1, 1999 or January 1, 2000, as the case may be, the calculation of Excess Cash Flow for the calendar year then ended.

              (vi) Auditor's Certificates. (1) At the time of the delivery of the financial statements for the fiscal quarter ended each June 30, a limited review report prepared in accordance with Argentine GAAP by the independent public accountants of Supercanal Holding of recognized international standing selected by Supercanal Holding, which report shall set forth the calculations required to establish compliance by Supercanal Holding with the provisions of Sections 8.7 through 8.13 at the end of such period.

              (2) At the time of the delivery of the financial statements provided for in Section 7.1(ii), a certificate signed by independent public accountants of Supercanal Holding of recognized international standing selected by Supercanal Holding setting forth (A) the number of Subscribers and Net Subscribers of Supercanal Holding and its Subsidiaries at the end of the period covered thereby, and (B) the Consolidated EBITDA of Supercanal Holding and its Subsidiaries during the period covered thereby.

              (vii) Notice of Default or Litigation, etc. Promptly, but in no event later than three days after an officer of Supercanal Holding or any other Issuer obtains actual knowledge thereof, written notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending or

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

    threatened (x) against Supercanal Holding, (y) against any Credit Party or Purchasing Agent which, if determined adversely, could have a Material Adverse Effect on such Credit Party or Purchasing Agent or (z) with respect to any Purchase Document, (iii) any other event which could have a Material Adverse Effect on any Credit Party or Purchasing Agent, and (iv) any claim by COMFER that any License held by any Credit Party is not valid or that any breach or default has occurred thereunder or under relevant Law or any notice or inquiry of COMFER as to any breach or potential breach of any such License.

              (viii) Monthly Reports. (A) Within 15 days after the beginning of each month, a report prepared by Supercanal Holding setting forth the number of Subscribers and Net Subscribers of Supercanal Holding and its Subsidiaries as at the end of the previous month.

              (B) Within 30 days after the beginning of each month, a report prepared by Supercanal Holding setting forth (1) the Consolidated EBITDA of each of Supercanal Holding and each of its Subsidiaries for the previous month, and (2) the Consolidated EBITDA of Supercanal Holding and its Subsidiaries for the previous month.

              (ix) Status Reports. From time to time, within five Business Days after request therefor from the Administrative Agent, such reports, prepared in reasonable detail and in form and substance satisfactory to the Administrative Agent, regarding (A) the status of the registration of the amendments to the estatutos sociales of each of the Issuers required hereby, and (B) the status of all registrations, filings and other actions required to be taken pursuant to Section 7 hereof, including, without limitation, the matters contemplated in Sections 7.15 through 7.19 hereof.

              (x) COMFER Correspondence. Promptly upon dispatch or receipt, copies of all correspondence with COMFER.

              (xi) Rule 144A(d)(4) Reports. To permit compliance with Rule 144A under the Securities Act in connection with transfers of the Notes that are "restricted securities," Supercanal Holding will furnish, upon the request of any holder of a Note or any prospective purchaser designated by such holder, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, if at the time of such request Supercanal Holding is neither a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder.

              (xii) Other Information. From time to time, such other information or documents (financial or otherwise) as any Purchaser and/or the Administrative Agent may reasonably request.

         7.2 Books, Records and Inspections; Accounting Matters; Provision of Certain Financial Statements. Supercanal Holding shall, and shall cause each of its Subsidiaries to, keep

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

proper books of record and account adequate to reflect truly and fairly the financial condition and results of operations of Supercanal Holding and its Subsidiaries and in which full, true and correct entries in conformity with applicable generally accepted accounting principles consistently applied and all requirements of Law shall be made of all dealings and transactions in relation to its business and activities. Supercanal Holding will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent, the Collateral Agent or any Purchaser to visit and inspect, under guidance of officers of, as the case may be, Supercanal Holding or its respective Subsidiaries, any of the properties of Supercanal Holding or any such Subsidiary, and to examine and make copies of the books of record and account of Supercanal Holding or any such Subsidiary and discuss the affairs, finances and accounts of Supercanal Holding or any such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as such Person may request. The requirements of this
Section 7.2 are subject to restrictions of applicable Laws, including, without limitation, applicable securities laws.

         7.3 Compliance with Statutes, etc. Each of the Issuers will, and will cause each other Credit Party to, comply with all applicable Laws imposed by all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except where the failure to so comply could not have a Material Adverse Effect on it.

         7.4 Performance of Obligations. Each of the Issuers will, and will cause each other Credit Party and Purchasing Agent to, perform all of its or his obligations under (a) each Purchase Document and Bridge Purchase Document to which it is a party, (b) the terms of each other agreement, mortgage, indenture, security agreement, and other debt instrument by which it is bound, except, in the case of this clause (b), when the failure to so perform could not have a Material Adverse Effect on it.

         7.5  Taxes.  Each of the Issuers will, and will cause each other
Credit Party to, pay and discharge or cause to be paid and discharged all applicable taxes (including stamp taxes), assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed or upon any part thereof, when due (other than taxes contested in good faith and for which adequate reserves have been established), as well as all lawful claims for labor, materials and supplies which, if unpaid might by law become a Lien upon such property (except to the extent permitted by Section 8.1).

         7.6 Corporate Franchises. Each of the Issuers will, and will cause each other Credit Party to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 7.6 shall prevent any other transaction specifically permitted by this Agreement or the withdrawal by any Credit Party of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not have a Material Adverse Effect on such Credit Party.

         7.7 Compliance with License. Each of the Issuers will, and will cause each other Credit Party to, perform all of its obligations under its respective License and take all such

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

further actions as shall be required in order to ensure that its License shall remain in full force and effect.

         7.8  Further Assurances.

         (a) Each of the Issuers will, at its own expense, (i) make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent and/or the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and (ii) take or cause to be taken such further actions and steps relating to (x) the Collateral, (y) the filing and prosecution of applications with Governmental Authorities for registration or recording (including, if necessary or requested, the modification, refiling and prosecution of such applications) and (z) the other agreements, covenants and transactions provided for or contemplated herein, in any such case as the Administrative Agent and/or the Collateral Agent may reasonably require.

         (b) Each of the Issuers will (i) make, execute, endorse, acknowledge, file with and/or deliver, or cause to be made, executed, endorsed, acknowledged, filed and/or delivered, to the Administrative Agent and the Purchasers from time to time such documents, instruments and opinions, and (ii) take such further steps, relating to the sale or other disposition by any Purchaser of all or any portion of the Notes as contemplated in Section 14.5, in each such case as the Administrative Agent or any Purchaser may reasonably require. Without limiting the generality of the foregoing, the Issuers will promptly execute and deliver such additional Notes as the Administrative Agent or any Purchaser may reasonably require.

         (c) The Issuers agree to cooperate with the other parties hereto, and to execute and deliver such documents and instruments as the Administrative Agent shall reasonably require in order to effect such modifications and amendments to the Purchase Documents and the Bridge Purchase Documents as the Registrar and the Purchasers and the Bridge Purchasers in the initial placement of the Notes and the Bridge Notes may reasonably request.

         (d) Promptly, but in no event later than the date 30 days after the Initial Funding Date, (i) the Issuers will cause the Process Agent to deliver to the Administrative Agent a letter, in form and substance satisfactory to the Administrative Agent, indicating its consent to its appointment by Telecable S.A. as its agent to receive service of process in connection with the transactions contemplated by the Purchase Documents and the Bridge Purchase Documents, and (ii) the Issuers will prepare and deliver to the Administrative Agent a certificate from Supercanal Holding substantially in the form of Exhibit J hereto, dated as of the Initial Funding Date, signed by the President of Supercanal Holding, setting forth the calculations required to establish pro forma compliance by Supercanal Holding with the provisions of Sections 8.7 through 8.13 hereof, after giving effect to the Acquisition of Telecable S.A.

         7.9 Maintenance of Property; Insurance. Each of the Issuers will, and will cause each other Credit Party to, (i) keep all property useful and necessary in its business in good working order and condition (except to the extent failure to do so would have no Material Adverse Effect on it) and (ii) keep its present and future properties and business insured with financially sound and reputable insurers satisfactory to the Purchasers against loss or damage in such manner and to the same extent as companies in the Issuers' line of business customarily maintain in Argentina (or, in the case of any Credit Party organized or located in any other jurisdiction, such other jurisdiction), subject to customary deductibles, and each of the Issuers will, and will cause each other Credit Party to, maintain with financially sound and reputable insurance companies satisfactory to the Purchasers, insurance against other hazards and risks and liability to Persons and property sufficient to protect the Credit Parties and the respective financial condition of each of them against the risks involved in the business conducted by them. Notwithstanding anything contained in this
Section 7.9 to the contrary, the Credit Parties may, in lieu of or supplemental to the insurance described above, adopt such other plan or method of protection, whether by the establishment of any insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, and conforming to the practices of similar corporations maintaining systems of self-insurance, as may be determined by the Board of Directors. If any Credit Party adopts any such other plan or method of protection, whether by the establishment of an insurance fund or reserve, or otherwise, such Credit Party shall, at the time of the establishment thereof, furnish to the Administrative Agent a certificate of an actuary or other qualified person that such plan or method of protection is adequate.

         7.10 Fiscal Years. Each of the Issuers will, and will cause each other Credit Party to, cause its fiscal year and the fiscal year of each of its Subsidiaries to end on December 31.

         7.11 COMFER Approvals. (a) Promptly, but in no event later than 30 days after the Effective Date, the Issuers will prepare, execute and file, or cause to be prepared, executed and filed, all required documents and instruments and take such other action as is necessary to obtain the required COMFER Approval in connection with the acquisition by the Issuers or their Purchasing Agents of the Stock of each of the Acquired Issuers. Following such filings, the Issuers will take, or cause to be taken, all such additional actions and do such other things as are necessary to obtain such approval as soon after the Effective Date as is practicable.

         (b) Promptly, but in no event later than 30 days after the consummation of any Acquisition, the Issuers will prepare, execute and file, or cause to be prepared, executed and filed, all required documents and instruments and take such other action as is necessary to obtain the required COMFER Approval for such Acquisition. Following such filing, the Issuers will take all such additional actions and do such other things as are necessary to obtain such approval as soon after the Effective Date as is practicable.

         (c) The Issuers will provide the Administrative Agent with copies of all documents and instruments referred to in this Section 7.11 contemporaneously with the preparation and filing thereof, and will thereafter promptly provide the Administrative Agent with copies of all correspondence with COMFER or any other Governmental Authority relating thereto and will promptly notify the Administrative Agent of all other communications in connection therewith.

         7.12 Notices under Guaranty Trust Agreements. Prior to the incurrence of any Indebtedness for borrowed money (other than the Advances), the Issuers will (i) provide a notification which constitutes an acto publico for purposes of Argentine Law to the Person from whom such Indebtedness is to be incurred of the assignment of the Receivables in guaranty trust pursuant to the Guaranty Trust Agreements, and (ii) provide a copy of such notification to the Administrative Agent.

         7.13 Additional Pledge Agreements. (a) Promptly, but in no event later than 30 days after the acquisition by any Issuer or its Purchasing Agents or any other Person acting by or on behalf of any Issuer of Stock of any Person other than an Acquisition Subsidiary, the Issuers will cause the acquiring Issuer, Purchasing Agent or other Person, as the case may be, to
(i) execute and deliver a pledge agreement, in form and substance satisfactory to the Administrative Agent, pursuant to which such Issuer, Purchasing Agent or other Person shall have granted to the Collateral Agent, for the benefit of the Purchasers, a perfected Lien of first priority in all of such Stock, free and clear of all Liens other than Liens created by the Bridge Purchase Documents, and (ii) (x) deliver to the Collateral Agent all such Stock with the relevant annotation of the existence and perfection of the Liens created by such pledge agreement, (y) give notice to the Person which issued such Stock of the grant of such Liens, if required by applicable Law, and (z) cause such Person to duly register such Liens in the names of the Collateral Agent and the Bridge Collateral Agent in such Person's share registry.

         (b) Within 30 days after the Effective Date, the Issuers will cause the shareholders of Supercanal Bolivia S.A., a corporation (sociedad anonima) organized and existing under the laws of Bolivia ("Supercanal Bolivia") to
(i) execute and deliver a pledge agreement, in form and substance satisfactory to the Administrative Agent, pursuant to which such shareholders shall have granted to the Collateral Agent, for the benefit of the Purchasers, a perfected Lien of first priority in all of the Stock of Supercanal Bolivia, free and clear of all other Liens other than Liens created by the Bridge Purchase Documents, and (ii) (x) deliver to the Collateral Agent all such Stock with the relevant annotation of the existence and perfection of the Liens created by such SA Pledge Agreement, (y) give notice to Supercanal Bolivia of the grant of such Liens, if required by applicable Law, and (z) cause Supercanal Bolivia to duly register such Liens in the names of the Collateral Agent and the Bridge Collateral Agent in Supercanal Bolivia's share registry.

         7.14 Pledge of Stock of Offeror. If the Offeror is organized as the holding company of Supercanal Holding, contemporaneously with the organization of the Offeror and the transfer to the Offeror of the Stock of Supercanal Holding, the Issuers will cause the Offeror to (i) execute and deliver an SA Pledge Agreement pursuant to which the Offeror shall grant to the Collateral Agent for the benefit of the Purchasers a fully perfected Lien of first priority on all Stock of Supercanal Holding, free and clear of all Liens other than the Liens created by the Bridge Purchase Documents, and (ii)
(x) deliver to the Collateral Agent all such Stock with the relevant annotation of the existence and perfection of the Liens created by such SA Pledge Agreement, (y) give notice to Supercanal Holding of the grant of such Liens, if required by applicable Law, and (z) cause Supercanal Holding to duly register such Liens in the names of the Collateral Agent and the Bridge Collateral Agent in Supercanal Holding's share registry.

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

         7.15 Amendments to Bylaws. (a) On or before June 30, 1998, Supercanal Holding will cause the bylaws (estatutos sociales) or other organizational documents of each of the Issuers (including all Acquisition Subsidiaries) to be amended, pursuant to an amendment in form and substance satisfactory to the Administrative Agent, to prohibit the transfer of the License of each such Issuer prior to December 31, 2007.

         (b) On or before June 30, 1998, Supercanal Holding will cause the bylaws (estatutos sociales) or other organizational documents of SRL Holding to be amended, pursuant to an amendment in form and substance satisfactory to the Administrative Agent, to prohibit or restrict, during any period in which any of the Advances is outstanding, (x) the transfer of any of its assets or properties, and (y) the incurrence of any Indebtedness in excess of U.S.$100,000.

         (c) Promptly, but in no event later than 30 days after the adoption of any amendments of the bylaws of any Issuer as contemplated in this Section 7.15, the Issuers will prepare, execute and file, or cause to be prepared, executed and filed, all required documents and instruments and take such other action as is necessary to obtain the required COMFER approval for such amendment. Following such filing, the Issuers will take all such additional actions and do such other things as are necessary to obtain such approval as soon as is practicable.

         (d) Promptly, but in no event later than 30 days after the adoption of any amendments to the bylaws of any Issuer, the Issuers will prepare, execute and file, or cause to be prepared, executed and filed, all required documents and instruments and take such other action as is necessary to cause all such amendments to be effective. Following such filings, the Issuers will take all such additional actions and do such other things as are necessary to cause such amendments to be effective as soon as is practicable.

         7.16 Registration of Ownership. (a) Promptly, but in no event later than 30 days after the Effective Date, the Issuers will cause the ownership of the Stock of each Acquired Issuer which is organized as a limited liability company to be properly registered with all appropriate Governmental Authorities, including, without limitation, the applicable registros publicos; provided, however, that the 30-day period described above shall be extended with respect to any Issuer for one or more additional 15-day periods if (i) no Issuer shall have received notice, or the Administrative Agent shall not have any reason to believe, that such registration with respect to such Issuer will not be granted in the ordinary course, and (ii) the Administrative Agent shall not have determined that the Issuers are not diligently prosecuting the application for such registration.

         (b) Promptly, but in no event later than 30 days after the consummation of any Acquisition of an Acquisition Subsidiary organized as a limited liability company, the Issuers will prepare, execute and file all documents and instruments necessary to cause the ownership of the Stock of such Acquisition Subsidiary to be properly registered with all appropriate Governmental Authorities, including, without limitation, the applicable registros publicos. Following such filing, the Issuers will take all such additional actions and do such other things as are necessary to cause such registrations to be made as soon after the Effective Date as is practicable.


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

         7.17 Transfer of Domicile of Limited Liability Companies. (a) Within 30 days after the registration of ownership of any Issuer organized as a limited liability company pursuant to Section 7.16(a) above (or, if such ownership is registered as of the Effective Date, within 30 days after the Effective Date), the Issuers will prepare, execute and file all documents and instruments necessary to cause the registered domicile of each such Issuer organized as a limited liability company to be transferred to and registered in the City of Buenos Aires. Following such filing, the Issuers will take all such additional actions and do such other things as are necessary to cause such registration to be made as soon after the Effective Date as is practicable.

         (b) Promptly, but in no event later than 30 days after the consummation of any Acquisition of any Acquisition Subsidiary organized as a limited liability company, the Issuers will prepare, execute and file all documents and instruments necessary to cause the registered domicile of such Acquisition Subsidiary to be transferred to and registered in the City of Buenos Aires; provided, that if the selling shareholders in any such acquisition shall not have previously adopted appropriate resolutions authorizing such change in registered domicile, the Issuers shall prepare, execute and file all such documents and instruments no later than 30 days after the registration of the ownership of the Stock of such Acquisition Subsidiary, as contemplated in Section 7.16(b). Following such filings, the Issuers will take all such additional actions and do such other things as are necessary to cause such registration to be made as soon after the Effective Date as is practicable.

         7.18 Registration of SRL Pledge Agreements. Promptly, but in no event later than the earlier to occur of (i) 30 days after the registration of the change in registered domicile of any Issuer or any Acquisition Subsidiary pursuant to Section 7.17 above (or, if such domicile is registered in the City of Buenos Aires as of the Effective Date, within 30 days after the Effective Date), or (ii) if possible, contemporaneously with the filing with the registro publico in the City of Buenos Aires of the application for such change in registered domicile of any such Person, the Issuers will file each SRL Pledge Agreement with respect to such Issuer or Acquisition Subsidiary for registration with all appropriate Governmental Authorities, including, without limitation, the applicable registros publicos. Following such filing, the Issuers will take all additional actions and do such other things and execute and deliver such other documents and instruments relating thereto as shall be necessary or as the Collateral Agent shall reasonably request in order to cause such registration to be made and to cause the security interests granted pursuant to each such SRL Pledge Agreement to constitute fully perfected Liens of first and second priority, as the case may be, subject to no other Liens other than Liens created by the Bridge Purchase Documents, in each such case as soon after the Effective Date as is practicable.

         7.19 Transfer and Acquisition of Limited Liability Companies. (a) Promptly, but in no event later than the earlier to occur of (i) 15 days after the registration of any pledge agreement as contemplated in Section
7.18 with respect to any Issuer or Acquisition Subsidiary, or (ii) if possible, contemporaneously with the filing with the registro publico in the City of Buenos Aires of the application for the registration of any such pledge agreement (provided, no delay in the registration of such pledge agreement will result from such filing), the Issuers will, and will cause all Purchasing Agents to, (i) transfer to SRL Holding all of the Stock owned by any of them in such Issuer or Acquisition Subsidiary, and (ii) prepare, execute and file all

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

documents and instruments necessary to cause the ownership of such Stock to be properly registered with all appropriate Governmental Authorities, including, without limitation, the applicable registros publicos. Following such filings, the Issuers will take all such additional actions and do such other things as are necessary to cause such registrations to be made as soon after the Effective Date as is practicable.

         (b) From and after the Effective Date, the Issuers will cause SRL Holding to directly acquire the Stock of any Acquisition Subsidiary or other Person organized as a limited liability company, without the use of Purchasing Agents.

         7.20 Interest Rate Protection. No later than the date 60 days after the Effective Date, the Issuers will enter into, and for a minimum of two years thereafter maintain, interest rate cap agreements in form and substance reasonably satisfactory to the Administrative Agent with international financial institutions or other counterparties reasonably acceptable to the Administrative Agent, which establish a fixed or maximum interest rate acceptable to the Administrative Agent in respect of at least 50% of the aggregate principal amount of the Notes and the Bridge Notes which may be issued hereunder and under the Bridge Purchase Documents.

         7.21 Payment Instructions. Prior to the consummation of the Proposed IPO or the Proposed High Yield Debt Offering or any other public or private sale by any Issuer or Offeror of any Stock or debt securities which will require the Issuers to make a prepayment of the Advances pursuant to
Section 4.3(a), the Issuers will cause the Issuers, Purchasing Agents or Offeror entitled to receive the Net Proceeds to provide the global coordinators or lead underwriters with irrevocable payment instructions to pay to the Administrative Agent an amount of the Net Proceeds of such sale sufficient to make the required prepayment.

         7.22 Financial Statements. On or before December 15, 1997, the Issuers will deliver to the Administrative Agent (i) the consolidated balance sheet of Supercanal Holding and its Subsidiaries as at September 30, 1997, together with the related statement of income and retained earnings and changes in financial position of Supercanal Holding and its Subsidiaries for the nine-month period then ended, prepared in accordance with Argentine GAAP and accompanied by a reconciliation to U.S. GAAP and an unqualified opinion of Coopers & Lybrand based on a limited review, and (ii) a copy of a "management letter" from the auditors of Supercanal Holding, dated the date of the opinion provided by such auditors in connection with the financial statements described in clause (i) above, to the effect that the financial systems and controls utilized by Supercanal Holding are, in the opinion of such auditors, adequate.

         7.23 Clearance Through DTC. The Issuers will cooperate with the Purchasers and take all actions necessary to (i) cause the Notes to be designated as eligible for trading on the PORTAL System of the National Association of Securities Dealers Inc. and maintain such designation, (ii) make all necessary arrangements for the clearance of the Notes for book entry settlement by The Depository Trust Company, including all arrangements regarding the assignment by Standard & Poor's CUSIP Service Bureau of a CUSIP Number to the Notes, (iii) make such modifications to this Agreement and the other Purchase Documents as any Purchaser shall reasonably request in order to effect the foregoing (it being understood and agreed that any such modifications shall be binding on all parties hereto; provided, that such modifications shall

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

(x) not adversely affect any right or remedy of any party hereto, and (y) shall be in form and substance satisfactory to the Administrative Agent),
(iv) cause to be provided to the Administrative Agent and the Purchasers such opinion or opinions of counsel reasonably acceptable to the Administrative Agent as the Administrative Agent shall require, and (v) pay all costs, expenses and fees incident to each of the foregoing. The Issuers agree to take the actions set forth in the immediately preceding sentence as soon after the Effective Date as is practicable, but in any event within the time required in order for all necessary arrangements for the clearance of the Notes through The Depository Trust Company to be accomplished on the Availability Expiry Date. For purposes hereof, the fact that Purchasers who are accredited investors may not hold Notes through such book-entry system shall not constitute an adverse effect on any right or remedy of such Purchaser; provided, that each such Purchaser can continue to transfer its Notes as provided herein.

         7.24 Interest Reserve Account. On or before November 28, 1997, the Issuers will establish an interest reserve account (the "Interest Reserve Account") with the Collateral Agent pursuant to standard documentation and policies of the Collateral Agent with respect to such accounts, for deposits of amounts as contemplated in Section 14.22 and all other revenues, receipts, moneys, proceeds and other sums derived in any manner from such amounts.

         Section 8.     Negative Covenants.

         Each of the Issuers covenants and agrees that on and after the Effective Date and until the Notes, together with all accrued interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

         8.1 Liens. None of the Issuers will, or will permit any other Credit Party to, create, agree to create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets (real, personal or mixed, tangible or intangible), whether now owned or hereafter acquired, provided that the provisions of this Section 8.1 shall not prevent the creation, incurrence, assumption or existence of (all Liens described below are hereinafter referred to as "Permitted Liens"):

              (i) Liens for taxes, assessments or governmental charges or levies not yet due, or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

              (ii) Liens created pursuant to the Security Documents and the Bridge Purchase Documents;

              (iii) Liens in respect of property or assets of the any of the Issuers imposed by Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of the

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

    Issuers' respective property or assets or materially impair the use thereof in the operation of the business of the Issuers;

              (iv) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule VIII hereto and any other Liens in existence at the time of the consummation of the acquisition of the Stock or assets of any Person, to the extent such acquisition is permitted hereby or by the Bridge Purchase Documents;

              (v) Liens placed upon equipment or machinery used in the ordinary course of business of any of the Issuers at the time of acquisition thereof to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate principal amount of all Indebtedness of the Issuers secured by Liens permitted by this clause (v) does not exceed U.S.$10,000,000 in the aggregate, and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Issuers;


              (vi) pledges or deposits for the purpose of securing a stay or discharge in the course of any legal proceedings, provided that the aggregate amount of such pledges or deposits does not exceed U.S.$2,000,000 in the aggregate; and

              (vii) other Liens which, in the aggregate, do not encumber more than the lesser of (x) two percent of the combined Total Assets of the Issuers, and (y) U.S.$8,000,000.

         Notwithstanding anything contained in this Agreement to the contrary, none of the Issuers will create, incur, assume or suffer to exist any Lien (other than pursuant to the Security Documents and the Bridge Purchase Documents) upon any of the Stock of the Issuers (other than Supercanal Holding) (including any Stock of any Issuer owned by a Purchasing Agent), to the extent such Stock constitutes Collateral, or any other Collateral.

         8.2  Dividends.

         (a) Supercanal Holding will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by Supercanal Holding with respect to its capital stock) or set aside any funds for any of the foregoing purposes, or permit any of its respective Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of Supercanal Holding now or hereafter outstanding (or any options or warrants issued by Supercanal Holding with respect to its capital stock), except as permitted or required by the Purchase Documents.

         (b) Supercanal Holding will not permit any of its respective Subsidiaries to declare or pay any dividends, or return any capital, to its stockholders or authorize or make any

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

other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by such Subsidiary with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its respective Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of any other Subsidiary of Supercanal Holding now or hereafter outstanding (or any options or warrants issued by such Subsidiary with respect to its capital stock), except that any such Subsidiary may pay dividends to Supercanal Holding or any Subsidiary of Supercanal Holding for distribution to Supercanal Holding. Nothing contained in this Section 8.2(b) shall be deemed to prohibit the acquisition of Stock of any Issuer in an Approved Acquisition.

         8.3 Indebtedness. None of the Issuers will, or will permit any other Credit Party to, contract, create, incur, assume or suffer to exist any Indebtedness (including the Indebtedness to be incurred under this Agreement), such that the aggregate amount of the Indebtedness of the Credit Parties outstanding at any time (less the aggregate amount of (x) any cash or Cash Equivalents of Supercanal Holding and/or its Subsidiaries as at such time in excess of U.S.$500,000, and (y) any cash or Cash Equivalents held for the benefit of Supercanal Holding and/or its Subsidiaries as at such time (other than amounts held in the Interest Reserve Account) and pledged to the Collateral Agent for the benefit of the Purchasers pursuant to documentation satisfactory in all respects to the Collateral Agent) exceeds the lesser of:

         (i)  the Applicable Indebtedness Amount, or

         (ii) the difference between:

              (x) the sum of: (1) the outstanding principal amount of the Advances and the principal amount of Indebtedness outstanding under the Bridge Purchase Documents (which Indebtedness may be refinanced with the Indebtedness of the Proposed High Yield Debt Offering), (2) U.S.$10,000,000 (or its equivalent), and (3) until the Initial Funding Date (at which time the Indebtedness described in this subclause (3) shall be repaid in full), the aggregate amount of the Purchase Money Financing and the Subsidiary Indebtedness; and

              (y) an amount equal to the amount of any mandatory prepayment pursuant to Sections 4.3(a) through (d) hereof;

provided, however, that no Issuer shall guaranty or otherwise become liable for any Indebtedness of TDH or any International Acquisition Subsidiary (other than any Person acquired in the Tescorp Acquisition); provided, further that none of Tescorp Delaware, Inversora Atelco Comodoro S.A. or Inversora Antena Comunitaria Trelew S.A. shall incur any Indebtedness, other than in each such case Indebtedness under this Agreement and the Notes and the Bridge Note Purchase Agreement and the Bridge Notes.


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

         8.4  Capital Expenditures.

         (a) None of the Issuers will, or will permit any other Credit Party to, make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with applicable generally acceptable accounting principles and including capitalized lease obligations) (each a "Capital Expenditure"), except that the Credit Parties may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures made by all such Credit Parties does not exceed in any calendar year the amount set forth opposite such calendar year below:

         Year                     Amount

         1997                     U.S.$8,000,000
         1998                     1998 CapEx Amount
         1999                     1999 CapEx Amount
         2000                     U.S.$25,000,000
         2001                     U.S.$15,000,000
         2002                     U.S.$15,000,000



         (b) For purposes hereof, (i) the term "1998 CapEx Amount" shall mean the sum of (x) U.S.$27,000,000, and (y) the lesser of (A) U.S.$26,000,000, (B) product of (1) U.S.$175, multiplied by (2) an amount equal to the net increase in the number of Subscribers which buy or lease addressable converter boxes from the Issuers during 1998, and (C) the amount of Capital Expenditures made by the Issuers for addressable converter boxes during 1998, and (ii) the term "1999 CapEx Amount" shall mean the sum of (x) U.S.$25,000,000, and (y) the lesser of (A) U.S.$13,000,000, (B) the product of (1) U.S.$175, multiplied by (2) an amount equal to the net increase in the number of Subscribers which buy or lease addressable converter boxes from the Issuers during 1999, and (C) the amount of Capital Expenditures made by the Issuers for addressable converter boxes during 1999.

         (c) Notwithstanding anything contained to the contrary in Section 8.4(a) or (b) above, to the extent that the aggregate amount of Capital Expenditures made the Issuers in any calendar year above is less than the amount set forth opposite such year, 50% of the amount of such difference may be carried forward and used to make Capital Expenditures in the immediately succeeding calendar year (after the full amount of Capital Expenditures otherwise permitted to be made in such year, with regard to the provision of this Section 8.4(c) have been made); provided, that amounts once carried forward to such succeeding calendar year shall lapse and terminate at the end of such calendar year.

         (d) Nothing contained in this Section 8.4 shall prohibit or restrict Capital Expenditures made by TDH or, if acquired by the Issuers, Procono S.A.

         8.5 Advances, Investments and Loans. None of the Issuers will, or will permit any other Credit Party to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or


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

otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that the following shall be permitted:

              (i) the Issuers may acquire the Acquisition Subsidiaries in the Acquisitions, and the Credit Parties may acquire capital stock or other proprietary interests in, or assets of, entities directly and primarily engaged in the multi-channel television business in Argentina or the telecommunications business in Argentina or other businesses directly related to the telecommunications business in Argentina; provided, however, that (x) prior to making any investment permitted by this clause (i) in excess of U.S.$1,000,000, the Issuers shall notify the Administrative Agent of such investment and provide the Administrative Agent with such information relating thereto as it may reasonably request, and (y) prior to making any investment permitted by this clause
    (i) in excess of U.S.$5,000,000 in any single or related series of transactions (other than in any Approved Acquisition), the Issuers shall obtain the consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed;

              (ii) the Issuers may consummate the Approved Acquisitions and any Bridge Acquisitions permitted under the Bridge Purchase Documents;

              (iii) the Issuers may consummate the Tescorp Acquisition, subject to the requirements of Section 12.1 hereof;

              (iv) the Issuers may purchase capital stock or other proprietary interests in, or assets of, entities which are organized or doing business outside of Argentina and which are directly and primarily engaged in the multi-channel television business or the telecommunications business or other businesses directly related to the telecommunications business; provided, however, that (x) prior to making any investment in any entity organized or doing business outside of Argentina, the Issuers shall obtain the prior written consent of the Administrative Agent and the Required Purchasers (it being understood that the Administrative Agent will promptly request such consent of the Required Purchasers if requested to do so by the Issuers), (y) the aggregate of all such investments hereafter made by any Issuer or any Purchasing Agent shall not exceed (A) at all times prior to the consummation of the Proposed IPO, U.S.$20,000,000 (or the equivalent thereof), and (B) at all times from and after the consummation of the Proposed IPO, U.S.$35,000,000 (or the equivalent thereof), and (z) any such investment, to the extent permitted, shall be subject to the provisions of Section 12 hereof;

              (v) the Credit Parties may acquire and hold accounts receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

              (vi) the Credit Parties may acquire and hold cash and Cash Equivalents;

              (vii) the Issuers may make intercompany loans, advances and capital contributions to other Issuers in the ordinary course of business; provided, however, that


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

    none of the Issuers will, or will permit any other Credit Party to, make any loans, advances or capital contributions to (x) any Excluded Subsidiary (except that such investments shall be permitted to be made to TDH in an aggregate amount not to exceed U.S.$2,500,000, to be used by TDH to make Capital Expenditures), or (y) any International Acquisition Subsidiary (other than any Person acquired in the Tescorp Acquisition).

Notwithstanding anything contained in this Agreement to the contrary, the Issuers shall not make any of the investments otherwise permitted by this
Section 8.5 in excess of the Permitted Investment Amount (as defined below) in any entity primarily engaged in any business other than the multi-channel television business without the prior written consent of the Required Purchasers. For purposes hereof, the term "Permitted Investment Amount" shall mean (i) at all times prior to the consummation of the Proposed IPO, U.S.$5,000,000, and (ii) from and after the consummation of the Proposed IPO, the sum of (x) U.S.$5,000,000, and (y) the net proceeds to the Issuers from the Proposed IPO in excess of all mandatory prepayments required to be made as a result of the Proposed IPO pursuant to Section 4.3 of this Agreement and 4.3 of the Bridge Note Purchase Agreement.

         8.6 Consolidations, Mergers, Sales of Assets. None of the Issuers will, or will permit any other Credit Party to, wind up, liquidate or dissolve its affairs or enter into any transaction of consolidation or merger with or into any other Person; sell, lease, assign, transfer or otherwise dispose of, directly or indirectly (or agree to do any of the foregoing at any future time), all or any part of its property or assets or any of the Collateral; or enter into any partnership, joint venture or sale-leaseback transaction, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that, subject to Section 4.3 hereof:

              (i) The Credit Parties shall be entitled to sell, transfer, lease or otherwise dispose of not more than 5% of the combined Total Assets of the Credit Parties in any 12-month period; provided, however, that if the proceeds of any such sale, transfer, lease or disposal are retained by the Credit Parties in investments approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), the Credit Parties shall be entitled to sell, transfer, lease or otherwise dispose of not more than 15% of the combined Total Assets of the Credit Parties in any 12-month period;

              (ii) Capital Expenditures by each of the Credit Parties shall be permitted to the extent not in violation of Section 8.4;

              (iii) Each of the Credit Parties may, in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in its reasonable judgment, are no longer useful in the conduct of its business, provided that the aggregate sale proceeds of all assets subject to such sales or other dispositions shall not exceed the equivalent of U.S.$250,000 in any fiscal year;

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

              (iv)    Investments may be made to the extent permitted by
    Section 8.5;

              (v) Each of the Credit Parties may lease (as lessee) real or personal property; and

              (vi) Each of the Credit Parties may make sales of inventory in the ordinary course of business;

              (vii) The Credit Parties may enter into the transactions contemplated by Section 7.19; and

              (viii) The Credit Parties may enter into Restructuring Transactions, to the extent permitted pursuant to Section 11 hereof.

Notwithstanding anything contained in this Agreement to the contrary, (i) none of the Credit Parties will transfer, convey, assign, lien or otherwise encumber any of its right, title or interest in or to any License held by it, and
(ii) SRL Holding will not transfer, convey, assign, lien or otherwise encumber any of its right, title or interest in or to any of its properties or assets (except pursuant to the Security Documents and the Bridge Purchase Documents).

         8.7 Indebtedness-Subscriber Ratio. Supercanal Holding will not permit its Indebtedness-Subscriber Ratio as at the end of any calendar quarter ended on the dates set forth below to exceed the ratio set forth opposite such date:

         Calendar Quarter Ended       Ratio
         ----------------------       -----

         December 31, 1997             975
         March 31, 1998                975
         June 30, 1998                 750
         September 30, 1998            750
         December 31, 1998             700
         March 31, 1999                650
         June 30, 1999                 650
         September 30, 1999            650
         Thereafter                    600

    8.8 Senior Indebtedness-Subscriber Ratio. Supercanal Holding will not permit its Senior Indebtedness-Subscriber Ratio as at the end of any calendar quarter ended on the dates set forth below to exceed the ratio set forth opposite such date:


         Calendar Quarter Ended       Ratio
         ----------------------       -----

         December 31, 1997             525
         March 31, 1998                525
         June 30, 1998                 350
         September 30, 1998            350


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

         December 31, 1998             350
         March 31, 1999                350
         June 30, 1999                 350
         September 30, 1999            350
         Thereafter                    300

    8.9 Indebtedness-Annualized EBITDA Ratio. Supercanal Holding will not permit its Indebtedness-Annualized EBITDA Ratio as at the end of any calendar quarter ended on the dates set forth below to exceed the ratio set forth opposite such date:

         Calendar Quarter Ended       Ratio
         ----------------------       -----

         December 31, 1997             7.50
         March 31, 1998                7.50
         June 30, 1998                 5.50
         September 30, 1998            5.50
         December 31, 1998             5.00
         March 31, 1999                5.00
         June 30, 1999                 5.00
         September 30, 1999            4.75
         December 31, 1999             4.50
         March 31, 2000                4.25
         June 30, 2000                 4.00
         September 30, 2000            3.75
         Thereafter                    3.50

         8.10 Senior Indebtedness-Annualized EBITDA Ratio. Supercanal Holding will not permit its Senior Indebtedness-Annualized EBITDA Ratio as at the end of any calendar quarter ended on the dates set forth below to exceed the ratio set forth opposite such date:

         Calendar Quarter Ended       Ratio
         ----------------------       -----

         December 31, 1997             5.25
         March 31, 1998                5.25
         June 30, 1998                 3.25
         September 30, 1998            3.25
         December 31, 1998             3.25
         March 31, 1999                3.00
         June 30, 1999                 2.75
         September 30, 1999            2.50
         December 31, 1999             2.50
         Thereafter                    2.00


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         8.11  Fixed Charge Coverage Ratio.  Supercanal Holding will not permit its Fixed Charge Coverage Ratio as at the end of any calendar quarter ended on and after December 31, 1999 to be less than 1.25

         8.12 Interest Coverage Ratio. Supercanal Holding will not permit its Interest Coverage Ratio as at the end of any calendar quarter ended on the dates set forth below to be less than the ratio set forth opposite such date:

         Calendar Quarter Ended       Ratio
         ----------------------       -----

         December 31, 1997             1.00
         March 31, 1998                1.25
         June 30, 1998                 1.50
         September 30, 1998            2.00
         December 31, 1998             2.00
         March 31, 1999                2.25
         June 30, 1999                 2.25
         September 30, 1999            2.50
         December 31, 1999             2.50
         March 31, 2000                2.75
         June 30, 2000                 2.75
         September 30, 2000            3.00
         December 31, 2000             3.00
         March 31, 2001                3.25
         June 30, 2001                 3.25
         Thereafter                    3.50

         8.13 Pro Forma Debt Service Coverage Ratio. Supercanal Holding will not permit its Pro Forma Debt Service Coverage Ratio as at the end of any calendar quarter ended on or after June 30, 1998 to be less than 1.50.

         8.14 Issuance of Stock. None of the Issuers will, or will permit any other Credit Party to, issue any Stock or any options or warrants to purchase, or securities convertible into, Stock except as contemplated herein and/or in the Bridge Purchase Documents; provided, however, that (i) Supercanal Holding shall be permitted to issue Stock to Multicanal pursuant to the Shareholders' Agreement as in effect on the date of the execution and delivery thereof, and
(ii) Supercanal Holding shall be permitted to issue Stock as described on
Schedule IX hereto.

         8.15 Limitations on Voluntary Payments and Bonuses and Modifications of Indebtedness; Modifications and Certain Agreements; etc. None of the Issuers will, or will permit any other Credit Party to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any unsecured Indebtedness which is subordinated in right of payment to the Notes and/or the other Obligations, (ii) pay any bonuses or other amounts

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

to any management level personnel for the purpose of covering their personal tax liability or interest expense, (iii) amend or modify, or permit the amendment or modification of, (v) any provision of any Indebtedness, (w) the agreements referred to in Section 6.16(c), (x) any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing if, in the case of the preceding clauses (v), (w) or (x), such amendment or modification could reasonably result in a Material Adverse Effect on any of the Credit Parties, or (y) the Shareholders' Agreement if such amendment or modification could reasonably result in a Material Adverse Effect on any of the Credit Parties (it being understood that the substitution of Multicanal with any strategic investor of comparable reputation and ability in the cable television business, as reasonably determined by the Required Purchasers, will not constitute a Material Adverse Effect), or (iv) amend, modify or change its estatutos sociales or other organizational documents, except as contemplated in Section 7.15 hereof or as contemplated under the Bridge Purchase Documents.

         8.16 No Other Business. None of the Issuers will, or will permit any other Credit Party to, carry on any business other than the business conducted by it as of the Effective Date, or with respect to any Acquisition Subsidiary or any other Person acquired after the date hereof, as of the date of the consummation of the relevant Acquisition or other acquisition, and will not take any action whether by acquisition or otherwise which would constitute or result in any material alteration to the nature of that business; provided, however, that (i) TDH will be permitted to engage in the business conducted by it as of the Effective Date, and (ii) the Credit Parties will be permitted to engage in the telecommunications business and other businesses directly related to the telecommunications business to the extent already conducted by such Credit Parties as of the Effective Date and to the extent the Credit Parities conduct such business as a result of any permitted investments in such businesses pursuant to Section 8.5.

         8.17 Transactions with Affiliates. None of the Issuers will, or will permit any other Credit Party to, enter into any transaction or series of related transactions with any of its shareholders or Affiliates other than in the ordinary course of business and on terms and conditions substantially as favorable to the Credit Party as would reasonably be obtained by the Credit Party at that time in a comparable arm's-length transaction with a Person other than a shareholder or Affiliate.

         8.18 Limitation on Restrictions on Subsidiary Dividends and Other Distributions. Supercanal Holding will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any of its Subsidiaries to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Supercanal Holding or any of its Subsidiaries, or pay any Indebtedness owed to Supercanal Holding or any of its Subsidiaries, (ii) make loans or advances to Supercanal Holding or
(iii) transfer any of its properties or assets to Supercanal Holding, except for such encumbrances or restrictions existing under or by reasons of
(x) applicable Law, (y) this Agreement and (z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Supercanal Holding or any of its Subsidiaries.

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

         Notwithstanding anything contained in this Agreement or the other Purchase Documents to the contrary, if at any time after the Initial Funding Date any of the Issuers, any Purchasing Agents or the Offeror receives or is entitled to receive any Net Proceeds from the Proposed IPO, and the Issuers have made the mandatory prepayment required to made pursuant to Section 4.3(b), the Issuers shall be entitled to use the Net Proceeds remaining after such payment without regard to any limitation or restriction contained in this Section 8.

         Section 9.     Events of Default.

         Upon the occurrence of any of the following specified events (each an "Event of Default"):

         9.1 Payments. Any Issuer shall (i) default in the payment when due of any principal of any Note or any Advance thereunder or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Note or any Advance thereunder or any Fees or any other amounts owing hereunder or under any other Purchase Document; or

         9.2 Representations, etc. Any representation, warranty or statement made by or on behalf of any Issuer herein or in any other Purchase Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

         9.3 Covenants. Any of the Issuers shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.1(vii), 7.11 or 8 or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 9.1 and 9.2 and clause (i) of this Section 9.3) contained in this Agreement or any other Purchase Document and any such default shall have continued unremedied for a period of 30 days; or

         9.4   Default Under Other Agreements.  Any of the Credit Parties shall
(i) default in any payment of any Indebtedness other than the Obligations (including, without limitation Indebtedness under the Bridge Purchase Documents) in a principal amount in excess of U.S.$2,000,000 (or its equivalent in any other currency), either individually or in the aggregate, when as the same shall become due and payable beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or
(ii) default in the observance or performance of any agreement, covenant or condition relating to any Indebtedness other than the Obligations (including, without limitation Indebtedness under the Bridge Purchase Documents) in a principal amount in excess of U.S.$2,000,000 (or its equivalent in any other currency), either individually or in the aggregate, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition, in each case, is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any of the

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

Credit Parties shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

         9.5   Bankruptcy, etc.   Any of the Credit Parties shall commence a
voluntary case concerning itself under Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code") or under any bankruptcy law of Argentina or any other jurisdiction; or an involuntary case under any such statute is commenced against any of the Credit Parties, and the petition is not controverted within 10 days, or is not dismissed within 30 days, after commencement of the case; or a custodian or trustee is appointed for, or takes charge of, any Collateral or all or substantially all of the other property or assets of any of the Credit Parties and such custodian or trustee is not discharged or removed within 30 days, or any of the Credit Parties commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any of the Credit Parties, or there is commenced against any of the Credit Parties any such proceeding which remains undismissed for a period of 30 days, or any of the Credit Parties is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any of the Credit Parties suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or any of the Credit Parties makes a general assignment for the benefit of creditors; or any trust or corporate action is taken by any of the Credit Parties for the purpose of effecting any of the foregoing; or

         9.6 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or, except as otherwise permitted hereby, shall cease to give the Collateral Agent or the Guaranty Trustee for the benefit of the Purchasers the Liens, rights, powers and privileges purported to be created thereby (including, from and after the perfection thereof, a perfected Lien of first priority on all of the Collateral in favor of the Collateral Agent or the Guaranty Trustee for the benefit of the Purchasers), subject to no other Liens (except as permitted by Section 8.1 or as provided in the Bridge Purchase Documents), or any of the Issuers or the Purchasing Agents shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and any such default results in, or could, in the reasonable judgment of the Administrative Agent, be expected to result in, a Material Adverse Effect on any Credit Party; or

         9.7 Judgments. One or more judgments or decrees shall be entered against any of the Issuers involving, in the aggregate, a liability (not paid or fully covered by insurance) of the equivalent of U.S.$2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days after the entry thereof; or

         9.8 Cancellation of Payment Obligation. Any Governmental Authority or any other dominant authority asserting or exercising de jure or de facto governmental or police powers in Argentina shall, by moratorium laws or otherwise, cancel, suspend or defer the obligation of the Issuers to pay any amount required to be paid hereunder or under the Notes, or

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

the obligations of any of the Issuers or the Purchasing Agents under any other Purchase Document; or

         9.9 Abandonment of Business. Any of the Issuers shall abandon the business in which it is engaged; or

         9.10 Governmental Action. Any Governmental Authority or any other dominant authority asserting or exercising de jure or de facto governmental or police powers in any jurisdiction shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property or other assets of any of the Issuers or the Stock of any of the Issuers; or shall have assumed custody or control of such property or other assets of the business or operations of any of the Issuers; or shall have taken any action for the dissolution or disestablishment of any of the Issuers or any action that would prevent any of the Issuers from carrying on its business or a substantial part thereof; or

         9.11 Licenses. COMFER or any other Governmental Authority in Argentina shall assert that any License held by any of the Issuers will be terminated and such assertion has been consented to or is not being contested in good faith on grounds that the Administrative Agent reasonably believes has a probability of success; or COMFER or any other Governmental Authority in Argentina shall assert that any such License is terminated and such assertion has been consented to or is not being contested in good faith on grounds that the Administrative Agent reasonably believes has a probability of success; or any such License shall terminate for any reason whatsoever; or any of the Issuers shall cease to have the right to possess and use its respective License; or COMFER or any other Governmental Authority in Argentina or any of the Issuers shall assert that the exercise of any remedies under the Security Documents would constitute a violation of any License or applicable Law and such assertion has been consented to or is not being contested in good faith on grounds that the Administrative Agent reasonably believes has a probability of success; and any of the foregoing results in or could, in the reasonable judgment of the Administrative Agent, be expected to result in a Material Adverse Effect on any Credit Party; or

         9.12 COMFER Approvals.  All COMFER Approvals required by applicable
Law in connection with (i) the acquisition by any Issuer or any Purchasing Agent of any other Issuer, or (ii) any Acquisition or Restructuring Transaction shall not have been received within 120 days after the consummation of such acquisition or Restructuring Transaction, as the case may be; provided, however, that such 120-day period shall be extended for additional 90-day periods if
(x) no Issuer or Purchasing Agent, as the case may be, shall have received notice, or the Administrative Agent shall not have any reason to believe, that the applicable COMFER Approval will not be granted in the ordinary course, and (y) the Administrative Agent shall not have determined that the Issuers or the Purchasing Agents, as the case may be, are not diligently prosecuting the application for such COMFER Approval; provided further, that if such COMFER Approval is denied, no Event of Default shall occur if within 10 days after the date of such denial the Issuers prepay the Advances in an amount equal to the sum of the Acquisition Price and related Permitted Transaction Expenses in connection with the Acquisition of the Acquisition Subsidiary for which the COMFER Approval was denied; or

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

         9.13 Adverse Change. Any event or condition shall occur which gives reasonable grounds to conclude, in the judgment of the Required Purchasers, that any of the Issuers will not, or will be unable to, perform or observe in the normal course of business its obligations under the Purchase Documents; or

         9.14 Change in Control. The Vilas (directly or indirectly through Grupo Uno S.A. or otherwise) shall cease to own (unless otherwise consented to by the Required Purchasers), in the aggregate, at least 51% of the voting Stock of Supercanal Holding or, if the Offeror has been organized and all of the Stock of Supercanal Holding transferred to the Offeror pursuant to
Section 11 hereof or otherwise, the Offeror;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, then the Administrative Agent may (with the approval of the Required Purchasers) and, upon the written request of the Required Purchasers, shall by written notice to the Issuers, take any and all of the following actions, without prejudice to the rights of the Administrative Agent, any Purchaser or the holder of any Note to enforce its claims against any of the Issuers (provided, that, if an Event of Default specified in Section 9.5 shall occur with respect to any of the Issuers the result which would occur upon the giving of written notice by the Administrative Agent as specified in clause (i) and (ii) below shall occur automatically without the giving of any such notice): (i) to declare the Total Commitment terminated whereupon the Commitment of each Purchaser shall forthwith terminate immediately; (ii) to declare the principal of and any accrued interest in respect of all the Notes and the Advances and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuers;
(iii) to instruct the Collateral Agent and the Guaranty Trustee to vote the Stock of the Issuers or take any other action pursuant to any Security Documents; and (iv) to exercise any other rights available under the Purchase Documents or any other document or instrument entered into in connection therewith.

         Section 10.    The Administrative Agent and the Collateral Agent.

         10.1 Appointment of the Administrative Agent. (a) The Purchasers hereby appoint and designate ING Baring (U.S.) Capital Corporation as Administrative Agent to act as specified herein and in the other Purchase Documents. Each Purchaser hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Purchase Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental hereto and thereto.

         (b) The Administrative Agent may perform any of its duties hereunder and under the other Purchase Documents by or through officers, directors, employees, agents and attorneys in fact. The Administrative Agent hereby appoints ING Bank N.V., Argentina Branch, as its agent in Argentina, for the benefit of the Purchasers, to take such actions and do such things, on behalf of the Administrative Agent, as shall be convenient or desirable to assist the Administrative Agent in the performance of its duties hereunder in Argentina and in connection with the review and approval of the Acquisitions and other matters in connection therewith and otherwise as requested by the Administrative Agent from time to time, and by the taking of such actions and the doing of such things, ING Bank N.V., Argentina Branch, shall be deemed to accept such appointment. All references in the Purchase Documents to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or ING Bank N.V., Argentina Branch, as agent for the Administrative Agent, to the extent of the performance by ING Bank N.V., Argentina Branch, of duties of the Administrative Agent.

         10.2 Appointment of the Collateral Agent. (a) The Purchasers hereby appoint and designate ING Baring (U.S.) Capital Corporation as Collateral Agent to act as specified herein and in the other Purchase Documents. Each Purchaser hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the other Purchase Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental hereto and thereto.

         (b) The Collateral Agent may perform any of its duties hereunder or under any other Purchase Document by or through officers, directors, employees, agents or attorneys in fact. The Collateral Agent hereby appoints ING Bank N.V., Argentina Branch, as its agent in Argentina, for the benefit of the Purchasers, to take such actions as shall be specified in the Security Documents, and by its execution and delivery of each such Security Document, ING Bank N.V., Argentina Branch, shall be deemed to accept such appointment. All references in the Purchase Documents to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or ING Bank N.V., Argentina Branch, as agent for the Collateral Agent, to the extent of the performance by ING Bank N.V., Argentina Branch, of duties of the Administrative Agent.

         10.3 Administration of the Collateral. The Collateral Agent shall administer the Collateral and any Lien thereon for the benefit of the Purchasers in the manner provided herein and in the other Purchase Documents. The Collateral Agent shall exercise such rights and remedies with respect to the Collateral as are granted to it hereunder and under the other Purchase Documents and applicable Law and as shall be directed by the Required Purchasers.

         10.4 Application of Proceeds. Except as otherwise specifically provided in any Security Document, the proceeds of any collection, sale, disposition or other realization of all or any part of the Collateral shall be applied by the Collateral Agent as follows:

         (a) to the payment of any and all expenses and fees (including reasonable attorneys' fees) incurred by the Collateral Agent in obtaining, taking possession of, removing, insuring, repairing, storing and disposing of the Collateral and any and all amounts incurred by the Collateral Agent in connection therewith;

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


         (b) next, any surplus then remaining to the payment of the Obligations in the following order of priority:

              (i)   accrued and unpaid interest;

              (ii)  outstanding principal due under the Advances;

              (iii) unpaid Fees, if any; and

              (iv)  all other unpaid Obligations, if any;

         (c) any surplus remaining after payment of the foregoing amounts shall be paid to the Issuers, subject, however, to the rights of the holder of any then existing Lien of which the Collateral Agent has actual notice (without investigation), including without limitation, the Bridge Collateral Agent;

it being understood that the Issuers shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (a) and (b) of this Section 10.4.

         10.5 Nature of Duties. Neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Purchase Documents. Neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Purchase Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. Neither the Administrative Agent nor the Collateral Agent shall have by reason of this Agreement or any other Purchase Document a fiduciary relationship in respect of any Purchaser or the holder of any Note; and nothing in this Agreement or any other Purchase Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or the Collateral Agent any obligations in respect of this Agreement or any other Purchase Document except as expressly set forth herein.

         10.6 No Reliance on the Administrative Agent and the Collateral Agent. Independently and without reliance upon the Administrative Agent or the Collateral Agent, each Purchaser and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Issuers in connection with the purchase of the Notes and the making of the Advances thereunder and the taking or not taking of any action in connection herewith and
(ii) its own appraisal of the creditworthiness of the Issuers and, except as expressly provided in this Agreement, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Purchaser or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the issue and sale of the Note or at any time or times thereafter. Neither the Administrative Agent nor the Collateral Agent shall be responsible to any Purchaser or the holder of any Note for any recitals, statements, information, representations or warranties herein or in

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

any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Document or the financial condition of the Issuers or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Purchase Document, or the financial condition of the Issuers or the existence or possible existence of any Default or Event of Default.

         10.7 Request For Instructions By, and Direction of, the Administrative Agent and the Collateral Agent.

         (a) If either the Administrative Agent or the Collateral Agent shall request instructions from the Required Purchasers with respect to any act or action (including failure to act) in connection with this Agreement or any other Purchase Document, then the Administrative Agent or Collateral Agent requesting such instructions shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Purchasers. Notwithstanding anything contained in this Agreement or the other Purchase Documents to the contrary, no Person, including, without limitation, any Purchaser or the holder of any Note shall have any right of action whatsoever against the Administrative Agent or the Collateral Agent (and neither the Administrative Agent or the Collateral Agent shall incur any liability whatsoever) as a result of refraining from any act or taking any action as contemplated in this Section 10.7(a).

         (b) The Required Purchasers shall have the right to instruct the Administrative Agent and the Collateral Agent to exercise their respective rights and remedies granted or provided to them hereunder and under the other Purchase Documents; provided, however that in no case shall the Administrative Agent or the Collateral Agent be required to take any actions hereunder or under any other Purchase Document (i) which are contrary to this Agreement, the other Purchase Documents or applicable Law or (ii) which may, in the opinion of the Administrative Agent or the Collateral Agent, as the case may be, result in any liability to the Administrative Agent or the Collateral Agent, unless in the case of this clause (ii), the Required Purchasers requesting any such action agree to indemnify the Administrative Agent or the Collateral Agent, as the case may be, pursuant to an instrument reasonably satisfactory to it, or post a bond reasonably satisfactory to it. Notwithstanding anything contained in this Agreement or the other Purchase Documents to the contrary, no Purchaser or the holder of any Note shall have any right of action whatsoever against the Administrative Agent or the Collateral Agent as a result of (and neither the Administrative Agent or the Collateral Agent shall incur any liability whatsoever as a result of) acting or refraining from acting hereunder or under any other Purchase Document in accordance with the instructions of the Required Purchasers.

         10.8 Reliance by the Administrative Agent and the Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent or Collateral Agent,

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

as the case may be, believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Purchase Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

         10.9 Indemnification. To the extent the Administrative Agent or the Collateral Agent is not reimbursed and indemnified by the Issuers, the Purchasers will reimburse and indemnify the Administrative Agent or the Collateral Agent, as the case may be, in proportion to their outstanding Notes, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent or the Collateral Agent, as the case may be, in performing its duties hereunder or under any other Purchase Document, or in any way relating to or arising out of this Agreement or any other Purchase Document, provided that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or the Collateral Agent.

         10.10 Capacity as Purchasers. With respect to its obligation to make Advances under this Agreement, each of the Administrative Agent and the Collateral Agent shall have the rights and powers specified herein for a "Purchaser" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Purchasers," "Required Purchasers," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each of the Administrative Agent and the Collateral Agent in its individual capacity. Each of the Administrative Agent and the Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Issuer or any Affiliate of the Issuer as if it were not performing the duties specified herein, and may accept fees and other consideration from the Issuers for services in connection with this Agreement and otherwise without having to account for the same to the Purchasers.

         10.11 Holders. Each of the Administrative Agent and the Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

         10.12     Assignment; Resignation.

         (a) The Administrative Agent and the Collateral Agent shall be entitled to assign its obligations and duties hereunder and/or under the other Purchase Documents to any of its Affiliates. From and after any such assignment, the terms Administrative Agent and Collateral Agent as used herein and in all other Purchase Documents shall be deemed to refer to such

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

Affiliate for all purposes. The Administrative Agent and the Collateral Agent will promptly provide the Issuers notice of any such assignment.

         (b) The Administrative Agent and the Collateral Agent may resign from the performance of its duties as Administrative Agent or Collateral Agent hereunder and/or under the other Purchase Documents at any time by giving 15 Business Days' prior written notice to the Issuers and the Purchasers. Such resignation shall take effect upon the appointment of a successor Administrative Agent or Collateral Agent, as the case may be, pursuant to clauses (c) and (d) below or as otherwise provided below.

         (c) Upon any such notice of resignation, the Purchasers shall appoint a successor Administrative Agent or Collateral Agent hereunder or thereunder who shall be an internationally-recognized commercial bank or trust company reasonably acceptable to the Issuers.

         (d) If a successor Administrative Agent or Collateral Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent or Collateral Agent, with the consent of the Issuers, may then appoint a successor Administrative Agent or Collateral Agent who shall serve as such hereunder or thereunder until such time, if any, as the Purchasers appoint a successor as provided above.

         (e) If no successor has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent or the Collateral Agent the resignation shall become effective and the Purchasers shall thereafter perform all the duties of the Administrative Agent and the Collateral Agent hereunder and/or under any other Purchase Document until such time, if any, as the Purchasers appoint a successor as provided above.

         Section 11.    Restructuring of the Issuers.

         11.1 Restructuring Transactions. The Issuers have informed the Purchasers that they may enter into the following transactions (each, a "Restructuring Transaction", and collectively, the "Restructuring Transactions"): (i) Supercanal Holding will lend funds to SRL Holding for SRL Holding to acquire Stock of the SRL Issuers, (ii) SRL Holding will exercise options to acquire Stock of the SRL Issuers previously obtained by certain Purchasing Agents on behalf of SRL Holding with respect to such SRL Issuers,
(iii) such Purchasing Agents will cause the SRL Issuers to change their domicile to the City of Buenos Aires, (iv) SRL Holding shall thereafter be registered in the share register of the SRL Issuers as the registered owner of the Stock of the SRL Issuers following which, (v) the Subsidiaries of SRL Holding will be merged into SRL Holding; and SRL Holding and/or all or some of the other Issuers will be merged into either Supercanal Holding or Supercanal in a tax-free reorganization and (vi) the Issuers will cause Supercanal Holding to conduct a public or private offering in the international and/or Argentine capital markets and offer to sell a portion of Supercanal Holding's newly issued preferred stock or its debt securities. Nothing contained in this Section 11.1 shall be construed to require the Issuers to undertake any of the Restructuring Transactions.

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


         11.2 Conditions. The Purchasers acknowledge and agree that, notwithstanding anything contained in this Agreement or in any other Purchase Document to the contrary, the Issuers shall be permitted to enter into the Restructuring Transactions; provided that prior to entering into any such Restructuring Transaction, the following conditions shall have been satisfied, in each case in a manner, and to the extent requested by, the Administrative Agent in its reasonable discretion:

         (a) No Default or Event of Default. Immediately prior to (and after giving effect to) any Restructuring Transaction, no Default or Event of Default shall have occurred and be continuing.

         (b) Documentation and Information. The Issuers shall have (i) provided to the Administrative Agent promptly upon request therefor (x) true and correct copies of all agreements, documents, instruments, books and records relating to or in connection with the Restructuring Transaction as the Administrative Agent shall have requested, and (y) such financial and operating data and such other information with respect to the Issuers as the Administrative Agent shall have deemed relevant in connection with the evaluation of the Restructuring Transaction, and (ii) granted the Administrative Agent and its representatives access to, and provided an opportunity to ask questions of, and receive answers from, such directors, officers, employees, and professional advisors of the Issuers as the Administrative Agent shall have deemed relevant in connection with the evaluation of the Restructuring Transaction.

         (c) Execution of Documentation; Opinions. The Issuers shall have (i) made, executed, endorsed, acknowledged, filed with and/or delivered to the Administrative Agent such agreements, documents, instruments and certificates, and shall have taken such other action as the Administrative Agent shall have deemed reasonably necessary or desirable in order to (x) preserve and maintain in full force and effect the legality and validity of the each of the Purchase Documents and the enforceability against the Issuers of each such Purchase Document to which it is a party, (y) create in favor of the Collateral Agent for the benefit of Purchasers, such Liens on such additional collateral as the Administrative Agent shall require, and (z) modify the Purchase Documents to change or supplement the existing covenants and include such additional financial and other covenants as the Administrative Agent shall reasonably require, and (ii) caused to be delivered to the Administrative Agent such opinions of legal counsel reasonably acceptable to the Administrative Agent and in form and substance satisfactory to the Administrative Agent as it shall have requested in connection with any of the foregoing. The Purchasers will request only such additional Liens, collateral and covenants pursuant to clauses (x) and
(y) above to the extent necessary or desirable, in the reasonable opinion of the Required Purchasers, to provide at least the same degree of protection and security to the Purchasers as provided by the provisions of this Agreement and the other Purchase Documents prior to any such Restructuring Transaction.

         (d) Governmental Approvals. The Issuers shall have delivered evidence satisfactory to the Administrative Agent in all respects that all Governmental Approvals required

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

in connection with the Restructuring Transaction other than the applicable COMFER Approval (subject, however, to Section 9.12) have been received by the Issuers.

         (e) Adverse Change. There shall not have occurred or exist any event or condition (including, without limitation, any material adverse change in the economic or financial condition or prospects of any of the Issuers) which gives reasonable grounds to conclude, in the judgment of the Administrative Agent and the Required Purchasers, that as a result of the consummation of the Restructuring Transaction any of the Issuers will not, or will be unable to, perform or observe in the normal course of business its respective obligations under the Purchase Documents;

         11.3 Certain Modifications to Purchase Documents. The Purchasers and the Issuers acknowledge and agree that in connection with each Restructuring Transaction, it will be necessary to amend, modify or supplement this Agreement and/or one or more of the Purchase Documents, to conform the representations and covenants contained herein and therein to the requirements of the Restructuring Transactions in a manner not detrimental to the Purchasers, as determined by the Administrative Agent and the Required Purchasers. The Purchasers and the Issuers agree to cooperate in making any such amendments, modifications and supplements, including, if necessary, the release of Collateral; provided that the Purchasers shall simultaneously therewith receive substitute collateral acceptable to the Administrative Agent and the Required Purchasers, free and clear of all Liens. All agreements, documents or instruments relating to any such amendments, modifications or supplements shall be in form and substance satisfactory to the Administrative Agent and the Required Purchasers in all respects.

         11.4 Further Assurances. Each of the Issuers will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent and/or the Collateral Agent from time to time such agreements, documents, instruments, and certificates, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further action as the Administrative Agent shall have reasonably deemed necessary or desirable in connection with the Restructuring Transactions in order to preserve and maintain in full force and effect the legality and validity of the each of the Purchase Documents and the enforceability against each of the Issuers of each such Purchase Document to which it is a party.

         Section 12.    Certain Acquisitions and Related Matters.

         12.1 International Acquisitions. The Issuers have informed the Purchasers that they intend to acquire the Stock of certain entities or the assets of certain entities organized outside of Argentina or principally engaged in the multi-channel television business in one or more countries outside of Argentina, and that they would like to use proceeds of one or more Advances to finance such acquisitions (each an "International Acquisition"). The Purchasers acknowledge and agree that, notwithstanding anything contained in this Agreement or in any other Purchase Document to the contrary, the Issuers shall be permitted to request Advances hereunder at any time prior to the Availability Expiry Date to (i) pay the unpaid amount of the

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

Acquisition Price or Permitted Transaction Expenses directly related to any such International Acquisition, to the extent due and payable, or (ii) to reimburse the Issuers for any portion of such Acquisition Price or Permitted Transaction Expenses to the extent such amounts were paid with funds of the Issuers other than proceeds of Advances and were not theretofore reimbursed as follows:

         (a) General. As to any International Acquisition other than the Tescorp Acquisition, the Issuers shall be permitted to request Advances in respect thereof to the extent that (i) such acquisition is permitted under
Section 8.5, and (ii) the aggregate amount of Advances so made shall not exceed U.S.$10,000,000, and provided, further that the Issuers shall have satisfied such conditions to such Funding and to such International Acquisition as the Administrative Agent shall specify, including, without limitation, the conditions specified in Section 5 hereof, as applicable, and such additional conditions precedent as the Administrative Agent shall deem necessary or desirable at such time. Without limiting the generality of the foregoing, the Issuers shall have (i) provided to the Administrative Agent true and correct copies of all agreements, documents, instruments, books and records relating to or in connection with any International Acquisition as the Administrative Agent shall have requested, and such financial and operating data and such other information in connection with the evaluation of the International Acquisition as the Administrative Agent shall have requested, (ii) made, executed, endorsed, acknowledged, filed with and/or delivered to the Administrative Agent such agreements, documents, instruments and certificates, and shall have taken such other action as the Administrative Agent shall have reasonably deemed necessary or desirable in order to (x) grant to the Purchasers a security interest in the Stock or other assets of the entity acquired in such International Acquisition, and (y) amend, modify or supplement this Agreement and/or one or more of the Purchase Documents, to conform the representations and covenants contained herein and therein to the International Acquisition and the circumstances related thereto, and (iii) caused to be delivered to the Administrative Agent such opinions of legal counsel acceptable to the Administrative Agent and in form and substance satisfactory to the Administrative Agent as it shall have reasonably requested. All agreements, documents or instruments relating to any such amendments, modifications or supplements shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Purchasers in all respects.

         (b) The Tescorp Acquisition. As to the Tescorp Acquisition, Tescorp Delaware shall be permitted to request Advances hereunder at any time prior to the Availability Expiry Date to (i)(x) pay the unpaid amount of the acquisition price for Purchased Common Stock (as defined in the Tescorp Purchase Agreement), to the extent due and payable at the time of the Purchase Closing (as defined in the Tescorp Purchase Agreement), (y) pay all amounts required to be paid by Tescorp Delaware upon the completion of the Tender Offers (as defined in the Tescorp Purchase Agreement), to the extent then due and payable, and (z) pay the transaction expenses directly related to the Tescorp Acquisition; provided, however, that the aggregate principal amount of Advances and Bridge Advances for the Tescorp Acquisition shall not exceed U.S.$135,000,000; and provided, further that the Issuers shall have satisfied such conditions to such Fundings as the Required Purchasers shall specify on or before the later to occur of (1) December 5, 1997, and (2) the commencement of the Tender Offers (as defined in the Tescorp Purchaser Agreement), including, the conditions specified in Section 5 hereof, as applicable, and

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

such additional conditions precedent as the Required Purchasers shall deem necessary or desirable, including, without limitation, the following:

         (i) the Tescorp Acquisition Agreement and all documents and instruments required to be executed and delivered in connection therewith shall be in form and substance satisfactory to the Required Purchasers;

         (ii) Tescorp Delaware shall have executed and delivered a joinder agreement substantially in the form of the Joinder Agreement with such modifications thereto as the Administrative Agent shall require, pursuant to which Tescorp Delaware shall have become a party hereto and to the other Purchase Documents;

         (iii) there shall have been delivered to the Administrative Agent the special audit report of Coopers & Lybrand (or other auditors of international standing acceptable to the Administrative Agent), prepared in accordance with agreed upon procedures and dated not earlier than the date ten days prior to the date of the Funding, of the Subscribers, Indebtedness and contingent liabilities of Tescorp Texas and its subsidiaries, and the results of such audit shall be to the satisfaction of the Required Purchasers;

         (iv) the shareholders of Tescorp Delaware shall have executed and delivered a pledge agreement, in form and substance satisfactory to the Administrative Agent, pursuant to which such shareholders shall have granted to
(A) the Collateral Agent, for the benefit of the Purchasers, a perfected Lien of first priority in all of the Stock of Tescorp Delaware, and (B) the Bridge Collateral Agent, for the benefit of the Bridge Purchasers, a perfected Lien of second priority in all such Stock, in each such case free and clear of all Liens;

         (v) Tescorp Delaware shall have executed and delivered a pledge agreement, in form and substance satisfactory to the Administrative Agent, pursuant to which Tescorp Delaware shall have granted to (A) the Collateral Agent, for the benefit of the Purchasers, a perfected Lien of first priority in all of the Stock of Tescorp Texas theretofore and thereafter acquired by Tescorp Delaware, and (B) the Bridge Collateral Agent, for the benefit of the Bridge Purchasers, a perfected Lien of second priority in all such Stock, in each such case free and clear of all Liens;

         (vi) the Issuers, immediately following the consummation of the merger between Tescorp Delaware and Tescorp Texas, shall have caused Tescorp Texas to have executed and delivered pledge agreements, in form and substance satisfactory to the Administrative Agent, pursuant to which Tescorp Texas shall have granted to (A) the Collateral Agent, for the benefit of the Purchasers, a perfected Lien of first priority in all of the Stock of the Argentine operating companies owned by Tescorp Texas, and (B) the Bridge Collateral Agent, for the benefit of the Bridge Purchasers, a perfected Lien of second priority in all such Stock, in each such case free and clear of all Liens; and

         (vii) the Issuers, immediately following the consummation of the merger between Tescorp Delaware and Tescorp Texas, shall have caused Tescorp Texas to execute and deliver an instrument pursuant to which Tescorp Texas acknowledges its obligations hereunder.

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


Without limiting the generality of the foregoing, the Issuers shall have (i) provided to the Administrative Agent true and correct copies of all agreements, documents, instruments, books and records relating to or in connection with the Tescorp Acquisition as the Required Purchasers shall have requested, and such financial and operating data and such other information in connection with the evaluation of the Tescorp Acquisition as the Required Purchasers shall have requested, (ii) made, executed, endorsed, acknowledged, filed with and/or delivered to the Administrative Agent such agreements, documents, instruments and certificates, and shall have taken such other action as the Required Purchasers shall have reasonably deemed necessary or desirable in order to amend, modify or supplement this Agreement and/or one or more of the Purchase Documents, to conform the representations and covenants contained herein and therein to the Tescorp Acquisition and the circumstances related thereto, and (iii) caused to be delivered to the Administrative Agent such opinions of legal counsel acceptable to the Administrative Agent and in form and substance satisfactory to the Required Purchasers as they shall have reasonably requested. All agreements, documents or instruments relating to any such amendments, modifications or supplements shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Purchasers in all respects.

         Notwithstanding anything contained in this Agreement to the contrary, the obligations of Tescorp Delaware to repay any Advances or other amounts hereunder or under the other Purchase Documents shall be limited to the amount of Advances made to Tescorp Delaware hereunder and all accrued interest thereon.

         12.2 The TDH Acquisition. (a) Permitted Advances. Notwithstanding anything contained in this Agreement or in any other Purchase Document to the contrary, the Issuers shall be permitted to request Advances hereunder at any time prior to the Availability Expiry Date to (i)(x) pay the unpaid amount of the acquisition price or transaction expenses directly related to the acquisition by the Issuers of TDH, to the extent due and payable, or (y) to reimburse the Issuers for any portion of such acquisition price or transaction expenses directly related the acquisition by the Issuers of TDH, to the extent such amounts were paid with funds of the Issuers other than proceeds of Advances and were not theretofore reimbursed, and (ii) to make Capital Expenditures in respect of TDH; provided, that the aggregate amount of all such Advances to be applied as contemplated in clause (i) above shall not exceed U.S.$6,000,000, and
(ii) the aggregate amount of all such Advances to be applied as contemplated in clause (ii) above shall not exceed U.S.$2,500,000.

         (b) Conditions. The obligation of the Purchasers to make Advances pursuant to Section 12.2(a) above, shall be subject to the satisfaction of the Administrative Agent of the following conditions:

              (i) the satisfaction of the conditions set forth in Section 5.2 hereof;

              (ii) the Issuer which is the shareholder of TDH shall have duly authorized, executed and delivered an SA Pledge Agreement, pursuant to which such Issuer shall have granted to (A) the Collateral Agent, for the benefit of the Purchasers, a fully perfected first priority Lien in all of the Stock of TDH, and (B)


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


         if any Bridge Obligations are outstanding, to the Bridge Collateral Agent, for the benefit of the Bridge Purchasers, a fully perfected second priority Lien in all of the Stock of TDH, free and clear of all Liens (and shall have (i) delivered to the Collateral Agent all such Stock with the relevant annotation of the existence and perfection of the Liens created by such SA Pledge Agreement, (ii) given notice to TDH of the grant of such Liens as required by Argentine Law, and (iii) caused TDH to have duly registered such Liens in the names of the Collateral Agent and the Bridge Collateral Agent in TDH's share registry); and

              (iii) The Administrative Agent shall have received from counsel to the Issuers (who shall be reasonably satisfactory to the Administrative Agent) an opinion or opinions addressed to the Administrative Agent, the Collateral Agent and each of the Purchasers and dated the date of the Funding covering such matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request.

         Section 13.    Representations and Agreements of the Purchasers.

         13.1 Securities Act. Each Purchaser listed on Schedule I hereto as of the Initial Funding Date hereby represents and warrants to, and agrees with, the Issuers, as of the Initial Funding Date, as follows:

         (a) Each Purchaser is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) purchasing for its own account or for the account of such an institutional "accredited investor", each Purchaser is not acquiring the Notes with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, each Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and each Purchaser and any accounts for which such Purchaser is acting are each able to bear the economic risk of its investment.

         (b) Each Purchaser understands that the Notes have not been registered under the Securities Act and further agrees on its own behalf and on behalf of any investor account for which it is purchasing the Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue thereof and the last date on which any Issuer or any affiliate of any Issuer was the owner of such Notes (the "Resale Restriction Termination Date") only (i) pursuant to a registration statement which has been declared effective under the Securities Act, (ii) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person the Purchaser reasonably believes is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (iii) pursuant to offers and sales to non-U.S. Persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (iv) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Notes for its own account or for the account of such an


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institutional "accredited investor" and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or (v) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property and the property of such investor account or accounts be at all times within its or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (iv) above prior to the Resale Restriction
Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of Exhibit J, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Notes not for distribution in violation of the Securities Act. The Purchasers acknowledge that the Issuers reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (v) above to require the delivery of an opinion of counsel satisfactory to the Issuers.

         13.2 Commitment to Accept Negotiable Obligations.

         (a)  Each Purchaser agrees that if Supercanal Holding issues
Negotiable Obligations (as defined below) at any time after the date hereof, and the Issuers request the Purchasers to accept such Negotiable Obligations as payment for the Notes and the Advances, they will accept, as payment in full of the Obligations, Negotiable Obligations with an aggregate principal amount not less than the sum of outstanding principal amount of the Notes, all accrued and unpaid interest thereon and all other amounts payable hereunder by the Issuers hereunder and under the other Purchase Documents; provided, that (i) no Default or Event of Default has occurred and is continuing, (ii) at the time of payment, the issuer of the Negotiable Obligations shall not be, and shall not at any time have been, in default under the terms and conditions of any such Negotiable Obligations, and (iii) the Administrative Agent shall have received such legal opinions of counsel satisfactory to the Administrative Agent and the Purchasers covering such matters relating to the issuance, validity, enforceability of the Negotiable Obligations, and the security therefor and such other matters as the Administrative Agent and the Purchasers shall require.

         (b) The term "Negotiable Obligations" shall mean bonds constituting obligaciones negociables under Argentine Law issued by Supercanal Holding after the date hereof in the international and Argentine capital markets, which are
(i) issued in compliance with Articles 36 and 36 bis of Argentine Law 23,576, as amended, (ii) issued upon the same economic terms and conditions as the Notes, and such other terms and conditions customarily included in similar transactions, (iii) are (as to the Negotiable Obligations to be transferred to the Purchasers) secured to the same extent as, the Notes and the other Obligations hereunder, (iv) afford the Purchasers the same rights and remedies provided by the Purchase Documents, and (v) otherwise in form and substance satisfactory to the Administrative Agent and the Required Purchasers, all as determined in the discretion of the Administrative Agent and the Required Purchasers.


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         Section 14.    Miscellaneous.

         14.1 Payment of Expenses, etc. The Issuers shall: (i) whether or not the transactions herein contemplated are consummated, pay, from time to time upon request, all reasonable out-of-pocket costs and expenses of (w) the Administrative Agent and the Collateral Agent (including, without limitation, the reasonable costs and expenses of the arrangement of the issue and sale of the Notes, the reasonable fees and disbursements of White & Case (as special U.S. counsel to the Administrative Agent) and Bruchou, Fernandez Madero & Lombardi (as Argentine counsel to the Administrative Agent) and reasonable printing, document production and delivery, communication, travel and due diligence costs) and the Registrar incurred in connection with the preparation, review, negotiation, translation, execution and delivery of this Agreement and the other Purchase Documents and the documents and instruments prepared in connection herewith or in anticipation hereof and any amendment, waiver or consent relating hereto or thereto, (x) the Administrative Agent, the Collateral Agent, the Registrar and each of the Purchasers in connection with the enforcement of the Notes, this Agreement and the other Purchase Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent, the Collateral Agent, the Registrar and each of the Purchasers), (y) the Administrative Agent in connection with the sale by it of any Dollar Denominated Securities as contemplated in Section 4.4(a), and (z) each of the Purchasers in connection with any due diligence conducted by any of them in connection with the transactions contemplated hereby; (ii) pay and hold the Registrar and each of the Purchasers harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save and hold the Registrar and each of the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Registrar or such Purchaser) to pay such taxes; and (iii) indemnify the Administrative Agent, the Collateral Agent, the Registrar and each Purchaser, and their respective officers, directors, employees, representatives and agents (each an "indemnified person") from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the indemnified person is a party thereto) related to the entering into and/or performance of the Notes, this Agreement or any other Purchase Document or the use of the proceeds of any Advances hereunder or the consummation of any transactions contemplated herein or in any other Purchase Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

         14.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Administrative Agent and the Collateral Agent and each Purchaser is hereby authorized, to the extent permitted by Law, at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Issuer or to any other Person, any



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such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Purchaser (including without limitation by branches and agencies of such Purchaser wherever located) to or for the credit or the account of the Issuer against and on account of the Obligations and liabilities of the Issuer to such Purchaser or the Administrative Agent or the Collateral Agent under this Agreement or under any of the other Purchase Documents, including, without limitation, all interests in Obligations purchased by such Purchaser pursuant to Section 14.7(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Purchase Document, irrespective of whether or not such Purchaser or the Administrative Agent or the Collateral Agent shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         14.3 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, sent by facsimile, cabled or delivered: if to any or all of the Issuers, to Supercanal Holding at its address specified opposite its signature below; if to any Purchaser, to its Funding Office specified opposite its name on Schedule II; if to the Administrative Agent, to it at its Notice Office; if to the Collateral Agent or to the Arranger, to it at 135 East 57th Street, New York, New York 10022; if to the Registrar, at the Registrar's Office; or, as to any such party, to such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) three days after deposit in the mails, when mailed, (ii) when delivered to any nationally-recognized telegraph company, cable company or overnight courier, when sent by telegraph, cable or overnight courier, and (iii) when sent, when sent by telex or facsimile, except that notices and communications to the Administrative Agent and the Collateral Agent shall not be effective until actually received by the Administrative Agent or the Collateral Agent, as the case may be.

         14.4 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that none of the Issuers may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Purchasers.

         14.5 Registration of Notes; Transfer and Exchange; Transfer
Restrictions.

         (a) The Notes shall be issued in registered non-endorseable form only. Supercanal Holding shall cause to be kept at the Registrar Office and at its offices in Argentina a register in which, subject to such reasonable regulations as it may prescribe, Supercanal Holding shall provide for the registration of the Notes and transfers or exchanges of the Notes as herein provided and for the recording of the Advances and Commitments of each Purchaser, as the same may be adjusted pursuant to an Assignment and Acceptance. The name and address of each holder of one or more Notes, each transfer thereof and of the Advances and Commitments in respect thereof, and the name and address of each transferee of one or more Notes and of the Advances and Commitments in respect thereof shall be registered in such register. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the


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Company, evidencing the same obligations, and entitled to the same benefit under this Agreement, as the Notes surrendered for such registration of transfer or exchange.

         (b)  On or prior to the earlier to occur of (i) the Availability
Expiry Date, and (ii) the date on which the Total Commitment is funded hereunder, any transfer of a Note shall represent a transfer of a uniform, and not varying, percentage of the transferor's Advances made under such Note and of such transferor's Commitment hereunder. After the earlier to occur of (i) the Availability Expiry Date, and (ii) the date on which the Total Commitment is funded hereunder, any transfer of a Note shall represent a transfer of the aggregate principal amount of the Advances thereunder.

         (c) A Purchaser may transfer its Note and its rights and obligations thereunder only by complying with the terms of this Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a holder only upon, final acceptance and registration of the transfer by the Registrar in the register. Prior to the registration of any transfer of Notes by a holder as provided herein, the Issuers, the Registrar and the Administrative Agent may treat the Person in whose name the Notes are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. When Notes are presented to the Registrar with a request to register the transfer or to exchange them, the Registrar shall register the transfer or make the exchange in accordance with the provisions hereof. No Purchaser shall grant a participation under which the participant shall have rights to approve any amendment to or waiver of any provision of this Agreement, any Note or any other Purchase Documents except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Advance or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon, or (ii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in such Security Documents) supporting the Advances and Notes in which such participant is participating.

         (d) When Notes are presented to the Registrar with a request from the holder of such Notes to register the transfer or to exchange them, the Registrar shall register the transfer or make the exchange as requested and provide the transferor and the transferee with a written confirmation thereof within three Business Days of such transfer or exchange; provided that (i) every Note presented and surrendered for registration of transfer or exchange shall be accompanied by an Assignment and Acceptance duly executed by the holder thereof or the holder's attorneys duly authorized in writing pursuant to which the holder shall have assigned a uniform, and not varying, percentage of its rights and obligations under such Note and hereunder, (ii) the transferor and transferee of such Notes shall have complied with their respective obligations under Sections 14.5(g), (h), (i) and (j), and (iii) if such transfer or exchange is made prior to the Availability Expiry Date, the Administrative Agent shall have provided its consent.

         (e) Upon presentment of any Note for transfer in accordance with the provisions of Section 14.5(d) above, the Issuers shall execute and deliver, at the Issuers' expense, one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the principal amount of the surrendered Note. Each such new Note shall be in such principal amount and be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note



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


shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Notes shall not be issued or transferred in denominations of less than U.S.$1,000,000; provided, that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be issued in a denomination of less than U.S.$1,000,000.

         (f) If any Purchaser transfers all or a part of its Notes and its rights and obligations hereunder to any other Person pursuant to the provisions hereof, the transferor Purchaser shall be relieved of its obligations hereunder with respect to the transferred Notes, Advances or Commitment, as the case may be, and the transferee shall be a party hereto and, to the extent that Notes, Advances and Commitments and such other rights and obligations hereunder have been transferred, shall acquire such Notes, Advances, Commitments and other rights and obligations of a Purchaser hereunder and under the other Purchase Documents, and this Agreement shall be deemed to be amended to the extent necessary to reflect the transfer and assignment of such rights and obligations and the addition of such transferee, and any reference to the transferring Purchaser in this Agreement, the other Purchase Documents or the Note of such Purchaser shall thereafter refer to such Purchaser and to such transferee to the extent of their respective interests.

         (g) The following provisions shall apply with respect to the registration of any proposed transfer of Notes to any institutional "accredited investor" which is not a QIB (excluding non-U.S. Persons, as such term is defined in Regulation S under the Securities Act): the Registrar shall register the transfer of any Note if (i) the proposed transferee has delivered to the Registrar and the Administrative Agent a certificate to the effect that at least two years have elapsed since the later of (x) the original issue date of such Notes, and (y) the last date on which any Issuer or any affiliate of any Issuer was the owner of such Notes, or (ii) the proposed transferee has delivered to the Registrar and the Administrative Agent a certificate substantially in the form of Exhibit J hereto.

         (h) The following provisions shall apply with respect to the registration of any proposed transfer of Notes to a QIB (excluding non-U.S. Persons, as such term is defined in Regulation S under the Securities Act): the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Assignment and Acceptance stating, or has otherwise advised the Issuers, the Registrar and the Administrative Agent in writing that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed a certification stating, or has otherwise represented to the Issuers, the Registrar and the Administrative Agent in writing, that it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its



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foregoing representations in order to claim the exemption from registration provided by Rule 144A.

         (i) The following provisions shall apply to the registration of any proposed transfer of Notes to a Non-U.S. Person outside the United States (in each case within the meaning of Regulation S under the Securities Act): the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Assignment and Acceptance stating, or has otherwise advised the Issuers, the Registrar and the Administrative Agent in writing, that the sale has been made in compliance with Regulation S to a transferee who has signed the certification provided for on the applicable Assignment and Acceptance, or has otherwise advised the Issuers, the Registrar and the Administrative Agent in writing that it is a non-U.S. Person (within the meaning of Regulation S under the Securities
Act) and that the sale has been made in compliance with the provisions of Regulation S.

         (j) By its acceptance of any Notes, each holder of such Notes acknowledges the restrictions on transfer of such Notes set forth therein and in this Agreement and agrees that it will transfer such Notes only as provided in this Agreement. The Registrar shall not register a transfer of any Notes unless such transfer complies with the restrictions on transfer of such Notes set forth in this Agreement.

         (k) Upon receipt by the Registrar and Supercanal Holding of evidence reasonably satisfactory to each of them of the ownership of and the loss, theft, destruction or mutilation of any Note, and

              (x) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to each of them; or

              (y) in the case of mutilation, upon surrender and cancellation thereof;

the Issuers, at their expense, shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Notes or dated the date of such lost, stolen, destroyed or mutilated Notes if no interest shall have been paid thereon.

         (l) The Registrar and the Administrative Agent shall retain copies of all letters, notices and other written communications received pursuant to this
Section 14.5. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar and the Administrative Agent.

         (m) The Registrar agrees to notify Supercanal Holding from time to time upon the registration of the transfer of any Note, Advance or Commitment pursuant to such procedures as the Registrar and Supercanal Holding shall agree. In the event of any conflict between any transfers or other particulars noted in the register maintained by the Registrar and the register


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


maintained by Supercanal Holding, the transfers and particulars noted in the register maintained by the Registrar shall prevail.

         (n) The Registrar will promptly notify the Administrative Agent upon the registration of any transfer or exchange of Notes or any Commitments and Advances in respect thereof.

         (o) To permit registrations of transfers and exchanges, the Company shall make available to the Registrar a sufficient number of duly executed Notes to effect such registrations of transfers and exchanges. Such Notes shall be prepared with the date, the payee and the principal amount in blank. The Registrar is authorized and directed to prepare the appropriate Notes to be delivered upon any registration of transfer or exchange and, in connection therewith, to fill in the appropriate date, payee and principal amount, all as contemplated hereunder and in the applicable Assignment and Acceptance.

         (p) The Issuers hereby appoint the Registrar to act as agent of the Issuers as set forth in this Agreement. The Registrar hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth, by all of which the Issuers and the Purchasers shall be bound. The Registrar shall not have any obligation towards or relationship of agency or trust for the Purchasers, except as provided in this
Section 14.5. The Registrar shall not by any act hereunder be deemed to make any representations as to the validity or authorization of the Notes. The Registrar shall not be accountable for the use or application by the Issuers of the proceeds from the issuance of any Note. The Registrar shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in good faith in the belief that any Notes or any other documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of the Issuers to comply with any of their covenants and obligations contained in this Agreement or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct. The Registrar is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the President, any Vice President or the Secretary or Treasurer of Supercanal Holding and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested) and the Registrar shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer; however, in its discretion, the Registrar may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable. The Registrar shall not be liable for any action taken with respect to any matter in the event it requests instructions from Supercanal Holding as to that matter and does not receive such instructions within a reasonable period of time after the request therefor.

         (q) The Registrar may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Registrar shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Registrar shall not be under any obligation or duty to institute, appear in



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



or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Registrar to take such action as the Registrar may consider proper, whether with or without such indemnity. The Registrar shall promptly notify Supercanal Holding in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

         (r) The Registrar may rely and shall be fully protected in acting or refraining from acting upon any certificate, notice, instruction, Note, document or other writing believed by it to be genuine and to have been signed or presented by the proper Person. The Registrar need not investigate any fact or matter stated in any such certificate, notice, instruction, Note, document or other writing. The Registrar shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (s) The Issuers will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as are consistent with this Agreement and as may reasonably be required by the Registrar in order to enable it to carry out or perform its duties under this Agreement.

         (t) The Registrar shall act solely as agent of the Issuers hereunder. The Registrar shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Registrar, whose duties and obligations shall be determined solely by the express provisions hereof.

         (u) The Registrar may at any time consult with legal counsel acceptable to it (who may be legal counsel for the Issuers), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Registrar and the Registrar shall incur no liability or responsibility to the Issuers or to any holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

         (v) The Registrar and any stockholder, director, officer or employee of the Registrar may buy, sell or deal in any of the Notes or other securities of the Issuers or become pecuniarily interested in transactions in which the Issuers may be interested, or contract with or lend money to any of the Issuers or otherwise act as fully and freely as though it were not the Registrar under this Agreement. Nothing herein shall preclude the Registrar from acting in any other capacity for the Issuers or for any other legal entity.

         (w) Except as otherwise provided in this Section 14.5, no resignation or removal of the Registrar and no appointment of a successor registrar shall become effective until the acceptance of appointment by the successor registrar provided herein. The Registrar may resign from its position as such and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Registrar's own gross negligence or willful misconduct), after giving one month's prior written notice to the Issuers. The Issuers may remove the Registrar upon one month's prior written notice specifying the date when such discharge shall take effect, and the Registrar shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Registrar or the Issuers shall


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

cause to be mailed (by first-class mail, postage prepaid) to each holder of a Note a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Issuers shall appoint in writing a new registrar. If the Issuers shall fail to make such appointment within a period of 30 calendar days after it has been notified in writing of such resignation by the resigning Registrar or after such removal, then the resigning Registrar or the holder of any Note, at the Issuers' expense, may apply to any court of competent jurisdiction for the appointment of a new registrar. Any new registrar, whether appointed by the Issuers or by such a court, shall be a bank or trust company doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than US$50,000,000. The combined capital and surplus of any such new registrar shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such registrar prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new registrar, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Registrar, without any further assurance, conveyance, act or deed; however, the original Registrar, upon payment of its fees and expenses, shall in all events deliver and transfer to the successor Registrar all property, if any, at the time held hereunder by the original Registrar and if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Issuers and shall be legally and validly executed and delivered by the resigning or removed Registrar. Not later than the effective date of any such appointment, the Issuers shall file a notice thereof with the resigning or removed Registrar and shall forthwith cause a copy of such notice to be mailed to each holder of a Note. Failure to give any notice provided for in this Section 14.5, however, or any defect therein, shall not affect the legality or validity of the resignation of the Registrar or the appointment of a new registrar, as the case may be.

         (x) Any corporation into which the Registrar or any successor registrar may be merged or converted, or any corporation resulting from any consolidation to which the Registrar or any successor Registrar shall be a party, and any corporation which acquires substantially all of the corporate trust business of the Registrar, shall be a successor Registrar under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Registrar under this Section
14.5. Any such successor Registrar shall promptly cause notice of its succession as Registrar to be mailed (by first-class mail, postage prepaid) to each holder of a Note.

         14.6 Joinder. Upon the execution and delivery of a Joinder Agreement pursuant to the provisions hereof, the Person executing and delivering such Joinder Agreement shall be an Issuer hereunder and under the other Purchase Documents as provided therein.

         14.7 Payments Pro Rata.

         (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Issuers in respect of any Obligations of the Issuers hereunder, it

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

shall distribute such payment to the Purchasers pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

         (b) Each of the Purchasers agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Purchase Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Notes or any Advances thereunder or any Fee, of a sum which with respect to the related sum or sums received by other Purchasers is in a greater proportion than the total amount of such Obligation then owed and due to such Purchaser bears to the total amount of such Obligation then owed and due to all the Purchasers immediately prior to such receipt, then such Purchaser receiving such excess payment shall purchase for cash without recourse or warranty from the other Purchasers an interest in the Obligations of the Issuers to such Purchasers in such amount as shall result in a proportional participation by all the Purchasers in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         14.8 Calculations; Exclusion of Certain Persons; Computations.

         (a) The financial statements to be furnished to the Purchasers pursuant hereto shall be made and prepared in accordance with U.S. or Argentine GAAP, as applicable (except as set forth in the notes thereto or as otherwise disclosed in writing by the Issuers to the Purchasers); provided that such financial statements shall also be accompanied by convenience translations pursuant to which all Peso amounts will be converted into Dollars both (i) using the Noon Buying Rate as in effect on the last day of the respective fiscal quarter or year of the Borrower, as the case may be, and (ii) on the basis provided in Section 14.8(b)(i). All financial statements and other reports and certificates delivered pursuant to this Agreement shall be in English.

         (b)  Notwithstanding anything to the contrary contained in clause
(a) of this Section 14.8, (i) all calculations used in determining Excess Cash Flow and compliance with Sections 8.7 through 8.13, inclusive, shall convert all Peso amounts into Dollars using the average rate of exchange during the relevant fiscal period based on the rates in effect in Argentina on each Business Day during such fiscal period, provided that in determining the Indebtedness-Annualized EBITDA Ratio and the Senior Indebtedness-Annualized EBITDA Ratio for such fiscal period the numerator thereof shall be calculated by converting all Peso amounts into Dollars using the Noon Buying Rate as in effect on the last day of the relevant fiscal period, (ii) for purposes of determining compliance with any incurrence tests set forth in Sections 8.1 through 8.6 and 8.17, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the Noon Buying Rate as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein for any fiscal period, and (iii) except as otherwise specifically provided herein, all computations determining compliance with Sections 8.7 through 8.13, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements heretofore delivered to the Purchasers.

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


         (c) Notwithstanding anything contained in this Agreement or in any other Purchase Document to the contrary, no Excluded Subsidiary shall be subject to, or be limited or restricted by, or shall be considered a Subsidiary of any Issuer for the purposes of, or be included in any calculations of the ratios in, the determination of Excess Cash Flow or the covenants contained in Sections 8.7 through 8.13, including for purposes of calculating the assets, liabilities or Subscribers of any Issuer. For purposes hereof, the term "Excluded Subsidiary" shall mean (i) TDH, (ii) Procono S.A., and (iii) Supercanal Bolivia and Integra Cable S.A.; provided, if the assets, liabilities and results of operations of Supercanal Bolivia or Integra Cable S.A. are included in the consolidated financial statements of Supercanal Holding provided to the Administrative Agent pursuant to Section 7.1, such company shall not be an Excluded Subsidiary during the period covered by such financial statements.

         (d) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

         14.9 Governing Law; Submission to Jurisdiction; Venue.

         (a) This Agreement and the other Purchase Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York, except as is otherwise specifically provided in such Purchase Document. Any legal action or proceeding with respect to this Agreement or any other Purchase Document may be brought in the courts of the State of New York sitting in the City and the County of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Issuers hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each of the Issuers hereby irrevocably designates, appoints and empowers the Process Agent, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each of the Issuers agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent. Each of the Issuers further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Issuers at the address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent, the Collateral Agent, any Purchaser or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuers in any other jurisdiction.

         (b) To the extent permitted by Law, each of the Issuers hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Purchase Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) Each of the Issuers agrees, to the extent permitted by applicable law, that in any legal action or proceeding arising out of or in connection with this Agreement or any other Purchase Document (the "Proceedings") anywhere (whether for an injunction, specific performance, damages or otherwise), no immunity (to the extent that it may at any time exist) from those Proceedings, from attachment (whether in aid of execution, before judgment or otherwise), or from judgment shall be claimed by it or on its behalf or with respect to its assets. Each of the Issuers agrees, to the extent permitted by applicable law, that it is and its assets are, and shall be, subject to such Proceedings, attachment or execution in respect of its obligations under this Agreement and each other Purchase Document to which it is party.

         14.10 Obligation to Make Payments in Dollars. The obligation of the Issuers to make payment in Dollars of the principal of and interest on the Notes and any other amounts due hereunder or under any other Purchase Document to the Payment Office of the Administrative Agent as provided in
Section 4.4 shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent at its Payment Office on behalf of the Purchasers or holders of the Notes of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and all other amounts due hereunder or under any other Purchase Document. The obligation of the Issuers to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due under any other Purchase Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Purchase Document. The Issuers assume and will be liable in respect of any future circumstance (including acts of God or force majeure) which may affect the exchange market or mechanism available for the purchase of Dollars in such a way as to hinder or make more onerous obtaining the Dollars owed hereunder and under the Notes and agree to provide the Administrative Agent with Dollar Denominated Securities as contemplated herein or take any other similar or other actions permitted by applicable law to enable the Issuers to make full payment, in Dollars, of the Obligations in accordance with the provisions of this Agreement and the Notes. The Issuers waive the right to invoke any defense of payment impossibility (including any defense under Section 1198 of the Argentine Civil Code).

         14.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         14.12 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the parties hereto shall have duly executed and delivered a copy hereof (whether the same or different copies).

         14.13 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         14.14 Amendment or Waiver. Neither this Agreement nor any other Purchase Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Purchasers and the Administrative Agent; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each Purchaser, (i) extend the final maturity of any Advance or Note, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Purchaser over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Purchaser), (ii) release substantially all of the Collateral except as shall be otherwise provided in any Purchase Document, (iii) amend, modify or waive any provision of this Section 14.14 or Sections 2.1, 2.2, 2.3, 10.9, 13, 14.1, 14.2, 14.4, 14.5, 14.7, 14.8(b),
(iv) reduce the percentage specified in the definition of Required Purchasers or (v) consent to the assignment or transfer by any of the Issuers of any of its rights and obligations under this Agreement.

         14.15 Obligations Joint and Several. The obligations of the Issuers hereunder and under the Notes are joint and several.

         14.16 Authorization. Each Issuer hereby authorizes, and grants a power of attorney to, each other Issuer to execute and deliver for and on its behalf Notices of Funding, Notes and any other Purchase Documents which purport to be executed and delivered for and on behalf of such Issuer.

         14.17 Survival. All indemnities set forth herein, including, without limitation, in Sections 2.6, 2.7, 4.5, 10.9 and 14.1, shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Advances.

         14.18 Domicile of Advances. Each Purchaser may transfer and thereafter carry its Advances at, to or for the account of any office, Subsidiary or Affiliate of such Purchaser; provided, however, that to the extent a transfer of Advances pursuant to this Section 14.18 would, at the time of such transfer, result in increased costs or taxes under Section 2.6 or 4.5 hereof from those being charged by the respective Purchaser prior to such transfer, then the Issuers shall not be obligated to pay such increased costs or taxes (although the Issuers shall be obligated to pay any other increased costs or taxes of the type described above resulting from changes after the date of the respective transfer).

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


         14.19 Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Arranger and each Purchaser agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Issuers pursuant to this Agreement or the other Purchase Documents, and no such party shall use any such information for any purpose or in any manner other than in connection with the transactions contemplated in this Agreement; except to the extent such information was or becomes available on a non-confidential basis from a source other than the Issuers; provided further, however, that any Purchaser may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Purchaser is subject or in connection with an examination of such Purchaser by any such authority;
(B) pursuant to subpoena or other judicial or administrative process; (C) when required to do so in accordance with the provisions of any applicable Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Purchaser or its Affiliates may be party, (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Purchase Document, (F) to such Purchaser's independent auditors and other professional advisors, and (G) with the permission of Supercanal Holding. Notwithstanding the foregoing, and without limiting the generality of the foregoing, the Issuers authorize each Purchaser to disclose to any transferee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Purchaser's possession concerning the Issuers which has been delivered to the Administrative Agent, or the Collateral Agent or the Purchasers pursuant to this Agreement or in connection with the transactions contemplated hereby; provided that any such Transferee shall agree to be bound to keep such information confidential to the same extent required of the Purchasers hereunder.

         14.20 Base Rate Advances During Interim Period. Notwithstanding anything contained in this Agreement to the contrary, the parties agree that during the Interim Period (as defined below) the Advances made on the Initial Funding Date shall bear interest at a rate per annum equal to the Base Rate in effect from time to time, plus 3.00%. For purposes hereof, the term "Interim Period" shall mean the period commencing on the Initial Funding Date and ending on the earlier to occur of (i) November 30, 1997, and (ii) the date (the "LIBOR Commencement Date") specified in a written notice from the Administrative Agent to the Issuers and the Purchasers, which notice shall
(a) be given not less than two Business Days prior to the LIBOR Commencement Date, (b) specify that Advances made on the Initial Funding Date shall bear interest from and after the LIBOR Commencement Date on the basis of LIBOR as provided in Section 2.5 hereof, and (c) specify LIBOR for the ensuing Interest Period, which Interest Period shall commence on the LIBOR Commencement Date and end on January 7, 1998. All accrued interest in respect of the Interim Period shall be payable on the last Business Day of the Interim Period.

         14.21 Waiver of Security, Performance Bond, etc. To the extent that any of the Issuers may be entitled to the benefit of any provision of Law requiring the Administrative Agent, the Collateral Agent or any Purchaser in any suit, action or proceeding brought in a court of Argentina or other jurisdiction arising out of or in connection with this Agreement, the Notes, any of the other Purchase Documents or any of the transactions contemplated hereby or thereby, to post security for litigation costs or otherwise post a performance bond or guaranty (cautio judicatum solvi or excepcion de arraigo), or to take any similar action, each of the Issuers hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the Laws of Argentina or any such other jurisdiction.

         14.22     Interest Reserve Account Payments, Security Interest, etc.

         (a) On the last Business Day of each calendar month, the Issuers shall pay to the Collateral Agent for deposit in the Interest Reserve Account an amount equal to the amount of interest that will have accrued during such calendar month in respect of the Advances, as set forth in a written notice from the Collateral Agent to Supercanal Holding dated not later than the date five Business Days prior to the last Business Day of such calendar month.

         (b) On or before 12:00 noon (New York time) on each Interest Payment Date, the Collateral Agent shall transfer monies from the Interest Reserve Account to the Administrative Agent (or as the Administrative Agent shall designate), for the account of the Purchasers entitled thereto, to be applied to the payment of accrued interest. All amounts from time to time on deposit in the Interest Reserve Account shall constitute collateral for the payment of the Advances and shall not constitute any payment of any Obligation until applied as provided above. To the extent that any amounts so transferred from the Interest Reserve Account to the Administrative Agent on any Interest Payment Date are not sufficient to pay all accrued interest due on such date, the Issuers shall pay to the Administrative Agent on such date an amount equal to all remaining accrued interest due on such date.

         (c) As security for the prompt and complete payment and performance when due of all of the Obligations, each of the Issuers does hereby grant, bargain, assign, transfer, sell, deliver and convey unto the Collateral Agent, its successors and assigns, and does hereby grant to the Collateral Agent for the benefit of the Purchasers, a continuing security interest in, and first Lien on, all of the Issuers' respective right, title and interest in, to and under the Interest Reserve Account (including any and all investment accounts established by the Collateral Agent to hold investments of funds deposited in the Interest Reserve Account), and all monies, securities, revenues, receipts, proceeds and other sums from time to time deposited or required to be deposited in the Interest Reserve Account (or any such investment accounts). The security interest of the Collateral Agent under this Agreement extends to all interest, monies, securities and instruments deposited or required to be deposited in the Interest Reserve Account (or any such investment accounts) at any time during the continuation of this Agreement.

         (d) All funds held by the Collateral Agent in the Interest Reserve Account shall be invested and reinvested in cash and Cash Equivalents. All revenues, receipts, monies, proceeds and other sums derived in any manner from any amounts held in the Interest Reserve Account shall be held and applied in accordance with this Section 14.19.

         (e) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall hold and apply the amounts held in the Interest Reserve Account, in accordance with Section 10.4 of the Credit Agreement.

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



         14.23 WAIVER OF JURY TRIAL. EACH OF THE PURCHASERS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE ISSUERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASERS, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT TO ENTER INTO THIS AGREEMENT.


                           [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                       ISSUERS:


c/o Estudio Vila                       SUPERCANAL HOLDING S.A.
Espejo 333-Dpts. 5/6
5500, Mendoza, Argentina
Attn: Dr. Alberto Luis Vila            By:______________________________
Telephone/Facsimile: (54-61) 25-            Daniel Eduardo Vila
3229/4202/4879/3859                           President


                                       SUPERCANAL S.A.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              President


                                       MIRROR HOLDING S.R.L.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              Manager


                                       T.V. CABLE LA RIOJA S.A.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              President


                                       CABLE TELEVISORA COLOR
                                         MERCEDES S.R.L.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              Manager

                                       INTEGRA CABLE S.A. f/k/a Integra
                                         Cable S.R.L.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              President


                                       HORIZONTE S.R.L.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              Manager


                                       T.V. CABLE CATAMARCA S.A.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              President


                                       ACV CABLE VISION S.R.L.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              Manager


                                       NUEVA VISION SATELITAL S.R.L.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              Manager

                                       MONTEROS TELEVISORA COLOR S.R.L.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              Manager


                                       A-T SAT S.R.L.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              Manager


                                       TRINIDAD TELEVISION S.A.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              President


                                       RAWSON CABLE S.A.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              President


                                       TELEVISORA DEL OESTE S.A.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              President


                                       CABLE TELEVISORA COLOR S.R.L.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              Manager

                                       PEHUENCHE CABLE TELEVISORA
                                         COLOR S.R.L.

                                       By:______________________________
                                            Daniel Eduardo Vila
                                              Manager


                                       FACUNDO S.A.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              President


                                       ATELCO S.A.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              President


                                       INVERSORA ATELCO COMODORO S.A.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              President


                                       ANTENA TELEVISION COMUNITARIA S.A.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              President

                                       INVERSORA ANTENA COMUNITARIA TRELEW S.A.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              President


                                       SUCANAL S.R.L.


                                       By:______________________________
                                            Daniel Eduardo Vila
                                              Manager


                                       ACONQUIJA TELEVISORA SATELITAL S.R.L.


                                       By:______________________________
                                            Alfredo Luis Vila
                                              Manager


                                       SUPERCANAL BOLIVIA S.A.


                                       By:______________________________
                                            Alfredo Luis Vila
                                              President


                                       ARRANGER

                                       ING BARING (U.S.) SECURITIES, INC.


                                       By:______________________________

                                          Name:_________________________

                                          Title:________________________

                                       ADMINISTRATIVE AGENT AND
                                         COLLATERAL AGENT

135 East 57th Street                   ING BARING (U.S.) CAPITAL CORPORATION
New York, New York 10022
Attn:  Patricia Lorenzana
Telephone: (212) 446-1500
Facsimile: (212) 593-0566              By:______________________________

                                          Name:_________________________

                                          Title:________________________


                                       AGENT OF COLLATERAL AGENT

                                       ING BANK N.V., ARGENTINA BRANCH


                                       By:______________________________

                                          Name:_________________________

                                          Title:________________________


                                       REGISTRAR

                                       THE BANK OF NEW YORK


                                       By:______________________________

                                          Name:_________________________

                                          Title:________________________



                                       PURCHASERS

                                       BZW SECURITIES LIMITED


                                       By:_______________________________

                                           Name:_________________________

                                           Title:________________________

                                       ING BANK N.V., LONDON BRANCH


                                       By:_______________________________

                                           Name:_________________________

                                           Title:________________________



                                       By:______________________________

                                          Name:_________________________

                                          Title:________________________




                                       LEHMAN COMMERCIAL PAPER INC.


                                       By:_______________________________

                                           Name:_________________________

                                           Title:________________________




                                       CREDIT LYONNAIS SECURITIES (USA) INC.


                                       By:______________________________

                                          Name:_________________________

                                          Title:________________________